Exhibit 10.2

CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]”, HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), entered into as of September 23, 2022, among GLOBAL ATLANTIC FINANCIAL LIMITED, , an exempted company incorporated and existing under the laws of Bermuda (“Holdings”), GLOBAL ATLANTIC (FIN) COMPANY, a Delaware corporation and a wholly-owned subsidiary of Holdings (the “Borrower”), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS:

A.         Holdings, the Borrower, the Lenders party thereto, the Administrative Agent and the other agents and arrangers party thereto are parties to that certain Credit Agreement, dated as of August 4, 2021 (as amended, supplemented, modified or waived from time to time, the “Credit Agreement”).  Each capitalized term used but not defined herein has the meaning assigned to such term in the Credit Agreement.

B.            The Borrower has requested that certain provisions of the Credit Agreement be amended as hereinafter set forth.  Subject to conditions contained herein, each Lender is willing to agree to such amendments to the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendment.  Effective as of the Amendment Effective Date, (i) the Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the blackline attached as Exhibit A hereto and (ii) Exhibits C-1 (Form of Loan Notice), C-3 (Form of Conversion/Continuation Notice) and J (Form of Prepayment Notice) to the Credit Agreement are hereby amended and restated in their entirety as set forth in Exhibit B hereto.

SECTION 2.   Representations and Warranties.Each Credit Party represents and warrants to the Administrative Agent and the Lenders on behalf of itself and its Subsidiaries that after giving effect to this Amendment, on the Amendment Effective Date the following statements are true and correct:

(a)           the execution, delivery and performance by such Credit Party of this Amendment, and the consummation of the transactions contemplated hereby, (i) are within such Credit Party’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action on the part of such Credit Party, (iii) require no consent or approval of or action by or in respect of, or registration or filing with, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (iv) do not contravene the Organization Documents of such Credit Party, (v) do not result in any breach, violation or contravention of, or result in or require the creation of any Lien under, any Material Indebtedness to which such Credit Party or any of its Restricted Subsidiaries is a party; or (vi) violate any Requirement of Law or any order, injunction, writ or decree of any Governmental

Authority to which such Credit Party or any of its Restricted Subsidiaries or its property is subject, except to the extent that such violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b)         this Amendment has been duly executed and delivered by such Credit Party and is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principals relating to enforceability;

(c)          all of the representations and warranties contained in the Credit Agreement (other than the representations and warranties contained in Sections 5.05 and 5.11 of the Credit Agreement) or in any Loan Document are true and correct in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(d)           no Default or Event of Default has occurred and is continuing on the Amendment Effective Date.

SECTION 3.         Conditions to Effectiveness of this Amendment.  This Amendment shall become effective on the date that the following shall have occurred (such date, the “Amendment Effective Date”), the Administrative Agent shall have received counterparts of this Amendment executed by Holdings, the Borrower, each Lender party to the Credit Agreement and the Administrative Agent.

SECTION 4.          Existing LIBOR Rate Loans.

(a)          Notwithstanding anything herein or in Exhibit A hereto to the contrary, any LIBOR Rate Loan outstanding as of the Amendment Effective Date (an “Existing LIBOR Rate Loan”) shall remain a Loan which pays interest with reference to the LIBOR Rate (without giving effect to the changes to the Credit Agreement made by this Amendment) until the end of the applicable Interest Period (such date, the “Conversion Date”). Any Existing LIBOR Rate Loan shall automatically convert to a SOFR Loan in the amount of such Existing LIBOR Rate Loan and with an Interest Period having the Available Tenor with the nearest length to such existing Interest Period on the last day of the Interest Period applicable to such Loan.

(b)      Pursuant to Section 2.04(a) of the Credit Agreement, at least three (3) Business Days prior to the Conversion Date, the Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent.

SECTION 5.          Acknowledgment and Consent.  Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendments set forth herein.  Each Credit Party hereby confirms that each Loan Document to which it is a party and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Obligations under each of the Loan Documents to which it is a party.  Each Credit Party acknowledges and agrees that each of the Loan Documents to which it is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

SECTION 6.           Miscellaneous.

(a)          On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Amendment. This Amendment shall be deemed to be a Loan Document for all purposes.

(b)          Except as specifically amended or waived by this Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

(c)          The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents, except as specifically provided herein.

(d)          The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

(e)          This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

(f)           Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent, provided that, the Administrative Agent hereby agrees to accept, and hereby consents to the use of, electronic signatures to this Amendment from all parties hereto.

(g)           If any provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of this Amendment shall remain in full force and effect in such jurisdiction and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

(h)          This Amendment shall be construed in accordance with and governed by the law of the State of New York.

(i)           This Amendment, together with the Credit Agreement and the other Loan Documents, embodies the entire agreement and understanding among the parties with respect to the subject matter hereof and thereof and supersedes all other prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

(j)            The provisions of Section 1.02 (Other Interpretative Provisions) of the Credit Agreement are incorporated herein mutatis mutandis.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.

GLOBAL ATLANTIC FINANCIAL LIMITED, as Holdings and a Guarantor

By:	/s/ Kim Lee
Name: Kim Lee
Title: Chief Financial Officer

GLOBAL ATLANTIC (FIN) COMPANY, as
Borrower

By:	/s/ Kim Lee
Name: Kim Lee
Title: Chief Financial Officer

[Signature page to Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as Lender

By:		/s/ William R. Goley
	Name:	William R. Goley
	Title:	Managing Director

[Signature page to Amendment]

Royal Bank of Canada,
as Lender

By:		/s/ Tim Stephens
	Name:	Tim Stephens
	Title:	Authorized Signatory

[Signature page to Amendment]

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:		/s/ Kyle Rinderle
	Name:	Kyle Rinderle
	Title:	Assistant Vice President

[Signature page to Amendment]

BANK OF MONTREAL,
as Lender

By:		/s/ Brij Grewal
	Name:	Brij Grewal
	Title:	Managing Director

[Signature page to Amendment]

JP MORGAN CHASE BANK, N.A.,
as Lender

By:		/s/ Austin Bennett
	Name:	Austin Bennett
	Title:	Vice President

[Signature page to Amendment]

KEY BANK NATIONAL ASSOCIATION,
as Lender

By:		/s/ Suzannah Valdivia
	Name:	Suzannah Valdivia
	Title:	Senior Vice President

[Signature page to Amendment]

THE BANK OF NOVA SCOTIA,
as Lender

By:		/s/ Marilena Devcic
	Name:	Marilena Devcic
	Title:	Director

[Signature page to Amendment]

BARCLAYS BANK PLC,
as Lender

By:		/s/ Koruthu Mathew
	Name:	Koruthu Mathew
	Title:	VP

[Signature page to Amendment]

Citibank, N.A.,
as Lender

By:		/s/ Justine O’Connor
	Name:	Justine O’Connor
	Title:	Managing Director & Vice President

[Signature page to Amendment]

COMMERZBANK AG New York Branch,
as Lender

By:		/s/ Michael McCarthy
	Name:	Michael McCarthy
	Title:	Managing Director

By:		/s/ John Geremia
	Name:	John Geremia
	Title:	Managing Director

[Signature page to Amendment]

CREDIT SUISSE AG, NEW YORK BRANCH,
as Lender

By:		/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Authorized Signatory

By:		/s/ Michael Dieffenbacher
	Name:	Michael Dieffenbacher
	Title:	Authorized Signatory

[Signature page to Amendment]

Goldman Sachs Lending Partners LLC,
as Lender

By:		/s/ Keshia Leday
	Name:	Keshia Leday
	Title:	Authorized Signatory

[Signature page to Amendment]

MORGAN STANLEY BANK, N.A.,
as Lender

By:		/s/ David White
	Name:	David White
	Title:	Authorized Signatory

[Signature page to Amendment]

BANK OF AMERICA, N.A.,
as Lender

By:		/s/ Chris Choi
	Name:	Chris Choi
	Title:	Managing Director

[Signature page to Amendment]

ASSOCIATED BANK, N.A.,
as Lender

By:		/s/ Daniel R. Raynor
	Name:	Daniel R. Raynor
	Title:	Senior Vice President

[Signature page to Amendment]

Exhibit A

~~Execution Version~~

EXHIBIT A TO FIRST AMENDMENT TO CREDIT AGREEMENT

CREDIT AGREEMENT

Dated as of August 4, 2021

among

GLOBAL ATLANTIC FINANCIAL LIMITED,
as Holdings,

GLOBAL ATLANTIC (FIN) COMPANY,
as Borrower,

THE GUARANTORS PARTY HERETO,
as Guarantors,

WELLS FARGO BANK, N.A.,
as Administrative Agent,

and

THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC,
RBC CAPITAL MARKETS
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

ROYAL BANK OF CANADA
and
U.S. BANK NATIONAL ASSOCIATION,

as Syndication Agents

BMO HARRIS BANK N.A.,
KEYBANK NATIONAL ASSOCIATION,
THE BANK OF NOVA SCOTIA
and
JPMORGAN CHASE BANK, N.A.,
as Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE 1
	DEFINITIONS	1
Section 1.01	Certain Defined Terms	1
Section 1.02	Other Interpretive Provisions	~~40~~39
Section 1.03	Classification of Loans	~~41~~40
Section 1.04	Accounting Principles	~~41~~40
Section 1.05	Divisions	~~42~~41
Section 1.06	Rates	~~42~~41
ARTICLE 2
	THE CREDITS	42
Section 2.01	Revolving Loans	~~43~~42
Section 2.02	Issuance of Letters of Credit	~~44~~43
Section 2.03	Pro Rata Shares	~~54~~53
Section 2.04	Conversion and Continuation of Revolving Loans	~~54~~53
Section 2.05	Notes; Loan Accounts	~~55~~53
Section 2.06	Prepayments	~~55~~54
Section 2.07	Interest	~~57~~55
Section 2.08	Fees	~~59~~57
Section 2.09	Computation of Fees and Interest	~~60~~59
Section 2.10	Payments Generally	~~60~~59
Section 2.11	Sharing of Payments by Lenders	~~62~~60
Section 2.12	Defaulting Lenders	~~63~~61
Section 2.13	Maturity Extensions of Revolving Loans	~~65~~63
Section 2.14	Provisions Relating to NAIC Approved Banks	~~68~~67
Section 2.15	Incremental Facilities	~~69~~67
ARTICLE 3
	TAXES, YIELD PROTECTION AND ILLEGALITY	69
Section 3.01	Taxes	~~70~~69
Section 3.02	Illegality	~~74~~72
Section 3.03	Increased Costs and Reduction of Return	~~74~~73
Section 3.04	Funding Losses	~~76~~74
Section 3.05	Effect of Benchmark Transition Event	~~76~~75
Section 3.06	Certificates of Lenders	~~79~~76
Section 3.07	Substitution of Lenders	~~79~~76
Section 3.08	Survival	~~79~~77
Section 3.09	Circumstances Affecting Benchmark Availability	77
ARTICLE 4
	CONDITIONS PRECEDENT	77
Section 4.01	Conditions to Effectiveness	~~79~~77
Section 4.02	Conditions to All Borrowings and Letter of Credit Issuances	~~82~~80

i

Section 4.03	Determinations Under Section 4	~~83~~81
ARTICLE 5
	REPRESENTATIONS AND WARRANTIES	81
Section 5.01	Corporate Existence and Power	~~83~~81
Section 5.02	Corporate Authorization; No Contravention	~~84~~82
Section 5.03	Governmental Authorization; Other Consents	~~84~~82
Section 5.04	Binding Effect	~~84~~82
Section 5.05	Litigation	~~84~~82
Section 5.06	No Default	~~85~~83
Section 5.07	ERISA Compliance	~~85~~83
Section 5.08	Margin Regulations	~~86~~84
Section 5.09	Title to Properties	~~86~~84
Section 5.10	Taxes	~~86~~84
Section 5.11	Financial Condition	~~86~~84
Section 5.12	Environmental Matters	~~87~~85
Section 5.13	Investment Company Act of 1940	~~88~~86
Section 5.14	Subsidiaries	~~88~~86
Section 5.15	Insurance and Other Licenses	~~89~~87
Section 5.16	Full Disclosure	~~89~~87
Section 5.17	Solvency	~~89~~87
Section 5.18	Insurance	~~90~~88
Section 5.19	Anti-Corruption Laws; OFAC; Anti-Terrorism Laws; PATRIOT Act	~~90~~88
Section 5.20	Surplus Debenture Interest and Dividends	~~91~~89
Section 5.21	Use of Proceeds	~~91~~89
Section 5.22	Affected Financial Institution	~~91~~89
ARTICLE 6
	AFFIRMATIVE COVENANTS	89
Section 6.01	Financial Statements	~~91~~89
Section 6.02	Certificates; Other Information	~~93~~91
Section 6.03	Notices	~~94~~92
Section 6.04	Preservation of Corporate Existence, Etc	~~96~~94
Section 6.05	Insurance	~~96~~94
Section 6.06	Payment of Taxes and Claims	~~96~~94
Section 6.07	Compliance with Laws	~~96~~94
Section 6.08	Compliance with ERISA	~~97~~95
Section 6.09	Inspection of Property and Books and Records	~~97~~95
Section 6.10	Information Regarding Collateralized L/C Collateral	~~97~~95
Section 6.11	Use of Proceeds	~~98~~96
Section 6.12	Additional Guarantors	~~98~~96
Section 6.13	Further Assurances	~~98~~96
Section 6.14	Designation of Subsidiaries	~~98~~96
Section 6.15	Maintenance of Properties	~~98~~96
Section 6.16	Lender Meetings	~~99~~97
Section 6.17	Environmental	~~99~~97

ARTICLE 7
	NEGATIVE COVENANTS	98
Section 7.01	Liens	~~100~~98
Section 7.02	Disposition of Assets	~~102~~100
Section 7.03	Sales and Lease Backs	~~104~~102
Section 7.04	Transactions with Affiliates	~~104~~102
Section 7.05	Change in Business	~~105~~103
Section 7.06	Fundamental Changes	~~105~~103
Section 7.07	Restricted Payments	~~106~~104
Section 7.08	Prepayment of Certain Indebtedness; Modifications of Certain Agreements; Synthetic Purchase Agreements	~~107~~105
Section 7.09	Debt to Total Capitalization Ratio	~~107~~105
Section 7.10	Holdings Net Worth	~~107~~105
Section 7.11	Non-Contravention of OFAC	~~107~~105
Section 7.12	Restrictive Agreements	~~108~~106
Section 7.13	Holding Company Activities	~~109~~107
Section 7.14	Changes in Accounting Policies; Fiscal Year	~~109~~107
ARTICLE 8
	EVENTS OF DEFAULT	107
Section 8.01	Events of Default	~~109~~107
Section 8.02	Remedies	~~112~~110
Section 8.03	Rights Not Exclusive	~~112~~110
ARTICLE 9
	THE AGENTS	111
Section 9.01	Appointment and Authority	~~113~~111
Section 9.02	Rights as a Lender	~~113~~111
Section 9.03	Exculpatory Provisions	~~113~~111
Section 9.04	Reliance by Administrative Agent	~~114~~112
Section 9.05	Delegation of Duties	~~114~~112
Section 9.06	Resignation of Administrative Agent	~~114~~112
Section 9.07	Non-Reliance on Administrative Agent and Other Lenders	~~115~~113
Section 9.08	No Other Duties; Other Agents; Etc	~~115~~113
Section 9.09	Administrative Agent May File Proofs of Claim	~~116~~114
Section 9.10	Collateral and Guarantee Matters	~~116~~114
Section 9.11	Indemnification of Agent-Related Persons	~~117~~115
Section 9.12	Withholding Tax	~~117~~115
Section 9.13	Certain ERISA Matters	~~118~~116
Section 9.14	Erroneous Payments	~~119~~117
ARTICLE 10
	MISCELLANEOUS	119
Section 10.01	Amendments and Waivers	~~121~~119
Section 10.02	Notices	~~123~~121
Section 10.03	No Waiver; Cumulative Remedies	~~125~~123

Section 10.04	Costs and Expenses	~~126~~124
Section 10.05	Borrower Indemnification; Damage Waiver	~~126~~124
Section 10.06	Marshaling; Payments Set Aside	~~128~~126
Section 10.07	Assignments, Successors, Participations, Etc	~~128~~126
Section 10.08	Confidentiality	~~131~~129
Section 10.09	Set-off	~~132~~130
Section 10.10	Notification of Addresses, Lending Offices, Etc	~~132~~130
Section 10.11	Effectiveness; Counterparts	~~133~~131
Section 10.12	Survival of Representations and Warranties	~~133~~131
Section 10.13	Severability	~~134~~132
Section 10.14	Replacement of Defaulting Lenders and Non-Consenting Lenders	~~134~~132
Section 10.15	Governing Law; Jurisdiction; Consent to Service of Process	~~134~~132
Section 10.16	Waiver of Jury Trial	~~135~~133
Section 10.17	PATRIOT Act Notice	~~135~~133
Section 10.18	Entire Agreement	~~136~~134
Section 10.19	Independence of Covenants	~~136~~134
Section 10.20	Obligations Several; Independent Nature of Lenders Right	~~136~~134
Section 10.21	No Fiduciary Duty	~~136~~134
Section 10.22	Judgment Currency	~~137~~135
Section 10.23	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~137~~135
Section 10.24	~~Acknowledgement~~Acknowledgment Regarding Any Supported QFCs	~~138~~136

APPENDICES

Appendix A	Revolving Commitments
Appendix B	Collateralized L/C Collateral Rates

SCHEDULES

Schedule 4.01(l)	Organizational Chart
Schedule 5.05	Litigation
Schedule 5.14(a)	Capital Stock
Schedule 5.14(b)	Subsidiaries
Schedule 7.01	Existing Liens
Schedule 7.12	Restrictive Agreements
Schedule 10.02	Addresses for Notices

EXHIBITS

Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Revolving Loan Note
Exhibit C-1	Form of Loan Notice
Exhibit C-2	Form of Issuance Notice
Exhibit C-3	Form of Continuation/Conversion Notice
Exhibit D	Form of Assignment and Assumption
Exhibit E-1	Form of Guarantee Agreement

Exhibit E-2	Form of Collateralized L/C Security and Control Agreement
Exhibit F-1	United States Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-2	United States Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-3	United States Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-4	United States Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G	[Intentionally Omitted]
Exhibit H	Form of Solvency Certificate
Exhibit I	Intercompany Subordination Provisions
Exhibit J	Form of Prepayment Notice
Exhibit K	Form of Collateralized L/C Collateral Certificate
Exhibit L	Form of Joinder Agreement

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of August 4, 2021 by and among GLOBAL ATLANTIC FINANCIAL LIMITED, an exempted company incorporated and existing under the laws of Bermuda (“GAFL”), GLOBAL ATLANTIC (FIN) COMPANY, a Delaware corporation and a wholly-owned subsidiary of Holdings (the “Borrower”), certain other subsidiaries of Holdings from time to time as Guarantors hereunder, the lenders from time to time party to this Agreement (collectively, the “Lenders”; individually, each, a “Lender”), WELLS FARGO BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”) and the other agents and arrangers party hereto.

RECITALS:

WHEREAS, the Borrower has requested that the Lenders establish a revolving credit facility for the Borrower, and the Lenders are willing to establish a revolving credit facility for the Borrower upon the terms and conditions set forth herein;

WHEREAS, the Borrower intends to use the proceeds of the revolving credit facility for working capital and general corporate purposes of Holdings and the Subsidiaries;

WHEREAS, the Guarantor party to this Agreement on the Effective Date is willing to guarantee the obligations of the Borrower, as provided in the Guarantee Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE 1
Definitions

Section 1.01  Certain Defined Terms. The following terms have the following meanings:

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning specified in the introduction to this Agreement, and includes its successors and permitted assigns in such capacity.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time specify.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of the other Person or (b) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

“Agent-Related Persons” means the initial Administrative Agent and any successor Administrative Agent, in each case together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means the Administrative Agent, the Arrangers, the Bookrunners, the Syndication Agents and the Documentation Agents.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“A.M. Best” means A.M. Best Company.

“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

“Anti-Corruption Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties related to corruption or bribery and including the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.) and the Bribery Act 2016 of Bermuda.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties related to terrorism financing or money laundering including any applicable provision of the PATRIOT Act (as defined below) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Margin”, “Applicable Revolving Commitment Fee Percentage” and “Applicable Non-Collateralized Letter of Credit Fee” mean a percentage, per annum, determined by reference to the Debt Ratings in effect from time to time, as set forth in the table below:

Pricing Level	Debt Ratings S&P / Moody’s /	Applicable Non-Collaterali	Applicable Margin for	Applicable Margin for	Applicable Revolving

	Fitch	zed Letter of Credit Fee	Base Rate Loans	~~LIBOR Rate~~SOFR Loans	Commitment Fee Percentage
1	• A-/A3/A-	[**]%	[**]%	1.125%	0.125%
2	BBB+/Baa1/BBB+	[**]%	[**]%	[**]%	[**]%
3	BBB/Baa2/BBB	[**]%	[**]%	[**]%	[**]%
4	BBB-/Baa3/BBB-	[**]%	[**]%	[**]%	[**]%
5	• BB+/Ba1/BB+	[**]%	[**]%	2.00%	0.325%

Initially, the Applicable Margin, Applicable Revolving Commitment Fee Percentage and Applicable Non-Collateralized Letter of Credit Fee shall be set at Pricing Level 3. No change in the Applicable Margin, Applicable Revolving Commitment Fee Percentage or Applicable Non-Collateralized Letter of Credit Fee shall be effective until one (1) Business Day after the date of the public announcement of a change in any of the Debt Ratings.  Within one (1) Business Day of the date of the public announcement of a change in any of the Debt Ratings, the Administrative Agent shall give the Borrower and each Lender notice of the Applicable Margin, the Applicable Revolving Commitment Fee Percentage and the Applicable Non-Collateralized Letter of Credit Fee in effect from such date.

~~“Applicable Reserve Requirement” means, at any time, for any determination of the LIBOR Rate, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the FRB) under regulations issued from time to time by the FRB or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable LIBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. A Loan bearing interest at an interest rate based on the LIBOR Rate shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on a Loan bearing interest at an interest rate based on the LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.~~

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any of Holdings or any of its Subsidiaries provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, which is distributed to the Administrative Agent or Lenders by means of electronic communications pursuant to Section 10.02(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, WFS, RBCCM and US Bank.

[**] = Certain information contained in this document, marked by “[**]”, has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee substantially in the form of Exhibit D or in another form reasonably acceptable to the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if ~~the then-current~~such Benchmark is a ~~future looking~~ term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an ~~Interest Period or (b) if clause (a) does not apply~~interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable, pursuant to this Agreement as of such date. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~. (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.05(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means ~~for~~, at any ~~day~~time, a fluctuating rate per annum equal to the highest of (a) the ~~Federal Funds~~Prime Rate ~~plus 1/2 of 1%~~, (b) the ~~rate of interest per annum determined by the Administrative Agent from time to time as its prime commercial lending rate for Dollar loans in the United States for such day, and (c) the LIBOR Rate for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the Business Day immediately preceding such day) plus 1.00% per annum; provided that, if such rate per annum is less than zero, the Base Rate will be deemed to be zero for purposes of this Agreement.~~Federal Funds Rate plus 0.50% per annum and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00% per annum; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 0%.

“Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if a ~~replacement for the applicable~~ Benchmark Transition Event has occurred ~~pursuant to Section 3.05~~ with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.05(a).

~~“Benchmark Replacement” means, for any Available Tenor:~~

~~(a)~~	~~for purposes of clause (a)(i)(A) of Section 3.05:~~

~~the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(A)~~	~~the sum of: (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;~~

~~(B)~~	~~the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or~~

~~(C)~~
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (~~i~~a) the alternate benchmark rate ~~and (ii) an adjustment (which may be a positive or negative value or zero), in each case,~~ that has been selected by the Administrative Agent and the Borrower ~~as the replacement for such Available Tenor of such then-current Benchmark~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body for U.S.~~ for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities ~~denominated in Dollars at such time that are substantially similar to the credit facilities under this Agreement; and~~

and (b) the related Benchmark Replacement Adjustment; ~~(b)          for purposes of clause (a)(i)(B) of Section 3.05, the sum of: (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such~~

~~then-current Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body for U.S. syndicated credit facilities denominated in Dollars at such time that are substantially similar to the credit facilities under this Agreement;~~

provided that, ~~in the case of clause (a)(A), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition. If the~~if such Benchmark Replacement as so determined ~~pursuant to clause (a) or (b) above~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents~~; provided, further, that, in the case of clause (b) above, such adjustment shall not be in the form of an increase of the Applicable Margin~~.

“Benchmark Replacement Adjustment” means, with respect to any replacement of ~~any~~the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable ~~Interest Period and~~ Available Tenor ~~for any setting of such Unadjusted Benchmark Replacement:~~

, ~~(1) for purposes of clause (a)(A) of the definition of “Benchmark Replacement” and clause (a)(ii) of Section 3.05, an amount equal to (A) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (B) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration and (C) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration;~~

~~(2)           for purposes of clause (a)(B) of the definition of “Benchmark Replacement,” an amount equal to 0.26161% (26.161 basis points); and~~

~~(3)         for purposes of clause (a)(C) of the definition of “Benchmark Replacement,”~~ the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable LIBOR Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities ~~denominated in the currency applicable to such Benchmark;~~.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)          ~~provided that, (x)~~ in the case of clause (~~1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion in accordance with the then prevailing market conventions and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable LIBOR Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 3.05(a) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.~~c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents); provided that, notwithstanding anything herein to the contrary, no “Benchmark Replacement Conforming Changes” shall result in (i) any material effect on the timing or amount of payments or borrowings or (ii) a deemed exchange of any Loan under Section 1001 of the Code, in each case, without the prior written consent of the Borrower (other than any such consent previously provided in accordance with Section 3.05 hereof).~~

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)          ~~“Benchmark Transition Event” means with respect to the then-current Benchmark (other than USD LIBOR) the occurrence of~~ a public statement or publication of information by ~~or on behalf of the administrator of such then-current Benchmark,~~ the regulatory supervisor for the administrator of such Benchmark~~, the Board of Governors of the Federal Reserve System,~~  (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, ~~announcing or stating that (a) such~~ (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide all Available Tenors of such Benchmark, (or such component thereof) permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~(or such component thereof); or

(c)         a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.05(a) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.05(a).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bookrunners” means, collectively, WFS, RBCCM and US Bank.

“Borrower” has the meaning specified in the introduction to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing Date” means the date of a Credit Extension (other than a conversion or continuation of a Loan).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or New York City ~~and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market~~.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity of any bank or of any corporation controlling a bank.

“Capital and Surplus” means, as to any Insurance Subsidiary, as of any date, the total amount shown on (i) line 38, page 3, column 1 and (ii) line 24.1, page 3 (or such other line on which the equivalent information is provided on any other such Annual Statement) of the Annual Statement of such Insurance Subsidiary as of such date, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all shares (of whatever class) in the capital of a Bermuda exempted company, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase any of the foregoing; provided that, for the avoidance of doubt, Capital Stock shall not be deemed to include debt convertible or exchangeable for any of the foregoing.

“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement that, in accordance with GAAP, would be classified as a capitalized lease, provided that, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of this definition, whenever in this Agreement it is necessary to determine whether a lease is a capital lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on January 1, 2015.

“Cash” means Dollars and any overnight or other investment money market funds of the Custodian with which a Collateralized L/C Collateral Account is maintained (or an Affiliate of such Custodian).

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent (and “Cash Collateralization” and “Cash Collateralized” have corresponding meanings). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short-term deposit rating of at least A-1 by S&P and P-l by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (c) commercial paper of an issuer rated at least A-2 by S&P and P-2 by Moody’s at the time of acquisition thereof, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash Management Obligations” means obligations owed in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds or in respect of any credit card or similar services.

“CBOs” means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“Change of Control” means (a) from and after the IPO, any acquisition, directly or indirectly, by any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of a percentage, on a fully diluted basis, of the outstanding shares of Voting Stock of the IPO Entity that is both (i) equal to or greater than 35% and (ii) greater than the percentage, on a fully diluted basis, of the outstanding shares of Voting Stock of the IPO Entity that is beneficially owned, directly or indirectly, by the Permitted Holders; (b) from and after the IPO, any person or group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall obtain, directly or indirectly, the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the IPO Entity (other than additional direct power of GAFGL to elect a majority of the members of the board of directors (or similar governing body) of GAFL); (c)(i) prior to the IPO, the Permitted Holders shall cease to beneficially own and control, directly or indirectly, at least 50.1% on a fully diluted basis of the outstanding shares of Voting Stock of GAFL or (ii) Holdings shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the outstanding shares of Voting Stock of the Borrower; or (d) the occurrence of a “change of control” (howsoever defined) in any instrument governing any Indebtedness of Holdings or its Restricted Subsidiaries with an aggregate outstanding amount in excess of $75,000,000 that constitutes an “event of default” under such other debt instrument or would constitute an “event of default” after notice or passage of time under such other debt instrument. For the avoidance of doubt, (A) the IPO will not constitute a Change of Control and (B) no change in ownership or control of KKR Management LLP, or indirect change in ownership or control of KKR solely as a result of a change in ultimate ownership or control of KKR Management LLP, is or will constitute a Change of Control.

“Class” means (i) with respect to Lenders, Lenders having Revolving Exposure, and (ii) with respect to Loans, Revolving Loans. Until the consummation of an Extension pursuant to Section 2.13, there will be only one Class hereunder.

“CMOs” means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Collateralized L/C Aggregate Collateral Amount” means, subject to the immediately succeeding paragraph, the sum of the Collateralized L/C Collateral Amounts of all Cash and Eligible Securities that are held in Collateralized L/C Collateral Accounts and subject to a first priority perfected security interest in favor of the Administrative Agent securing the Obligations with respect to Collateralized Letters of Credit.

Notwithstanding the foregoing, (a) if the aggregate fair market value of Eligible Securities of any single corporate issuer (or any Affiliate thereof) that are held in Collateralized L/C Collateral Accounts represents more than 10% of the aggregate fair market value of all Cash and Eligible Securities that are held in Collateralized L/C Collateral Accounts, the excess over 10% will be excluded from the Collateralized L/C Aggregate Collateral Amount, (b) the weighted average rating of all Agency Securities (as described in Appendix B) constituting Eligible Securities and held in Collateralized L/C Collateral Accounts must at all times be at least (i) AA+ from S&P or (ii) Aa1 from Moody’s, (c) if the aggregate fair market value of Asset-Backed Securities (as described in Appendix B) (including CMBS) held in Collateralized L/C Collateral Accounts represents more than 20% of the aggregate value of all Cash and Eligible Securities held in Collateralized L/C Collateral Accounts, the excess over 20% will be excluded from the Collateralized L/C Aggregate Collateral Amount, (d) if the aggregate fair value of Asset-Backed Securities constituting CMBS held in Collateralized L/C Collateral Accounts represents more than 10% of the aggregate value of all Cash and Eligible Securities held in Collateralized L/C Collateral Accounts, the excess over 10% will be excluded from the Collateralized L/C Aggregate Collateral Amount, (e) if the aggregate value of OECD Government Securities (as described in Appendix B) held in Collateralized L/C Collateral Accounts represents more than 20% of the aggregate value of all Cash and Eligible Securities held in Collateralized L/C Collateral Accounts, the excess over 20% will be excluded from the Collateralized L/C Aggregate Collateral Amount, and (f) if the aggregate value of Supranational Securities (as described in Appendix B) held in Collateralized L/C Collateral Accounts represents more than 20% of the aggregate value of all Cash and Eligible Securities held in Collateralized L/C Collateral Accounts, the excess over 20% will be excluded from the Collateralized L/C Aggregate Collateral Amount. For the avoidance of doubt, (x) any Cash or Eligible Securities that are not held in Collateralized L/C Collateral Accounts or subject to a first priority perfected security interest in favor of the Administrative Agent securing the Obligations with respect to Collateralized Letters of Credit or (y) any Eligible Securities for which an ISIN has not been issued, in each case, will not be included in the Collateralized L/C Aggregate Collateral Amount.

“Collateralized L/C Collateral” means, collectively, all property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateralized L/C Security Document.

“Collateralized L/C Collateral Account” means any deposit account or securities account maintained by the Borrower with a Custodian in respect of which a Collateralized L/C Security and Control Agreement is in effect.

“Collateralized L/C Collateral Amount” means, at any time, with respect to Cash or any category of Eligible Securities, the product of (a)(i) the amount of such Cash or (ii) the fair market value of such Eligible Securities, in each case, that is held in a Collateralized L/C Collateral Account at such time and subject to a first priority perfected security interest in favor of the Administrative Agent securing the Obligations with respect to Collateralized Letters of Credit, multiplied by (b) the Collateralized L/C Collateral Rate therefor, in each case, determined as of the close of business on the immediately preceding Business Day. The fair market value of Eligible Securities will be determined by reference to a generally recognized source selected by the applicable Custodian (or the most recent bid quotation from such source). With respect to any Eligible Securities having a fair market value denominated in a currency other than Dollars, the Dollar equivalent thereof (using a method selected by the applicable Custodian) will be used for purposes of determining the value of such Eligible Securities.

“Collateralized L/C Collateral Certificate” means a certificate substantially in the form of Exhibit K executed by a Responsible Officer of the Borrower.

“Collateralized L/C Collateral Deficiency” has the meaning specified in Section 2.02(l)(vi).

“Collateralized L/C Collateral Deficiency Correction Date” has the meaning specified in Section 2.02(l)(vi).

“Collateralized L/C Collateral Rate” means, for Cash or any category of obligation or investment specified in Appendix B in the column entitled “Cash and Eligible Securities” (other than Cash, the “Eligible Securities”), the percentage set forth opposite such category of Cash or Eligible Securities in Appendix B in the column entitled “Collateralized L/C Collateral Rate” and, in each case, subject to the term to maturity criteria set forth therein.

“Collateralized L/C Collateral Requirement” means the requirement that:

(a)           ~~(a)~~ the Administrative Agent shall have received a counterpart to a Collateralized L/C Security and Control Agreement with respect to each Collateralized L/C Collateral Account, duly executed and delivered by the Borrower and the Custodian with which such Collateralized L/C Collateral Account is maintained;

(b)          ~~(b)~~ all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateralized L/C Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Collateralized L/C Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(c)          ~~(c)~~  the Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateralized L/C Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and

(d)          ~~(d)~~ the Borrower shall have taken all other action required under the Collateralized L/C Security Documents to perfect, register and/or record the Liens granted by it thereunder.

“Collateralized L/C Disbursement” means a payment made by a Lender pursuant to a Collateralized Letter of Credit.

“Collateralized L/C Liens” means the Liens granted or to be granted by the Borrower under the Collateralized L/C Security Documents.

“Collateralized L/C Security and Control Agreement” means, with respect to any Collateralized L/C Collateral Account, a Security and Control Agreement substantially in the form of Exhibit E-2 and duly executed and delivered by the Administrative Agent, the Borrower and the Custodian with which such Collateralized L/C Collateral Account is maintained.

“Collateralized L/C Security Documents” means the Collateralized L/C Security and Control Agreements and each other security agreement, instrument or document executed and delivered pursuant thereto or pursuant to Section 2.02(l) or Section 6.13, to secure any of the Secured Obligations (as defined in the Collateralized L/C Security and Control Agreements).

“Collateralized L/C Security Invalidity” means, at any time, (a) any provision of any Collateralized L/C Security Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, shall cease to be in full force and effect or (b) any Lien purported to be created under any Collateralized L/C Security Document that is required to be in effect at such time (in accordance with the Collateralized L/C Collateral Requirement) shall cease to be, or shall be asserted by any Credit Party or any Restricted Subsidiary of Holdings not to be, a valid and perfected Lien on any Collateralized L/C Collateral covered thereby, with the priority required by the applicable Collateralized L/C Security Document (except as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other documents or possessory collateral delivered to it under any Collateralized L/C Security Document).

“Collateralized L/C True-Up Amount” means, as of any date of determination, with respect to each Letter of Credit that is a Collateralized Letter of Credit, an amount equal to the difference between (a) the total letter of credit fees referred to in Section 2.08(a)(ii) that would have accrued in respect of such Letter of Credit (if such Letter of Credit was a Non-Collateralized Letter of Credit) from the date of issuance thereof to such date and (b) the total letter of credit fees referred to in Section 2.08(a)(iii) that have accrued in respect of such Letter of Credit from the date of issuance thereof to such date.

“Collateralized Letter of Credit” means a Letter of Credit the Obligations with respect to which are secured by a first priority perfected security interest in favor of the Administrative Agent in all Cash and Eligible Securities that are held in the Collateralized L/C Collateral Accounts.

“Collateralized Letter of Credit Fee” means [**]% per annum.

[**] = Certain information contained in this document, marked by “[**]”, has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

“Collateralized Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Collateralized Letters of Credit then outstanding plus (ii) the aggregate amount of all Collateralized L/C Disbursements made by the Lenders and not theretofore reimbursed by or on behalf of the Borrower.

“Commitment Letter” means that certain commitment letter, dated as of June 23, 2021, by and among the Borrower, Wells Fargo, WFS. RBC, RBCCM and US Bank, as amended, restated, supplemented or otherwise modified from time to time.

“Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Effective Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.06, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.02.

“Compensation Period” has the meaning specified in Section 2.10(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit A executed by a Responsible Officer of Holdings.

“Confirming Bank” means, as provided in Section 2.14 with respect to any Non-NAIC Approved Bank, any Person (including any Lender) that is an NAIC Approved Bank and that has agreed in a written agreement to confirm Letters of Credit with respect to which such Non-NAIC Approved Bank is an issuer, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent (such an agreement, a “Confirming Bank Agreement”).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “U.S. Government Securities Business Day” and “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Total Assets” means, with respect to any Person, the total assets which would appear on a consolidated balance sheet of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection or indemnities or other similar obligations under contracts entered into in the ordinary course of business and not in respect of Indebtedness or the issuance of Capital Stock), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided that the obligations of any Person under or in connection with insurance policies, under or in connection with Reinsurance Agreements, or in connection with Investments of Insurance Subsidiaries or Subsidiaries of Insurance Subsidiaries permitted by the applicable Department shall not be deemed Contingent Obligations of such Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Conversion/Continuation Notice” means a notice of conversion or continuation of a Revolving Loan substantially in the form of Exhibit C-3.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Covered Party” has the meaning specified in Section 10.24(a).

“Credit Extension” means (a) the making, conversion or continuation of a Loan or (b) the issuance, renewal or extension of a Letter of Credit.

“Credit Parties” means the Borrower and the Guarantors.

“Custodian” means (a) US Bank and (b) any other bank or financial institution that is (i)(A) with respect to any deposit account, a “bank” within the meaning of Section 9-102(a)(8) of the Uniform Commercial Code, and (B) with respect to any securities account, a “securities intermediary” within the meaning of Section 8-102(a)(14) of the Uniform Commercial Code, (ii) located in the United States of America and (iii)  satisfactory to the Administrative Agent.

“CwA” means Commonwealth Annuity and Life Insurance Company, a Massachusetts life insurance company.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion, which shall be consistent with the then-prevailing market conventions.~~

“Debt Ratings” means, as of any date of determination, the public long-term issuer credit ratings as determined by at least two of S&P, Moody’s and Fitch of any Credit Party; provided that (a) if more than one Credit Party has Debt Ratings, then the Debt Ratings of the Credit Party with the highest Debt Rating shall apply, (b) if the respective Debt Ratings of the applicable Credit Party issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Ratings for Pricing Level 1 being the highest and the Debt Ratings for Pricing Level 5 being the lowest) and (c) if there is a split in Debt Ratings of the applicable Credit Party of more than one level, then the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

“Debt to Total Capitalization Ratio” means, as of any date of determination, without duplication, the ratio of (a) the principal amount of, and accrued but unpaid interest on, all consolidated Indebtedness (other than Operating Indebtedness, Indebtedness in respect of undrawn letters of credit, Non-Recourse Insurance Subsidiary Indebtedness or Intercompany Indebtedness) of any Person and its Restricted Subsidiaries outstanding on such date to (b) Total Capitalization of such Person and its Restricted Subsidiaries on such date.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including state or other insurance insolvency laws.

“Default” means any event or circumstance that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Revolving Loans within two (2) Business Days of the date such Revolving Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent or the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) the Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, (e) ceases to be a NAIC Approved Bank and has failed to comply with its obligations under Section 2.14, or (f) is subject of any Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s state or other jurisdiction of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

“Designated Subsidiary” means (a) the Borrower, (b) each Restricted Subsidiary of Holdings that directly or indirectly owns any Capital Stock of the Borrower and (c) each Restricted Subsidiary of Holdings (other than an Insurance Subsidiary) that directly or indirectly owns any Capital Stock of any Insurance Subsidiary (including any such Restricted Subsidiary of Holdings that is itself owned by an Insurance Subsidiary) that (i) as of the Effective Date, has incurred, created, assumed, suffered to exist, guarantied or at any time become directly or indirectly liable with respect to, any Indebtedness in an aggregate principal amount exceeding $50,000,000 (other than Intercompany Indebtedness), or (ii) after the Effective Date, incurs, creates, assumes, suffers to exist, guaranties or at any time becomes directly or indirectly liable with respect to, any Indebtedness in an aggregate principal amount exceeding $50,000,000 (other than Intercompany Indebtedness). Nothing contained in this definition shall be deemed to limit the ability of any Guarantor (other than Holdings) to merge, consolidate, amalgamate or sell all or substantially all of its assets in accordance with Section 7.06.

“Disposition” means the sale, assignment, leasing, transfer, contribution, conveyance, or other disposal of, any of a Person’s assets (other than cash) (including a sale and leaseback transaction and, in the case of any Restricted Subsidiary, the issuance or sale of its Capital Stock). The terms “Dispose of” and “Disposed of” shall have correlative meaning.

“Disqualified Lender” means (i) certain insurance companies that have been identified in writing by GAFL to the Arrangers on or prior to August 4, 2021 and (ii) certain additional insurance companies or insurance company holding companies that have become competitors or clients of the Borrower or any Guarantor or any of their Subsidiaries after August 4, 2021 identified in writing by Holdings to the Arrangers and the Administrative Agent, provided that any Person (x) that is a Lender or that enters into a binding agreement to assume rights and obligations under this Agreement or (y) that is a Participant or that enters into a binding agreement to purchase a participation in all or a portion of a Lender’s rights and/or obligations under this Agreement and, in the case of either clause (x) or (y), subsequently becomes a Disqualified Lender (but was not a Disqualified Lender on the Effective Date or at the time it became a Lender or a Participant or entered into an agreement of such type, as applicable) shall be deemed to not be a Disqualified Lender hereunder. The list of Disqualified Lenders shall be made available to all Lenders by posting such list to IntraLinks or another similar electronic system.

“Documentation Agents” means, collectively, of BMO Harris Bank N.A., KeyBank National Association, The Bank of Nova Scotia~~, BMO~~  and ~~Wells Fargo~~JPMorgan Chase Bank, N.A. and their respective successors and assigns in such capacity.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from the Lenders constituting the Required Lenders.~~

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(1)          a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities substantially similar to the credit facilities under this Agreement at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as the then-current benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)        the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“Economic Sanctions Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties relating to economic sanctions and terrorism financing, including any applicable provisions of each of the Trading with the Enemy Act (50 U.S.C. App. §§ 5(b) and 16, as amended), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706, as amended) and Executive Order 13224 (effective September 24, 2001), as amended.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means August 4, 2021, or, if later, the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a Natural Person) approved by (i) the Administrative Agent and (ii) unless an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include Holdings, the Borrower or any of its Affiliates (other than Goldman Sachs & Co. LLC and any lending affiliates thereof, but excluding Holdings and its Subsidiaries) or any Disqualified Lender, (y) each Eligible Assignee must be a NAIC Approved Bank and (z) the Borrower shall be deemed to have approved an assignee unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof.

“Eligible Securities” has the meaning set forth in the definition of “Collateralized L/C Collateral Rate”.

“Embargoed Person” means any Person that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the United States

Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, or is located, resides, is organized or chartered or has a place of business in a country, region or territory subject to sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act or any other Requirement of Law.

“Entitled Person” has the meaning set forth in Section 10.22(b).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Claims” means all written claims, complaints or notices, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the Environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief or other type of relief, resulting from or based upon the presence, placement, or Release (including intentional or unintentional, negligent or non-negligent, sudden or non-sudden or accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, under or from property, whether or not owned by Holdings or any of its Restricted Subsidiaries, excluding, in any case, liabilities or claims arising under any insurance contract or policy, reinsurance agreement or retrocession agreement relating to any of the foregoing where Holdings or any of its Restricted Subsidiaries is the insurer.

“Environmental Laws” means all Requirements of Law relating to pollution or protection of the Environment, health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of Holdings, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Holdings or any of its Subsidiaries within the meaning of Section 414(b)

or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Single Employer Pension Plan; (b) with respect to any Single Employer Pension Plan, the failure to satisfy the minimum funding standard under Sections 412 or 430 of the Code and Sections 302 or 303 of ERISA, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303 of ERISA with respect to any Single Employer Pension Plan or the failure to make a required contribution to a Multiemployer Plan; (c) a withdrawal by Holdings, any of its Subsidiaries or any ERISA Affiliate from a Single Employer Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by Holdings, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Single Employer Pension Plan or Multiemployer Plan; (f) an event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than required plan contributions and PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings, any of its Subsidiaries or any ERISA Affiliate; (h) the engagement by Holdings, any of its Subsidiaries or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (i) a Multiemployer Plan is determined to be in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, or, with respect to any Single Employer Pension Plan, a determination that it is “at risk” under Section 430 of the Code or Section 303 of ERISA; or (j) the imposition of a Lien under Section 430(k) of the Code or Section 303(k) or 4068 of ERISA.

“Erroneous Payment” has the meaning assigned thereto in Section 9.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 9.14(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 9.14(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 9.14(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07 or 10.14) (i) any United States federal withholding Tax that is imposed on amounts payable to such Lender under any laws in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01(a) or (ii) any Tax that is attributable to such Lender’s failure to comply with Section 3.01(e) and (c) any United States federal withholding Tax that is imposed pursuant to FATCA.

“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of May 21, 2018 (as amended, restated, amended and restated, modified or supplemented, waived or otherwise modified from time to time prior to the Effective Date), by and among GAFL, the Borrower, the guarantors party thereto, the lenders party thereto and RBC, as the administrative agent.

“Extended Revolving Commitments” has the meaning specified in Section 2.13(c)(ii).

“Extended Revolving Loans” has the meaning specified in Section 2.13(c)(ii).

“Extended Termination Date” has the meaning specified in Section 2.13(a).

“Extension” has the meaning specified in Section 2.13(a).

“Extension Amendment” has the meaning specified in Section 2.13(f).

“Extension Offer” has the meaning specified in Section 2.13(a).

“Facility” means, collectively, the Revolving Loans and Revolving Commitments therefor.

“FATCA” means current Sections 1471 through 1474 of the Code and any amended or successor version that is substantively comparable and not materially more onerous to comply with (including any current or future United States Treasury Regulations or other official administrative guidance promulgated thereunder), any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“FCA” has the meaning assigned thereto in Section 1.06.

“Federal Funds Rate” means, for any day, the greater of (i) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (ii) 0%; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means any fee letter agreement entered into pursuant to Section 2.08(d).

“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31.

“Fitch” means Fitch Ratings Limited, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~a rate of interest equal to 0%.

“Foreign Lender” means any Lender that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States.

“FRB” means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

“Fund” means any Person (other than a Natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GA Bermuda” means Global Atlantic Re Limited, a Bermuda exempted company registered under the Insurance Act 1978 of Bermuda as a Class 3A and long-term Class C insurer.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), that are applicable to the circumstances as of the date of determination.

“GAFGL” means Global Atlantic Financial Group LLC, a limited liability company incorporated and existing under the laws of Bermuda.

“GAFL” has the meaning specified in the introduction to this Agreement.

“GAFLL” means Global Atlantic Financial Life Limited, an exempted company incorporated and existing under the laws of Bermuda.

“Governmental Act” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial or regulatory functions of or pertaining to government, including any board of insurance, insurance department or insurance commissioner.

“Guarantee” has the meaning specified in the Guarantee Agreement.

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Effective Date, among the Guarantors and the Administrative Agent, substantially in the form of Exhibit E-1.

“Guarantee Requirement” means the requirement that the Administrative Agent shall have received from Holdings, the Borrower and each other Designated Subsidiary either (a) a counterpart to this Agreement and the Guarantee Agreement, duly executed and delivered on behalf of such Person, or (b) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to this Agreement and the Guarantee Agreement, in the form specified in the Guarantee Agreement or otherwise reasonably acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Subsidiary.

“Guaranteed Obligations” has the meaning specified in the Guarantee Agreement.

“Guaranteed Parties” has the meaning specified in the Guarantee Agreement.

“Guaranteed Swap Contract” means any Swap Contract entered into by a Credit Party with any Person that, at the time such Swap Contract is entered into, is the Administrative Agent, any Arranger, any Bookrunner or any Lender (or an Affiliate of the Administrative Agent, any

Arranger, any Bookrunner or any Lender) to hedge interest rate risk of such Credit Party with respect to the Facility.

“Guarantors” means each of Holdings and each other Designated Subsidiary that is a party to the Guarantee Agreement. Nothing contained in this definition shall be deemed to limit the ability of any Guarantor (other than Holdings) to merge, consolidate, amalgamate or sell all or substantially all of its assets in accordance with Section 7.06.

“Hazardous Material” means: (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act; (c) petroleum and any petroleum product; or (d) any other pollutant, contaminant, chemical, material, waste or substance in any form that is subject to regulation or, as to which, liability or standards of conduct can be imposed under any Environmental Law.

“Historical Financial Statements” means, as of the Effective Date, the audited consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings for the Fiscal Years ended December 31, 2019 and December 31, 2020.

“Historical Statutory Statements” has the meaning specified in Section 5.11(b).

“Holdings” means (a) prior to the IPO, GAFL, and (b) upon and after the IPO, the IPO Entity.

“Hybrid Securities” means, at any time, trust preferred securities, deferrable interest subordinated debt securities, mandatory convertible debt or other hybrid securities issued by the Borrower or any Restricted Subsidiary that is accorded at least some equity treatment by S&P or Moody’s at the time of issuance thereof.

“IBA” has the meaning assigned thereto in Section 1.06.

“Increase Amount” means, at any time, the amount equal to (a) $250,000,000 less (b) the aggregate amount of all New Revolving Commitments effected at or prior to such time. On the Effective Date, the Increase Amount is $250,000,000.

“Increased Amount Date” has the meaning specified in Section 2.15(a).

“Indebtedness” means, with respect to any Person, without duplication:  (a) all indebtedness of such Person for borrowed money or in respect of loans or advances; (b) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all indebtedness in respect of letters of credit, whether or not drawn (provided that, solely for purposes of Section 7.09, indebtedness in respect of letters of credit that are not drawn and unpaid shall not constitute “Indebtedness”), and bankers’ acceptances and letters of guaranty issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) the liabilities (if any) of such Person in respect of Swap Contracts as determined by reference to the Swap Termination Value thereof; (f) all obligations of such Person to pay the deferred purchase price of property or services that are included as liabilities in accordance with GAAP (other than accrued expenses incurred and trade accounts payable in each case in the ordinary course of business) and all obligations secured by a Lien on property owned or being purchased by such Person, but only to the extent of the lesser of the obligations secured or the value of the property to which such Lien is attached (including obligations arising under conditional sales or other title retention agreements); (g) any obligations of a partnership of the kind referred to in clauses (a) through (f) above or clause (h) or (i) below in which such Person is a general partner; (h) solely for purposes of Section 7.09, all obligations in respect of Hybrid Securities (other than Hybrid Securities (or the greatest portion thereof) that are treated as equity by S&P or Moody’s) of such Person; and (i) all Contingent Obligations of such Person in connection with Indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above; provided, that obligations under the Tax Benefit Payment Agreement shall not constitute Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 10.05(a).

“Indemnified Persons” has the meaning specified in Section 10.05(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, conservation, rehabilitation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, compromise with creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in any case, undertaken under U.S. Federal, state or foreign law, including Title 11 of the United States Code and the Companies Act 1981 of Bermuda.

“Insurance Investments” means Investments by an Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary for its investment portfolio (other than such Person’s Investments in its Restricted Subsidiaries engaged in insurance lines of business) in the ordinary course of business consistent with the policies and procedures approved by the board of directors or the investment committee (or other applicable committee) of such Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary.

“Insurance Subsidiary” means any Subsidiary of Holdings that is or is required to be licensed as an insurer or reinsurer.

“Intercompany Indebtedness” means Indebtedness owed by Holdings or a Restricted Subsidiary to Holdings or a Restricted Subsidiary; provided that all such Indebtedness of any Credit Party owed to any Restricted Subsidiary that is not a Credit Party is unsecured and subject to the Intercompany Subordination Provisions.

“Intercompany Subordination Provisions” means the terms and conditions set forth on Exhibit I.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each calendar quarter and (b) with respect to any ~~LIBOR Rate~~SOFR Loan, the last day of each Interest Period applicable to the Credit Extension of which such Revolving Loan is a part; provided that if any Interest Period for a ~~LIBOR Rate~~SOFR Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date (but in each case, subject to the definition of “Interest Period”).

“Interest Period” means, with respect to any ~~LIBOR Rate~~SOFR Loan, the period beginning on the date of the applicable Credit Extension and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that:

(a)       ~~(a)~~  if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)      ~~(b)~~  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of the calendar month at the end of such Interest Period; ~~and~~

(c)       ~~(c)~~  no Interest Period with respect to any portion of any Class of Revolving Loans shall extend beyond such Class’s Commitment Termination Date.; and

(d)        no tenor that has been temporarily removed from this definition pursuant to Section 3.05(d) shall be available for specification in any Loan Notice during such time that such tenor is unavailable.

For purposes hereof, the date of a Credit Extension initially shall be the date on which such Credit Extension is made and thereafter shall be the effective date of the most recent continuation of such Credit Extension.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Interest Type” means, when used with respect to any Revolving Loan, whether the rate of interest on such Revolving Loan is determined by reference to ~~the LIBOR Rate~~Adjusted Term SOFR or the Base Rate.

“Investment” means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including purchases financed with equity) of any Capital Stock, bonds, notes, obligations, debentures or other debt securities of, or any other investment in, any Person.

“IPO” means the consummation of the initial public offering of common Capital Stock in (a) GAFL or (b) any Person (i) that is a Wholly-Owned Subsidiary of GAFL immediately prior to the IPO and (ii) of which (A) the Borrower, (B) CwA, (C) GA Bermuda, (D) each Person that is an Insurance Subsidiary of GAFL immediately prior to the IPO and (E) each Person that, immediately prior to the IPO, is a Subsidiary of GAFL that directly or indirectly owns any Capital Stock of any Insurance Subsidiary of GAFL (including each such Subsidiary that is itself owned by an Insurance Subsidiary of GAFL), in the case of each of clauses (A) through (E), is a Wholly-Owned Subsidiary (GAFL or such Person, as the case may be, the “IPO Entity”), in each case pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

“IRS” means the Internal Revenue Service or any Governmental Authority succeeding to any of its principal functions under the Code.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Issuance Notice” means a notice substantially in the form of Exhibit C-2.

“Joinder Agreement” means an agreement substantially in the form of Exhibit L.

“Judgment Currency” has the meaning set forth in Section 10.22(b).

“KKR” means KKR & Co. Inc.

“Knowledge” means, with respect to any Person, the actual knowledge of the facts, circumstances or condition by a Responsible Officer, including the chief financial officer, president, chief executive officer, treasurer, senior vice president or vice president, of such Person involved in negotiating the Transactions.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or Revolving Commitment hereunder at such time, including the latest maturity or expiration date of any Extended Revolving Commitments or Extended Revolving Loans, in each case as extended in accordance with this Agreement from time to time.

“L/C Disbursement” means a payment made by a Lender pursuant to a Letter of Credit.

“L/C Exposure” means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all payments or disbursements made by the Lenders pursuant to a Letter of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Revolving Lender at any time shall equal its Pro Rata Share of the aggregate L/C Exposure at such time.

“Lenders” has the meaning specified in the introduction to this Agreement and includes any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in accordance with Section 10.07, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. As the context requires, the term “Lenders” includes each Limited Fronting Lender and each Participating Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” or “Domestic Lending Office” ~~or “LIBOR Lending Office,”~~, as the case may be, in its administrative questionnaire delivered to the Administrative Agent, or such other office or offices or office of a third party or sub-agent, as appropriate, as such Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means a standby letter of credit issued or to be issued by the Lenders pursuant to this Agreement. Each Letter of Credit will be a Syndicated Letter of Credit.

“Letter of Credit Sublimit” means $500,000,000.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all L/C Disbursements made by the Lenders and not theretofore reimbursed by or on behalf of the Borrower.

~~“LIBOR Rate” means for any Interest Period with respect to a LIBOR Rate Loan: the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by the Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on page LIBOR 01 of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest equal to the offered quotation rate to major banks in the offshore Dollar market at their request by the Administrative Agent’s London Branch for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the Revolving Loan, for which the LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided that, if such rate per annum is less than zero, the LIBOR Rate will be deemed to be zero for purposes of this Agreement.~~

~~“LIBOR Replacement Date” means, if the then-current Benchmark is USD LIBOR the earliest to occur of~~:

~~(1)           the date on which IBA has permanently or indefinitely ceased to provide all Available Tenors of USD LIBOR;~~

~~(2)         the date on which the Financial Conduct Authority has announced, pursuant to a public statement or publication of information, that all Available Tenors of USD LIBOR are no longer representative; or~~

~~(3)            the Early Opt-in Effective Date in respect of such relevant LIBOR.~~

~~For the avoidance of doubt, if the event giving rise to the LIBOR Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the LIBOR Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.~~

“License” means any license, certificate of authority, permit or other authorization that is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or a licensor under a license that does not otherwise secure an obligation.

“Limited Fronting Lender” means, with respect to any Participating Lender, any Lender that is an NAIC Approved Bank and that has agreed in a written agreement to act as a fronting bank on behalf of such Participating Lender in accordance with Section 2.02(m), which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent (such an agreement, a “Limited Fronting Lender Agreement”).

“Limited Fronting Percentage” means, with respect to any Limited Fronting Lender and any Participating Lender, the percentage (not to exceed 100%) of such Participating Lender’s Pro Rata Share of the aggregate undrawn amount of Letters of Credit in respect of which such Limited Fronting Lender has agreed to act as a fronting bank, as set forth in the Limited Fronting Lender Agreement between such Limited Fronting Lender and such Participating Lender.

“Loan” means either a Base Rate Loan or a ~~LIBOR Rate~~SOFR Loan, as the context may require.

“Loan Documents” means this Agreement and amendments of and joinders to this Agreement that are deemed pursuant to their terms to be Loan Documents for purposes hereof, all Revolving Loan Notes, the Guarantee Agreement, the Collateralized L/C Security Documents, the Fee Letters and all Extension Amendments.

“Loan Notice” means a notice of Credit Extension substantially in the form of Exhibit C-1.

“Margin Stock” means “margin stock” as such term is defined in Regulation U or X of the FRB.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, properties, results of operations or condition (financial or otherwise) of Holdings and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of any Credit Party to perform under any Loan Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party; or (d) a material adverse change in the rights, remedies and benefits available to, or conferred upon, the Administrative Agent and any Lender under any Loan Document.

“Material Indebtedness” means Indebtedness having an aggregate outstanding principal amount, individually or in the aggregate, with all other Indebtedness of the Credit Parties and their respective Restricted Subsidiaries (excluding Intercompany Indebtedness, Indebtedness under the Loan Documents and Operating Indebtedness which is recourse only to a Subsidiary of the Borrower which is a special purpose life insurance captive vehicle) of not less than $75,000,000.

“Minimum Cash Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account  balances, an amount equal to 103% of the L/C Exposure of the Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent in its reasonable discretion.

“Minimum Collateralized L/C Aggregate Collateral Amount” means, as at any date of determination, 103% of the Collateralized Letter of Credit Usage.

“MNPI” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Holdings, the Borrower or their respective affiliates or securities.

“Moody’s” means Moody’s Investors Service, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, to which Holdings, any of its Subsidiaries or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the preceding six calendar years, has made, or been obligated to make, contributions.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

“NAIC Approved Bank” means any Lender that is a bank listed on the most current “Qualified U.S. Financial Institutions List (“QUFSI”)” of banks approved by the NAIC.

“Natural Person” means a natural person or any company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

“Net Income” means, for any Person for any period, the net income (or loss) of such Person for such period as determined, unless otherwise indicated, in accordance with GAAP.

“Net Worth” means the total common and preferred shareholders’ equity of any Person as determined in accordance with GAAP (calculated excluding (i) accumulated other comprehensive income (loss), (ii) any charges taken to write off any goodwill included on such Person’s balance sheet on the Effective Date to the extent such charges are required by FASB ASC 320 (Investments—Debt and Equity Securities) and ASC 350 (Intangibles—Goodwill and Others), (iii) all noncontrolling interests (as determined in accordance with FASB ASC 160 (Noncontrolling Interests in Consolidated Financial Statements)), and (iv) reinsurance embedded derivatives as determined in accordance with FASB ASC 815-15-55-102 (formerly known as FASB Derivative Implementation Group B-36)).

“New Revolving Commitment” has the meaning set forth in Section 2.15(a).

“New Revolving Loan” has the meaning set forth in Section 2.15(b).

“New Revolving Loan Lender” has the meaning set forth in Section 2.15(a).

“Non-Collateralized Letter of Credit” means a Letter of Credit that is not a Collateralized Letter of Credit.

“Non-Consenting Lender” means a Lender that does not consent to an amendment or waiver pursuant to Section 10.01 that requires the consent of all or all affected Lenders in order to become effective and as to which Lenders holding more than 50% of the Revolving Loans and Revolving Commitments have consented.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-NAIC Approved Bank” means any Person that is not an NAIC Approved Bank.

“Non-Recourse  Insurance  Subsidiary  Indebtedness”  means  non-recourse Indebtedness of Insurance Subsidiaries and Subsidiaries thereof incurred in the ordinary course of business resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs or other similar instruments and structures.

“Obligations” means all advances to, and debts, liabilities and obligations of, any Credit Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Credit Party under any Loan Document and (b) the obligation of any Credit Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Credit Party.

“OFAC” has the meaning set forth in the definition of “Embargoed Person”.

“Operating Indebtedness” of any Person means, at any date, without duplication, any Indebtedness of such Person (a) in respect of AXXX, XXX and other similar life or annuity reserve requirements, (b) incurred in connection with repurchase agreements and securities lending, (c) to the extent the proceeds of which are used directly or indirectly (including for the purpose of funding portfolios that are used to fund trusts in order) to support AXXX, XXX and other similar life or annuity reserves, (d) to the extent the proceeds of which are used to fund discrete assets or pools of assets (and any related hedge instruments and capital) that are segregated from other assets of such Person and in the judgment of such Person have sufficient cash flow to pay principal and interest thereof, with insignificant risk of other assets of such Person being called upon to make such principal and interest payments, (e) in respect of undrawn letters of credit or drawn letters of credit that are reimbursed, issued on behalf of any Insurance Subsidiary or any Subsidiary of an Insurance Subsidiary in the ordinary course of its business for insurance regulatory or reinsurance purposes, (f) that is owed to a Federal Home Loan Bank or (g) that is excluded entirely from financial leverage by either S&P or Moody’s in its evaluation of Holdings.

“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or in the case of clauses (i), (ii) and (iii), the equivalent or comparable constituent documents with respect to any Foreign Subsidiary.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Revolving Loans, Revolving Commitments or Loan Documents).

“Other Taxes” means any present or future recording, stamp, court or documentary Taxes or any other excise, sales or property Taxes, charges or similar levies that arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07 or 10.14).

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“Participating Lender” means any Lender that is (a) a Non-NAIC Approved Bank or (b) unable to issue Letters of Credit for the benefit of the Borrower and its Subsidiaries due to regulatory restrictions, legal impediments or any other internal or external restrictions, in each case, on behalf of which a Limited Fronting Lender has agreed to act as a fronting bank in accordance with the definition of the term “Limited Fronting Lender” and Section 2.02(m).

“PATRIOT Act” has the meaning specified in Section 10.17.

“Payment Recipient” has the meaning assigned thereto in Section 9.14(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA that Holdings, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Holders” means any of KKR and its Subsidiaries.

“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of any Insurance Subsidiary existing or arising under Swap Contracts; provided that (x) each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business and consistent with past practices of such Person for the purpose of managing risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view” and (b) such Swap Contracts do not contain any provision (a “walk-away” provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party or (y) such obligations are entered into by such Person in the ordinary course of business and consistent with past practices of such Person to transfer risk that might otherwise be transferred by insurance or reinsurance transactions (and is an established line of business for such Person) and not for purposes of speculation or taking a “market view”.

“Person” means an individual, partnership, corporation, company, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity of whatever nature.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) that Holdings or any of its Subsidiaries sponsors or maintains or to which Holdings or any of its Subsidiaries makes, is making or is obligated to make, contributions and includes any Pension Plan.

“Platform” has the meaning specified in Section 6.02.

“Portfolio Interest Exemption” has the meaning specified in Section 3.01(e)(B)(iii).

“Post-IPO Offerings” means any offering, whether public or private, of capital stock of the IPO Entity after the IPO.

“Prepayment Notice” means a written notice made pursuant to Section 2.06(e) substantially in the form of Exhibit J.

“Pricing Level” means any of Pricing Level 1, Pricing Level 2, Pricing Level 3, Pricing Level 4 or Pricing Level 5 set forth in the table in the definition of “Applicable Margin”, “Applicable Revolving Commitment Fee Percentage” and “Applicable Non-Collateralized Letter of Credit Fee”.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Rata Share” means the percentage obtained by dividing (a) the Revolving Commitment of that Lender by (b) the aggregate Revolving Commitments of all Lenders; provided that if the Revolving Commitment of each Lender has been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Money Debt” means Indebtedness incurred by a Person in connection with the purchase of fixed or capital assets by such Person, in which assets the seller or financier thereof has taken or retained a Lien; provided that (x) any such Lien attaches to such assets concurrently with or within 120 days after the purchase thereof by such Person and (y) at the time of incurrence of such Indebtedness, the aggregate principal amount of such Indebtedness shall not exceed the costs of the assets so purchased plus fees and expenses reasonably related thereto.

“QFC Credit Support” has the meaning specified in Section 10.24.

“Quarterly Statement” means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

“RBC” means Royal Bank of Canada.

“RBCCM” means RBC Capital Markets, a brand name for the capital markets businesses of RBC and its Affiliates.

~~“Reference Time” with respect to any setting of the then-current Benchmark means if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting.~~

“Register” has the meaning specified in Section 10.07(c).

“Reimbursement Date” has the meaning specified in Section 2.02(h).

“Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners (to the extent such Person is a partnership), directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching into or through the Environment.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means, as of any date of determination, one or more Lenders having or holding Revolving Exposure and unused Revolving Commitments representing more than 50% of the aggregate Revolving Exposure and unused Revolving Commitments of all Revolving Lenders; provided that the aggregate amount of Revolving Exposure and unused Revolving Commitments shall be determined with respect to any Defaulting Lender by disregarding the Revolving Exposure and unused Revolving Commitments of such Defaulting Lender.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in each case applicable to or legally binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer, or other officer of similar stature or responsibility, of a Credit Party. Any document delivered under any Loan Document that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party. Unless otherwise specified, “Responsible Officer” means a Responsible Officer of Holdings.

“Restricted Payments” has the meaning set forth in Section 7.07.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary; provided that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to issue Letters of Credit hereunder (or, in the case of a Participating Lender, to acquire participations in Letters of Credit hereunder pursuant to Section 2.02(m)), and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment and Assumption or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Effective Date is $1,000,000,000.

“Revolving Commitment Period” means the period from the Effective Date to but excluding the Commitment Termination Date.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender and (b) the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender.

“Revolving Lender” means a Lender having a Revolving Commitment.

“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.01(a).

“Revolving Loan Note” means a promissory note in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

“SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary that are applicable to the circumstances as of the date of filing of such statement or report.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” has the meaning specified in the Collateralized L/C Security and Control Agreement.

“Securities Act” means the Securities Act of 1933 and the regulations promulgated thereunder.

“Security and Control Agreement” means the Security and Control Agreement, dated as of the Effective Date, among the Borrower, the Administrative Agent and the Custodian.

“Single Employer Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, that Holdings, any of its Subsidiaries or any ERISA Affiliate sponsors or maintains, or to which Holdings, any of its Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions or would reasonably be expected to have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“SOFR” means~~, with respect to any Business Day,~~  a rate per annum equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the website of the SOFR Administrator, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).~~.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at Adjusted Term SOFR.

“Specified Currency” has the meaning set forth in Section 10.22(a).

“Specified Place” has the meaning set forth in Section 10.22(a).

“Subordinated Indebtedness” means any Indebtedness of Holdings or any Restricted Subsidiary that is subordinated in right of payment to the Obligations.

“Subsidiary” of a Person means any corporation, company, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person’s Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of shares or stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a company or corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the voting or managing membership interests, if it is a limited liability company. Unless otherwise specified, “Subsidiary” means a Subsidiary of Holdings. Unless otherwise specified, when used herein, the term “Subsidiary” of KKR shall not include any portfolio company of KKR or any of its Subsidiaries. For the avoidance of doubt, neither Holdings nor any of its Subsidiaries shall be considered a portfolio company of KKR or any of its Subsidiaries.

“Successor Entity” has the meaning specified in Section 7.06(c).

“Supported QFC” has the meaning specified in Section 10.24.

“Surplus Debentures or Notes” means, as to any Insurance Subsidiary, debt securities or notes of such Insurance Subsidiary issued to Holdings or any of its Subsidiaries the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department and are of a type generally described in the insurance industry as a “surplus note”.

“Swap Contract” means any agreement relating to any transaction (whether or not arising under a master agreement) that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, futures contract, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option, credit derivative transaction or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and any master agreement relating to or governing any or all of the foregoing.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts and all rights to set off against collateral posted in respect of such Swap Contract, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by Holdings based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Syndicated Letter of Credit” means a single multi-bank letter of credit issued by all of the Lenders (acting through the Administrative Agent in accordance with the provisions hereof) in which each Lender, as an issuing bank thereunder, has a several (but not joint) obligation in respect of a specified portion of the amount of such Letter of Credit.

“Syndication Agents” means, collectively, RBC and US Bank and their respective successors and assigns in such capacity.

“Synthetic Purchase Agreement” means any agreement pursuant to which Holdings or any of its Subsidiaries is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than Holdings or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) of any Capital Stock or Subordinated Indebtedness of Holdings or any of its Subsidiaries (other than any Subsidiary that is a Subsidiary of an Insurance Subsidiary but is not itself an Insurance Subsidiary) or (b) any payment the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Subordinated Indebtedness; provided that (i) no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings or any of its Subsidiaries (or to their heirs or estates) and (ii) no such agreement in respect of any Disposition of any Capital Stock of a Subsidiary of Holdings that is permitted by Section 7.02 shall in either case be deemed to be a Synthetic Purchase Agreement.

“Tax Benefit Payment Agreement” means the Tax Benefit Payment Agreement, dated as of April 30, 2013, among the Borrower, as Payor, GAFLL, as Intermediate Guarantor, GAFGL, as Parent Guarantor and The Goldman Sachs Group, Inc., as Payee.

“Tax Status Certificate” has the meaning specified in Section 3.01(e)(B)(iii).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, ~~for the applicable corresponding tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or~~

~~recommended by the Relevant Governmental Body; provided that such rate is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

(a)         for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)        ~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been selected or recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a LIBOR Replacement Date in respect of USD LIBOR has occurred resulting in a Benchmark Replacement in accordance with~~ Section 3.05 ~~that is not Term SOFR.~~for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means a percentage, per annum, equal to 0.10%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Capitalization” means, without duplication, (a) the amount described in clause (a) of the definition of “Debt to Total Capitalization Ratio” plus (b) the Net Worth of the applicable Person.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the Letter of Credit Usage.

“Transactions” means the (i) execution, delivery and performance by each Credit Party of the Loan Documents to which it is to be a party, (ii) borrowing of Loans, use of the proceeds thereof and issuance of Letters of Credit hereunder and (iii) payment of fees and expenses incurred in connection with the foregoing.

“Transaction Parties” has the meaning specified in Section 5.07(d).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 430 of the Code for the applicable plan year.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Collateralized L/C Lien on any Collateralized L/C Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” each means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary designated by the board of directors (or similar governing body) of (a) Holdings or (b) if such Subsidiary is a Subsidiary of the Borrower, the Borrower, as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof. Holdings or the Borrower may designate any subsidiary (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any Subsidiary (other than any subsidiary of the subsidiary to be so designated); provided that (i) each of (A) the subsidiary to be so designated and (B) its subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any Restricted Subsidiary, (ii) neither Holdings nor the Borrower may designate (A) the Borrower, (B) any Insurance Subsidiary or (C) any Subsidiary of Holdings or the Borrower that directly or indirectly owns any Capital Stock of any Insurance Subsidiary (including any such Subsidiary of Holdings or the Borrower that is itself owned by an Insurance Subsidiary) to be an Unrestricted Subsidiary and (iii) for the avoidance of doubt, there shall be no Unrestricted Subsidiaries on the Effective Date.

“US Bank” means U.S. Bank National Association.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.24.

~~“USD LIBOR” means the London Interbank Offered Rate for Dollars.~~

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Stock” of any Person means Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of the board of directors or similar governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, N.A.

“WFS” means Wells Fargo Securities, LLC.

“Wholly-Owned Subsidiary” means any Person in which all of the Capital Stock (other than directors’ and national citizen qualifying shares or similar de minimis holdings by another Person, in each case, as required by law) is owned, beneficially and of record, by Holdings, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02   Other Interpretive Provisions~~.~~.

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)         The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Article, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)           (i)            The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)           The term “including” is not limiting and means “including without limitation”.

(iii)         In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(iv)          The term “will” shall be construed to have the same meaning and effect as the word “shall”.

(d)           Unless otherwise expressly provided herein or the context requires otherwise, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, (iii) any reference herein to a Person shall be construed to include such Person’s permitted successors and assigns and (iv) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(e)           The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)           This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)          This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Administrative Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

Section 1.03   Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by Interest Type (e.g., a “~~LIBOR Rate~~SOFR Loan”).

Section 1.04    Accounting Principles~~.~~.

(a)           Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP as in effect from time to time, consistently applied. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)           References herein to particular columns, lines or sections of any Person’s Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person’s Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the columns, lines or sections of the Annual Statement or Quarterly Statement referenced herein are changed or renumbered from the columns, lines and sections applicable to the 2020 Annual Statement, or the March 31, 2021 Quarterly Statement, all such references shall be deemed references to such column, line or section as so renumbered or changed.

(i)          If, at any time after the date of this Agreement, any material change is made to GAAP or Holdings’ accounting practices that would affect in any material respect the determination of compliance with the covenants set forth in this Agreement, Holdings shall notify the Administrative Agent of the change and Holdings and the Administrative Agent shall negotiate in good faith to amend such covenant, subject to the approval of the Required Lenders, to restore Holdings and the Lenders to the position they occupied before the implementation of such material change in GAAP or accounting practices; provided that if Holdings and the Administrative Agent are unable to reach agreement within sixty (60) days following the implementation of such material change, the Administrative Agent shall be permitted, acting in good faith, to make such amendments, in each case subject to the approval of the Required Lenders, to the covenants set forth in this Agreement as it reasonably determines are necessary to restore Holdings and the Lenders to the position they occupied prior to the implementation thereof.

Section 1.05  Divisions~~.~~.

(a)         Solely with respect to Sections 6.11 and 7.02, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.06          Rates~~.The interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) may be determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 3.05, such Section 3.05 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 3.05, of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is based.However, the~~.The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (~~i~~a) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate or~~Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, ~~comparable or~~ successor ~~rate thereto,~~ or replacement rate ~~thereof~~thereto (including ~~any then-current Benchmark or~~ any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.05, will be similar to, or produce the same value or economic equivalence of, ~~the LIBOR Rate or any other Benchmark,~~ or have the same volume or liquidity as ~~did~~, the ~~London interbank offered rate or any other~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (~~ii~~b) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE 2
The Credits

Section 2.01   Revolving Loans~~.~~.

(a)          Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender with a Revolving Commitment severally agrees to make Revolving Loans in Dollars to the Borrower; provided that, after giving effect to the making of any Revolving Loans, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.01(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Revolving Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)           Borrowing Mechanics for Revolving Loans.

(i)            Except pursuant to Section 2.02(h) or 2.02(l)(vi), Revolving Loans shall be made in an aggregate minimum amount of $2,500,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)         Whenever the Borrower desires that Lenders make Revolving Loans, the Borrower shall deliver to the Administrative Agent a fully executed and delivered Loan Notice no later than 10:00 a.m. (New York City time) (A) in the case of a ~~LIBOR Rate~~SOFR Loan, at least three (3) Business Days in advance of the proposed Borrowing Date, (B) in the case of one or more Base Rate Loans in an aggregate principal amount greater than $100,000,000, at least one (1) Business Day in advance of the proposed Borrowing Date, and (C) in the case of one or more Base Rate Loans in an aggregate principal amount equal to or less than $100,000,000, on the proposed Borrowing Date; provided that, if such Borrowing Date is the Effective Date, such Loan Notice may be delivered within such period shorter than three (3) Business Days as may be agreed by the Administrative Agent with respect to ~~LIBOR Rate~~SOFR Loans. Except as otherwise provided herein, a Loan Notice for a Revolving Loan that is a ~~LIBOR Rate~~SOFR Loan shall be irrevocable on and after the related Interest Rate Determination Date.

(iii)         Notice of receipt of each Loan Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by facsimile or other electronic communication with reasonable promptness, but (provided that the Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 3:00 p.m. (New York City time) (or, in the case of a Loan Notice delivered pursuant to Section 2.01(b)(ii)(C), 12:00 noon (New York City time)) on the same day as the Administrative Agent’s receipt of such Loan Notice from the Borrower.

(iv)         Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent not later than 12:00 noon (New York City time) (or, in the case of Base Rate Loans with respect to which a Loan Notice is delivered pursuant to Section 2.01(b)(ii)(C), 2:00 p.m. (New York City time)) on the applicable Borrowing Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Administrative Agent’s Office or to such other account or accounts as may be designated in writing to the Administrative Agent by the Borrower.

Section 2.02   Issuance of Letters of Credit~~.~~.

(a)          Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof (including Section 2.02(m)), the Lenders shall issue Letters of Credit in respect of which the Borrower is the applicant (or, so long as the Borrower is a joint and several co-applicant in respect thereof, any Subsidiary is the applicant; provided that, with respect to any such Subsidiary, the Borrower shall have designated such Subsidiary to the Administrative Agent in writing as an applicant of Letters of Credit at least seven (7) Business Days prior to the delivery by the Borrower of the Issuance Notice with respect to the first Letter of Credit in respect of which such Subsidiary is the applicant, and any Lender shall have been provided with documentation and other information it reasonably determines are required by bank regulatory authorities under applicable “know-your-customer” and Anti-Money Laundering Laws, including the PATRIOT Act, at least five (5) Business Days prior to the delivery of such Issuance Notice as has been reasonably requested in writing at least six (6) Business Days prior to the delivery of such Issuance Notice) for the support of obligations of Holdings and/or its Subsidiaries in an aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be a standby letter of credit denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $500,000 or such lesser amount as is acceptable to the Administrative Agent; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit; (v) after giving effect to the issuance of any Collateralized Letter of Credit, in no event shall the Collateralized L/C Aggregate Collateral Amount be less than the Minimum Collateralized L/C Aggregate Collateral Amount; (vi) in no event shall any Letter of Credit have an expiration date later than the earlier of (A) five (5) days prior to the Commitment Termination Date (unless such Letter of Credit shall on the date of issuance have been Cash Collateralized in the Minimum Cash Collateral Amount which Letter of Credit, for the avoidance of doubt, shall not have an expiration date later than twelve (12) months (or, if required by the applicable Department, thirteen (13) months) after the Commitment Termination Date) and (B) the date which is one (1) year from the date of issuance of such Letter of Credit (or, if required by the applicable Department, thirteen (13) months from the date of issuance of such Letter of Credit); (vii) in no event shall any Letter of Credit be issued if such issuance would violate any Requirement of Law; (viii) in no event shall any Letter of Credit be issued if such Letter of Credit is otherwise unacceptable to the Administrative Agent in its reasonable discretion; and (ix) each Letter of Credit shall be substantially in the form of the Administrative Agent’s customary form; provided, further, that, without the prior consent of each Lender, no Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Lenders thereunder and, subject to Section 2.02(m), each Letter of Credit shall be issued by all of the Lenders having Revolving Commitments at the time of issuance as a single multi-bank letter of credit, but the obligation of each Lender thereunder shall be several and not joint, based upon its Pro Rata Share of the aggregate undrawn amount of such Letter of Credit (subject to Section 2.02(m)). Subject to the foregoing, the Administrative Agent may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless the Administrative Agent elects not to extend for any such additional period; provided, that the Administrative Agent shall not extend any such Letter of Credit if (i) it has received written notice from a Lender or the Borrower that an Event of Default has occurred and is continuing at least two (2) Business Days prior to the time the Administrative Agent must elect to allow such extension; provided, further, if a Letter of Credit will not be renewed, the Administrative Agent shall notify the Borrower and the beneficiary of such Letter of Credit of such non-renewal or (ii) such renewal would occur later than five (5) days prior to the Commitment Termination Date (unless such Letter of Credit shall on the date of renewal have been Cash Collateralized in the Minimum Cash Collateral Amount which Letter of Credit, for the avoidance of doubt, shall not have an expiration date later than twelve (12) months (or, if required by the applicable Department, thirteen (13) months) after the Commitment Termination Date).

(b)          Notice of Issuance, Amendment, Renewal or Extension. Whenever the Borrower desires the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), it shall deliver to the Administrative Agent an Issuance Notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (i) the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), (ii) the date on which such Letter of Credit is to expire (which shall comply with Section 2.02(a)), (iii) the amount of such Letter of Credit, (iv) the name and address of the beneficiary thereof, (v) in the case of the issuance of a Letter of Credit, whether such Letter of Credit will be a Non-Collateralized Letter of Credit or a Collateralized Letter of Credit and (vi) the other terms and conditions of (and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be) such Letter of Credit no later than 11:00 a.m. (New York City time) at least ten (10) Business Days, or such shorter period as may be agreed to by the Administrative Agent in any particular instance, in advance of the proposed date of issuance, amendment, renewal or extension, as the case may be. Upon receipt by the Administrative Agent of an Issuance Notice, the Administrative Agent shall deliver to each Lender with a Revolving Commitment a copy of such Issuance Notice; provided that any failure to deliver or delay in delivering a copy of such Issuance Notice shall not relieve any Lender of its obligations under this Section 2.02. In connection with any request for a Collateralized Letter of Credit, the Borrower shall deliver to the Administrative Agent a Collateralized L/C Collateral Certificate no later than 11:00 a.m. (New York City time) on the Business Day immediately preceding the date of issuance of such Collateralized Letter of Credit, confirming that the Collateralized L/C Aggregate Collateral Amount after giving effect to such issuance shall equal or exceed the Minimum Collateralized L/C Aggregate Collateral Amount. If requested by the Administrative Agent, the Borrower also shall submit a letter of credit application on the Administrative Agent’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with the Administrative Agent relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Upon the issuance, renewal or extension of any Letter of Credit or amendment or modification to a Letter of Credit, the Administrative Agent shall notify each Lender with a Revolving Commitment of such issuance and the amount of such Lender’s respective L/C Exposure in such Letter of Credit and deliver to such Lender a copy of such Letter of Credit; provided that any failure to give or delay in giving such notice or any failure to deliver or delay in delivering a copy of such Letter of Credit shall not relieve any Lender of its obligations under this Section 2.02.

(c)           Obligation of Lenders. With respect to any Letter of Credit, the obligation of any Lender under such Letter of Credit shall be several and not joint and shall at any time be in an amount equal to such Lender’s Pro Rata Share of the aggregate undrawn amount of such Letter of Credit (subject to Section 2.02(m)), and each Letter of Credit shall expressly so provide.

(d)         Adjustment of Pro Rata Shares. Upon (i) each addition of a new Lender hereunder, (ii) each change in the Revolving Commitment of a Lender pursuant to this Agreement and (iii) each change in status of a Lender as a Participating Lender, then in the case of each outstanding Letter of Credit, without the consent of the beneficiary thereunder unless required under such Letter of Credit or applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Letter of Credit), the Administrative Agent shall promptly amend such Letter of Credit to specify the Lenders that are parties thereto, after giving effect to such event, and such Lenders’ respective Pro Rata Shares as of the effective date of such amendment (subject to Section 2.02(m)). However, it is acknowledged by the Administrative Agent and the Lenders that amendments of outstanding Letters of Credit may not be immediately effected and may be subject to the consent of the beneficiaries of such Letters of Credit. Accordingly, whether or not Letters of Credit are amended as contemplated hereby, the Lenders agree that they shall purchase and sell participations or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Lenders of drawings under Letters of Credit and payments by the Borrower of L/C Disbursements made by the Lenders and interest thereon are, except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders and Defaulting Lenders), in each case shared by the Lenders in accordance with the Revolving Commitments of the Lenders from time to time in effect.

(e)           Issuance and Administration of Letters of Credit. With respect to each Letter of Credit, such Letter of Credit shall be executed and delivered by the Administrative Agent in the name and on behalf of, and as attorney-in-fact for, the Lenders party to such Letter of Credit, and the Administrative Agent shall act as the agent of each such Lender to (i) receive drafts, other demands for payment and other documents presented by the beneficiary under such Letter of Credit, (ii) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Letter of Credit and (iii) notify such Lender and the Borrower that a valid drawing has been made and the date that the related disbursement is to be made; provided that the Administrative Agent shall have no obligation or liability for any disbursement under such Letter of Credit, and each Letter of Credit shall expressly so provide. Each Lender hereby irrevocably appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of the Person that is serving as the Administrative Agent, to execute and deliver in the name and on behalf of such Lender each Letter of Credit (together with any amendment, extension or renewal thereof) to be issued by the Lenders hereunder. Promptly upon the request of the Administrative Agent, each Lender will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any such Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Lender to execute and deliver each Letter of Credit (together with any amendment, extension or renewal thereof).

(f)           Responsibility of Administrative Agent With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Administrative Agent shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit. As between the Borrower and the Administrative Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Administrative Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Administrative Agent shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit or any document presented by a beneficiary in connection with a drawing under any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Administrative Agent’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by the Administrative Agent under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith (as defined under Article 5 of the Uniform Commercial Code as adopted by the State of New York), shall not give rise to any liability on the part of the Administrative Agent to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.02(f), the Borrower shall retain any and all rights it may have against the Administrative Agent for any direct damages (as opposed to special, indirect, consequential or punitive damages, which claims are hereby waived by the Borrower to the extent permitted under applicable law) suffered by the Borrower arising solely out of the gross negligence or willful misconduct of the Administrative Agent in determining whether documents delivered under any Letter of Credit substantially comply with the terms thereof as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(g)         Disbursement Procedures. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Administrative Agent shall promptly after such examination notify each of the Lenders by telephone (confirmed by telecopy or electronic mail) of such demand for payment. With respect to any drawing properly made under any such Letter of Credit, as determined by the Administrative Agent, subject to Section 2.02(m), each Lender will make an L/C Disbursement in respect of such Letter of Credit in accordance with its liability under such Letter of Credit and this Agreement, such L/C Disbursement to be made in Dollars to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make any such L/C Disbursement available to the beneficiary of such Letter of Credit by promptly crediting the amounts so received, in like funds in Dollars, to the account identified by such beneficiary in connection with such demand for payment. Promptly following any L/C Disbursement by any Lender in respect of any such Letter of Credit, the Administrative Agent will notify the Borrower of such L/C Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Lenders with respect to any such L/C Disbursement.

(h)          Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event the Borrower has received a notice of any L/C Disbursement made pursuant to Section 2.02(g), the Borrower shall reimburse each Lender in respect of any such L/C Disbursement by paying to the Administrative Agent on or before the Business Day immediately following the date of such L/C Disbursement, but in no event later than the third (3rd) Business Day immediately following the date of such L/C Disbursement (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such L/C Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Administrative Agent and the Lenders once such notice is delivered; provided, further, that anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent prior to 10:00 a.m. (New York City time) on the date of such L/C Disbursement that the Borrower intends to reimburse the Administrative Agent for the amount of such L/C Disbursement with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Loan Notice to the Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to such L/C Disbursement, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such L/C Disbursement, the proceeds of which shall be applied directly by the Administrative Agent to reimburse each Lender for its Pro Rata Share of such L/C Disbursement; provided, further, if for any reason (including, without limitation, by reason of exceeding the Revolving Commitments) proceeds of Revolving Loans are not received by the Administrative Agent on the Reimbursement Date in an amount equal to the amount of such L/C Disbursement, then the Borrower shall reimburse the Administrative Agent, on demand, in an amount in same day funds equal to the excess of the amount of such L/C Disbursement over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.02(h) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.02(h).

(i)          Obligations Absolute. The obligation of the Borrower to reimburse the Administrative Agent, on behalf of the Lenders, for L/C Disbursements and to repay any Revolving Loans made by Lenders pursuant to Section 2.02(h) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Administrative Agent, Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Administrative Agent under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vi) any breach hereof or of any other Loan Document by any party hereto or thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing.

(j)          Indemnification. Without duplication of any obligation of the Borrower under Section 10.04 or 10.05, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of one outside counsel) which the Administrative Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance or wrongful dishonor of any Letter of Credit by the Administrative Agent, other than as a result of the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) the failure of the Administrative Agent to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(k)            Cash Collateralization. If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the Loans have been accelerated pursuant to Section 8.02, Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, or (ii) at any time, the Letter of Credit Usage exceeds the Letter of Credit Sublimit, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the L/C Exposure (less the Collateralized Letter of Credit Usage) as of such date in Dollars plus any accrued and unpaid interest thereon (or, in the case of clause (ii), an amount in cash equal to 103% of such excess); provided that the obligation to deposit such Cash Collateral shall become effective upon notice from the Administrative Agent to the Borrower, provided, further, that the obligation to deposit such Cash Collateral shall become effective immediately and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (f) or (g) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations with respect to the Non-Collateralized Letters of Credit. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Lenders for any drawing under a Letter of Credit for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time or, if the Loans have been accelerated pursuant to Section 8.02 (but subject to the consent of Lenders with L/C Exposure representing greater than 50% of the total L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(l)         Collateralized Letters of Credit.

(i)         Pursuant to Section 2.02(b), and subject to Section 2.02(a), the Borrower may decide, prior to the issuance thereof, whether a Letter of Credit will be a Non-Collateralized Letter of Credit or a Collateralized Letter of Credit.

(ii)          Cash and Eligible Securities provided and pledged to secure a Collateralized Letter of Credit must be held in one or more Collateralized L/C Collateral Accounts, and such Cash and Eligible Securities will be held in such Collateralized L/C Collateral Accounts as collateral for the payment and performance of the Secured Obligations (as defined in the Collateralized L/C Security and Control Agreements). The Administrative Agent will have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateralized L/C Collateral Accounts as provided in the Collateralized L/C Security and Control Agreements. Interest or profits, if any, on Cash and Eligible Securities held in a Collateralized L/C Collateral Account will accumulate in such Collateralized L/C Collateral Account. Cash and the proceeds of Eligible Securities held in Collateralized L/C Collateral Accounts shall be applied by the Administrative Agent to reimburse the Lenders for any drawing under a Collateralized Letter of Credit for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Collateralized Letter of Credit Usage at such time.

(iii)         If, on the last Business Day of any calendar month, the Collateralized L/C Aggregate Collateral Amount exceeds the Minimum Collateralized L/C Aggregate Collateral Amount, then the Borrower may, within two (2) Business Days after such day, submit a written request to the Administrative Agent for the return of Cash and/or Eligible Securities held in Collateralized L/C Collateral Accounts having Collateralized L/C Collateral Amounts, in the aggregate, equal to or less than such excess and identified by the Borrower in such written request (in the manner required by the applicable Collateralized L/C Security and Control Agreement). The Administrative Agent shall, within two (2) Business Days after the date on which the Administrative Agent receives such written request from the Borrower, instruct the applicable Custodian(s) to transfer such Cash and/or Eligible Securities to the Borrower; provided that, after giving effect to any such transfer, the Collateralized L/C Aggregate Collateral Amount shall equal or exceed the Minimum Collateralized L/C Aggregate Collateral Amount. The Borrower shall have no right to request the return of, and the Administrative Agent shall have no obligation to instruct any Custodian to transfer, Cash and/or Eligible Securities having Collateralized L/C Collateral Amounts, in the aggregate, of less than $100,000.

(iv)        So long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may submit a written request to the Administrative Agent for the substitution of Cash and/or Eligible Securities held in a Collateralized L/C Collateral Account and identified by the Borrower in such written request with Cash and/or Eligible Securities to be held in such Collateralized L/C Collateral Account and identified by the Borrower in such written request (in the manner required by the applicable Collateralized L/C Security and Control Agreement). The Administrative Agent shall, within two (2) Business Days after the date on which the Administrative Agent receives such written request from the Borrower, instruct the applicable Custodian to (i) receive from the Borrower for deposit to a Collateralized L/C Collateral Account

Cash and/or Eligible Securities identified by the Borrower in such written request and (ii) transfer Cash and/or Eligible Securities identified by the Borrower in such written request to the Borrower; provided that, after giving effect to any such substitution, the Collateralized L/C Aggregate Collateral Amount shall equal or exceed the Minimum Collateralized L/C Aggregate Collateral Amount. The Borrower shall have no right to request the substitution of, and the Administrative Agent shall have no obligation to instruct any Custodian to substitute, Cash and/or Eligible Securities having Collateralized L/C Collateral Amounts, in the aggregate, of less than $100,000.

(v)           So long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may submit a written request to the Administrative Agent for the investment of cash held in a Collateralized L/C Collateral Account in Cash and/or Eligible Securities to be held in Collateralized L/C Collateral Accounts and identified by the Borrower in such written request (in the manner required by the applicable Collateralized L/C Security and Control Agreement). The Administrative Agent shall, within two (2) Business Days after the date on which the Administrative Agent receives such written request from the Borrower, instruct the applicable Custodian to invest such cash in Cash and/or Eligible Securities identified by the Borrower in such written request; provided that, after giving effect to any such investment, the Collateralized L/C Aggregate Collateral Amount shall equal or exceed the Minimum Collateralized L/C Aggregate Collateral Amount. The Borrower shall have no right to request the investment of, and the Administrative Agent shall have no obligation to instruct any Custodian to invest, cash having a Collateralized L/C Collateral Amount of less than $100,000.

(vi)        The Borrower shall at all times cause the Collateralized L/C Aggregate Collateral Amount to equal or exceed the Minimum Collateralized L/C Aggregate Collateral Amount at such time. If on any date the Minimum Collateralized L/C Aggregate Collateral Amount exceeds the Collateralized L/C Aggregate Collateral Amount (such excess, a “Collateralized L/C Collateral Deficiency”) (including as a result of any Collateralized L/C Security Invalidity), the Borrower shall, in no event later than the fifth (5th) Business Day immediately following the date on which the Administrative Agent notifies the Borrower of such Collateralized L/C Collateral Deficiency (the “Collateralized L/C Collateral Deficiency Correction Date”), transfer to one or more Collateralized L/C Collateral Accounts Cash and/or Eligible Securities so that the Collateralized L/C Aggregate Collateral Amount shall equal or exceed the Minimum Collateralized L/C Aggregate Collateral Amount; provided that anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent prior to 10:00 a.m. (New York City time) on the Business Day immediately preceding the Collateralized L/C Collateral Deficiency Correction Date that the Borrower intends to transfer to one or more Collateralized L/C Collateral Accounts Cash and/or Eligible Securities so that the Collateralized L/C Aggregate Collateral Amount shall equal or exceed the Minimum Collateralized L/C Aggregate Collateral Amount, the Borrower shall be deemed to have given a timely Loan Notice to the Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Collateralized L/C Collateral Deficiency Correction Date in an amount in Dollars equal to such Collateralized L/C

Collateral Deficiency, and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, Lenders with Revolving Commitments shall, on the Collateralized L/C Collateral Deficiency Correction Date, make Revolving Loans that are Base Rate Loans in the amount of such Collateralized L/C Collateral Deficiency, the proceeds of which shall be transferred directly by the Administrative Agent to a Collateralized L/C Collateral Account; provided, further, if for any reason (including, without limitation, by reason of exceeding the Revolving Commitments) proceeds of Revolving Loans are not received by the Administrative Agent on the Collateralized L/C Collateral Deficiency Correction Date in an amount equal to the amount of such Collateralized L/C Collateral Deficiency, then the Borrower shall, on the Collateralized L/C Collateral Deficiency Correction Date, pay to the Administrative Agent an amount in Dollars and in same day funds equal to the Collateralized L/C True-Up Amount with respect to all Letters of Credit that are Collateralized Letters of Credit on such date. Upon receipt by the Administrative Agent of an amount in Dollars and in same day funds equal to the Collateralized L/C True-Up Amount with respect to all Letters of Credit that are Collateralized Letters of Credit on such date, each Letter of Credit that is a Collateralized Letter of Credit on such date shall cease to be a Collateralized Letter of Credit for purposes of this Agreement and the Collateralized L/C Security Documents and shall be a Non-Collateralized Letter of Credit as of such date. Nothing in this Section 2.02(l)(vi) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.02(l)(vi).

(m)          Limited Fronting Lenders and Participating Lenders. In the event that, and for so long as, any Lender acts as a Limited Fronting Lender on behalf of any Participating Lender:

(i)          such Limited Fronting Lender, in reliance upon the obligations of such Participating Lender contained in this Section 2.02(m), with respect to each Letter of Credit issued hereunder, (A) shall be an issuing bank under such Letter of Credit in place of such Participating Lender and (B) shall have a several (but not joint) obligation in respect of an amount of such Letter of Credit equal to the sum of (1) such Limited Fronting Lender’s Pro Rata Share of the aggregate undrawn amount of such Letter of Credit, plus (2) the product of the applicable Limited Fronting Percentage and such Participating Lender’s Pro Rata Share of the aggregate undrawn amount of such Letter of Credit;

(ii)          by the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of such Limited Fronting Lender or such Participating Lender, such Limited Fronting Lender hereby grants to such Participating Lender, and such Participating Lender hereby acquires from such Limited Fronting Lender, a participation in such Letter of Credit equal to the product of the applicable Limited Fronting Percentage and such Participating Lender’s Pro Rata Share of the aggregate undrawn amount of such Letter of Credit. In consideration and in furtherance of the foregoing, such Participating Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Limited Fronting Lender, the product of the applicable Limited Fronting

Percentage and such Participating Lender’s Pro Rata Share of each L/C Disbursement made by such Limited Fronting Lender under such Letter of Credit and not reimbursed by the Borrower on the Reimbursement Date, or of any reimbursement payment required to be refunded to the Borrower for any reason. Such Participating Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.02(m)(ii) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. To the extent that such Participating Lender has made payments pursuant to this Section 2.02(m)(ii) to reimburse such Limited Fronting Lender in respect of any participation interests purchased hereunder in respect of any Letter of Credit, promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.02(h) in respect of such Letter of Credit, the Administrative Agent shall distribute such payment to such Limited Fronting Lender and such Participating Lender, in each case as their interests may appear. Any payment made by such Participating Lender in respect of its participation pursuant to this paragraph to reimburse such Limited Fronting Lender for any payment made in any respect of any drawing under a Letter of Credit shall not relieve the Borrower of its obligation to reimburse the amount of such drawing pursuant to the terms of this Agreement;

(iii)         such Limited Fronting Lender shall not issue any Letter of Credit hereunder if such Participating Lender is a Defaulting Lender unless such Limited Fronting Lender has entered into arrangements satisfactory to it with the Borrower and/or such Participating Lender to eliminate such Limited Fronting Lender’s risk with respect to such Participating Lender in respect of each Letter of Credit hereunder; and

(iv)          any reference in this Agreement or any other Loan Document to the issuance by such Participating Lender of a letter of credit pursuant to this Agreement shall be deemed to refer to the issuance by such Limited Fronting Lender of such letter of credit in place of such Participating Lender pursuant to this Section 2.02(m).

Section 2.03 Pro Rata Shares. All Revolving Loans shall be made, and all Letters of Credit issued, by Lenders simultaneously and proportionately to their respective Pro Rata Shares (subject to Section 2.02(m)), it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Revolving Loan or issue a Letter of Credit requested hereunder nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Revolving Loan or issue a Letter of Credit requested hereunder, except, in each case, as provided in Section 2.02(d).

Section 2.04  Conversion and Continuation of Revolving Loans~~.~~.

(a)         Each conversion of Revolving Loans from one Interest Type to the other, and each continuation of ~~LIBOR Rate~~SOFR Loans, shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent in the form of a Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each such Conversion/Continuation Notice must be received by the Administrative Agent not later than 12:00 noon (New York City time) three (3) Business Days prior to the requested date of any conversion to or continuation of ~~LIBOR Rate~~SOFR Loans or of any conversion of ~~LIBOR Rate~~SOFR Loans to Base Rate Loans. Except as otherwise provided herein, a ~~LIBOR Rate~~SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~LIBOR Rate~~SOFR Loan. The Administrative Agent shall determine the interest rate that shall apply to any converted or continued ~~LIBOR Rate~~SOFR Loans pursuant to Section 2.07(c).

(b)          Each Conversion/Continuation Notice shall specify (i) whether the Borrower is requesting a conversion of Revolving Loans from one Interest Type to the other, or a continuation of ~~LIBOR Rate~~SOFR Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be converted or continued, (iv) the Interest Type of Revolving Loans to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto (each such Interest Period shall comply with the provisions of the definition of “Interest Period”).

(c)          Notwithstanding any contrary provision hereof, if (i) an Event of Default of the type described in Section 8.01(a), (f) or (g) has occurred and is continuing, unless the Required Lenders otherwise consent or (ii) any other Event of Default has occurred and is continuing and the Required Lenders have so requested, each Revolving Loan will be converted into a Base Rate Loan at the end of the Interest Period applicable thereto.

Section 2.05   Notes; Loan Accounts~~.~~.

(a)           Each Revolving Loan made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Lender shall be conclusive evidence of the amount of the Revolving Loans made by the Lenders to the Borrower and the interest and payments thereon absent manifest error. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to pay any amount owing with respect to the Revolving Loans made to the Borrower. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b)           Upon the request of any Lender made through the Administrative Agent, instead of or in addition to loan accounts, the Revolving Loans made by each Lender may be evidenced by one or more Revolving Loan Notes. Each Lender shall endorse on the schedules annexed to its Revolving Loan Note the date, amount and maturity of each Revolving Loan deemed made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Lender is irrevocably authorized by the Borrower to endorse its Revolving Loan Note and each Lender’s record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to the Revolving Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Revolving Loan Note to such Lender.

Section 2.06   Prepayments~~.~~.

(a)         Optional Prepayments. The Borrower will have the right at any time to prepay any Loan in whole or in part, in minimum amounts of $2,500,000 or any multiple of $1,000,000 in excess thereof, subject to the provisions of this Section 2.06.

(b)           Voluntary Commitment Reductions.

(i)            The Borrower may, upon not less than three (3) Business Days’ prior written or telephonic notice to the Administrative Agent (or such shorter period of time as may be agreed to by the Administrative Agent), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)           The Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(c)           Mandatory Prepayments. The Borrower shall from time to time prepay the Revolving Loans and/or Cash Collateralize the Letters of Credit to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(d)           Application of Prepayments.

(i)           Any prepayment of the Revolving Loan pursuant to Section 2.06(a) shall be applied to repay outstanding Revolving Loans owing by the Borrower making such prepayment to the full extent thereof.

(ii)           Any prepayment of Revolving Loans pursuant to Section 2.06(c) shall be applied as follows:

(1)            first, to prepay the Revolving Loans to the full extent thereof without any permanent reduction of the Revolving Commitments; and

(2)        second, to prepay outstanding reimbursement obligations with respect to Letters of Credit without any permanent reduction of the Revolving Commitments;

(3)           third, to Cash Collateralize Letters of Credit making such prepayment without any permanent reduction of the Revolving Commitments; and

(4)           fourth, to the Borrower.

(e)           Notice of Prepayments. The Borrower shall notify the Administrative Agent in the form of a Prepayment Notice of any prepayment of any Loan hereunder not later than 12:00 noon (New York City time) one (1) Business Day before the date of prepayment. Each such Prepayment Notice shall be irrevocable (other than to the extent provided in connection with refinancing the Obligations) and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid.

(f)          Application of Prepayments of Revolving Loans to Base Rate Loans and ~~LIBOR Rate~~SOFR Loans. Considering each Class of Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to ~~LIBOR Rate~~SOFR Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.04.

Section 2.07   Interest~~.~~.

(a)          Except as otherwise set forth herein, each Class of Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)             if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii)           if a ~~LIBOR Rate~~SOFR Loan, at ~~the LIBOR Rate~~Adjusted Term SOFR plus the Applicable Margin.

(b)          The basis for determining the rate of interest with respect to any Revolving Loan, and the Interest Period with respect to any ~~LIBOR Rate~~SOFR Loan, shall be selected by the Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Loan Notice or Conversion/Continuation Notice, as the case may be; provided that the Borrower may not select ~~the LIBOR Rate~~Term SOFR for any Credit Extension if the aggregate amount of such Credit Extension is less than $1,000,000.

(c)          In connection with ~~LIBOR Rate~~SOFR Loans there shall be no more than eight (8) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a ~~LIBOR Rate~~SOFR Loan in the applicable Loan Notice or Conversion/Continuation Notice, such Revolving Loan (if outstanding as a ~~LIBOR Rate~~SOFR Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Revolving Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any ~~LIBOR Rate~~SOFR Loan in the applicable Loan Notice or Conversion/Continuation Notice (or fails to deliver a Conversion/Continuation Notice within the time limits provided in Section 2.04(a)), the Borrower shall be deemed to have selected an Interest Period of one (1) month. As soon as practicable after 10:00 a.m. (New York City time)

on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the ~~LIBOR Rate~~SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime commercial lending rate used in determining the Base Rate promptly following the public announcement of such change.

(d)          The Borrower agrees to pay to each Lender, with respect to any L/C Disbursement on behalf of the Borrower, interest on the amount paid by such Lender in respect of each such L/C Disbursement from the date of such L/C Disbursement to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date of such L/C Disbursement to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

(e)          Interest payable pursuant to Section 2.07(d) shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed in the period during which it accrues, and shall be payable in Dollars on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the Administrative Agent of any payment of interest pursuant to Section 2.07(d), the Administrative Agent shall distribute to each Lender with respect to such L/C Disbursement such Lender’s Pro Rata Share of any interest received by the Administrative Agent in respect of such Lender’s Pro Rata Share of such L/C Disbursement for the period from the date on which such L/C Disbursement was made by Lenders to but excluding the date on which such L/C Disbursement is reimbursed by the Borrower.

(f)          Notwithstanding the foregoing, if any principal of or interest on any Revolving Loan or any fee or other amount payable by the Borrower pursuant to any Loan Document is not paid when due, whether upon acceleration or otherwise, such overdue amount shall, without further notice, bear interest, after as well as before judgment to the extent permitted by law, at a rate per annum equal to (i) in the case of overdue principal of any Revolving Loan, 2.00% plus the rate otherwise applicable to such Revolving Loan as provided in the preceding subsections of this Section 2.07 and (ii) in the case of any other amount, 2.00% plus the rate otherwise applicable to Base Rate Loans as provided in the preceding subsections of this Section 2.07.

(g)          Interest on each Revolving Loan shall be paid in arrears by the Borrower on each Interest Payment Date for such Revolving Loan; provided that (i) interest accrued pursuant to Section 2.07(f) shall be payable on demand of the Administrative Agent, (ii) upon any repayment or prepayment of any Revolving Loan, interest accrued on the principal amount repaid shall be payable on the date of such repayment and (iii) upon any conversion of a ~~LIBOR Rate~~SOFR Loan before the end of the current Interest Period therefor, interest accrued on such Revolving Loan shall be payable on the effective date of such conversion.

(h)          Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Revolving Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the highest rate of interest that may be lawfully contracted for, charged or received had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Revolving Loans made hereunder or be refunded to the Borrower.

(i)          Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, unless the Administrative Agent has received, within five Business Days of the date notice of such amendments is provided to the Borrower, a written notice from the Borrower objecting to such amendments. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.08   Fees~~.~~.

(a)          The Borrower agrees to pay to Lenders:

(i)          commitment fees equal to (1) the average of the daily difference between (A) the Revolving Commitments and (B) the aggregate principal amount of (x) all outstanding Revolving Loans plus (y) the Letter of Credit Usage, multiplied by (2) the Applicable Revolving Commitment Fee Percentage;

(ii)           letter of credit fees equal to (1) the Applicable Non-Collateralized Letter of Credit Fee, multiplied by (2) the average aggregate daily maximum amount available to be drawn under all Non-Collateralized Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination, but in any event expressly including all Non-Collateralized Letters of Credit which may have been drawn, to the extent not yet reimbursed pursuant to Section 2.02(h)); and

(iii)       letter of credit fees equal to (1) the Collateralized Letter of Credit Fee, multiplied by (2) the average aggregate daily maximum amount available to be drawn under all Collateralized Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination, but in any event expressly including all Collateralized Letters of Credit which may have been drawn, to the extent not yet reimbursed pursuant to Section 2.02(h)). All fees referred to in this Section 2.08(a) shall be paid in Dollars to the Administrative Agent at the Administrative Agent’s Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender (including each Participating Lender) its Pro Rata Share thereof.

(b)           The Borrower agrees to pay directly to the Administrative Agent, for its own account, the following fees:

(i)            a letter of credit issuance fee of $[**] per Letter of Credit issued; and

(ii)           such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the Administrative Agent’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)         All fees referred to in Section 2.08(a) and 2.08(b) shall be calculated pursuant to the second sentence of Section 2.09(a). The commitment fee referred to in Section 2.08(a)(i) shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Effective Date, and on the Commitment Termination Date. The fees referred to in Sections 2.08(a)(ii), 2.08(a)(iii) and 2.08(b) shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year during the period from the Effective Date to but excluding the later of the Commitment Termination Date and the date on which there ceases to be any Letter of Credit Usage, commencing on the first such date to occur after the Effective Date, and on the later of the Commitment Termination Date and the date on which there ceases to be any Letter of Credit Usage; provided that any such fees accruing after such later date shall be payable on demand.

(d)          In addition to the foregoing, the Borrower shall pay to the Administrative Agent for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent. Such fees shall be fully earned when paid and shall not be refundable under any circumstances.

Section 2.09  Computation of Fees and Interest~~.~~.

(a)          All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent’s prime commercial lending rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other

[**] = Certain information contained in this document, marked by “[**]”, has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period in which such interest or fees are computed from the first day thereof to the last day thereof.

(b)          Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

Section 2.10   Payments Generally~~.~~.

(a)           All payments to be made by the Borrower under the Loan Documents shall be made without condition or deduction for any defense, set-off, recoupment or counterclaim. Except as otherwise expressly provided in any Loan Document, all payments to be made by the Borrower under any Loan Document shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s Office, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified in such Loan Document. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b)           Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)          Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)            if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii)          if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender pays such amount to the Administrative Agent, then such amount (other than the interest thereon) shall constitute such Lender’s Revolving Loan included in the applicable Credit Extension. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the applicable rate for Base Rate Loans to the applicable Credit Extension. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitments or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d)          If any Lender makes available to the Administrative Agent funds for any Revolving Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the extension of Revolving Loans set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)          The obligations of the Lenders hereunder to make Revolving Loans are several and not joint. The failure of any Lender to make any Revolving Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loans.

(f)          Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for the Revolving Loan in any particular place or manner.

Section 2.11   Sharing of Payments by Lenders~~.~~.

(a)          If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment (i) on account of any Obligations due and payable hereunder and under the other Loan Documents at such time resulting in such Lender receiving payment in excess of its ratable share (calculated according to the proportion of (A) the amount of such Obligations due and payable to such Lender at such time to (B) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (ii)

of or on account of any of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (calculated according to the proportion of (A) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (B) the aggregate amount of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time, then, in each case, such Lender shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Obligations of the other Lenders due and payable or owing, as the case may be, or make such other adjustments as shall be equitable, so that the benefit of such excess payments shall be shared by all such Lenders; provided that:

(i)           if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)          the provisions of this Section 2.11 shall not be construed to apply to (1) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant.

(b)           Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim (subject to Section 10.09) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 2.12   Defaulting Lenders~~.~~.

(a)          Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Revolving Loan or L/C Disbursement on a pro rata basis in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans and L/C Disbursements on a pro rata basis under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded Letters of Credit are held by the Lenders pro rata in accordance with the applicable Revolving Commitments without giving effect to Section 2.12(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii)        Certain Fees.

(A)         No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)       With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (i) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s Pro Rata Share of Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below and (y) not be required to pay the remaining amount of any such fee.

(iii)          Reallocation of Letters of Credit. With respect to any Letter of Credit outstanding at the time such Lender becomes a Defaulting Lender, with the consent of the beneficiary thereunder to the extent required under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Letter of Credit), but only if there has not occurred and shall not be continuing any Default or Event of Default unless all Non-Defaulting Lenders shall otherwise agree, (A) all or any part of such Defaulting Lender’s Pro Rata Share of the outstanding

Obligations with respect to Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (1) the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Revolving Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments and (2) the sum of each Non-Defaulting Lender’s Revolving Exposure plus the amount of such Defaulting Lender’s Revolving Exposure reallocated to such Non-Defaulting Lender does not exceed such Non-Defaulting Lender’s Revolving Commitment and (B) each such Letter of Credit shall be amended by the Administrative Agent to specify the Lenders that are parties to such Letter of Credit (excluding, for avoidance of doubt, such Lender), after giving effect to such event, and such Lenders’ respective Pro Rata Shares as of the effective date of such amendment. Subject to Section 10.23, no reallocation pursuant to this Section 2.12(a)(iii) shall constitute a waiver or release of any claim by any party hereto against such Defaulting Lender arising from such Lender becoming a Defaulting Lender.

(b)          Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice, and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans and Letters of Credit of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Revolving Commitments (without giving effect to Section 2.12(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c)           New Letters of Credit. So long as any Lender is a Defaulting Lender, the Pro Rata Shares of the Lenders in respect of any newly issued Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.12(a)(iii) above (and such Defaulting Lender shall have no obligation under each such Letter of Credit to the extent such Pro Rata Shares in respect thereof are so reallocated).

(d)          Lender Counterparties. So long as any Lender is a Defaulting Lender, such Lender shall not be a contractual counterparty with respect to any Guaranteed Swap Contract entered into while such Lender was a Defaulting Lender.

Section 2.13   Maturity Extensions of Revolving Loans~~.~~.

(a)          The Borrower may, on up to two occasions from the Effective Date to the Commitment Termination Date, pursuant to the provisions of this Section 2.13, agree with one or more Lenders holding Revolving Loans and Revolving Commitments of any Class to extend the Commitment Termination Date of such Class of Loans for an additional one year period from such Commitment Termination Date and to provide for other terms consistent with this Section 2.13 (each such modification, an “Extension”) pursuant to a written offers (each, an “Extension Offer”) made by the Borrower to all Lenders under such Class that is proposed to be extended under this Section 2.13, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Revolving Commitments of each Lender in such Class) and on the same terms to each such Lender. In connection with each Extension, the Borrower will provide notification to the Administrative Agent (for distribution to the Lenders of the applicable Class), not later than thirty (30) days prior to the then-applicable Commitment Termination Date of the requested new termination date for the extended Revolving Loans and Revolving Commitments of such Class (each, an “Extended Termination Date”) and the due date for Lender responses, which due date shall be no sooner than ten (10) Business Days after delivery of such notice by the Borrower. In connection with any Extension, each Lender of the applicable Class wishing to participate in such Extension shall, prior to such due date, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. In connection with any Extension, the Borrower shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.13.

(b)          After giving effect to any Extension, the Revolving Commitments so extended shall cease to be a part of the Class of which they were a part immediately prior to the Extension and shall be a new Class hereunder; provided that at no time shall there be more than four (4) different Classes of Revolving Commitments; provided, further, that, (i) all Credit Extensions and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the applicable Commitment Termination Date, (ii) the allocation of the outstanding Obligations with respect to any then-existing or subsequently issued or made Letter of Credit as between the Revolving Commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the applicable Commitment Termination Date has occurred, (iii) no termination of Extended Revolving Commitments and no repayment of Extended Revolving Loans accompanied by a corresponding permanent reduction in Extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of the Existing Revolving Loans and Existing Revolving Commitments (or all Existing Revolving Commitments of such Class and related Existing Revolving Loans shall have otherwise been terminated and repaid in full) and (iv) with respect to Letters of Credit, the Commitment Termination Date with respect to the Revolving Commitments may not be extended without the prior written consent of the Administrative Agent. If the Total Utilization of Revolving Commitments exceeds the Revolving Commitments as a result of the occurrence of the Commitment Termination Date (or the applicable Extended Termination Date with respect to any Class of Revolving Loans or Class of Revolving Commitments extended pursuant to this Section 2.13) while an extended Class of Revolving Commitments remains outstanding, the Borrower shall make such payments as are necessary in order to eliminate such excess on such date.

(c)           The consummation and effectiveness of each Extension shall be subject to the following:

(i)           no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension (after giving effect to such Extension);

(ii)           the Revolving Loans or Revolving Commitments, as applicable, of any Lender extended pursuant to any Extension (as applicable, “Extended Revolving Loans” or “Extended Revolving Commitments”) shall have the same terms as the Class of Revolving Loans or Revolving Commitments, as applicable, subject to the related Extension Amendment (as applicable, “Existing Revolving Loans” or “Existing Revolving Commitments”); except (A) the final maturity date of any Extended Revolving Commitments of a Class to be extended pursuant to an Extension may be later than the Latest Maturity Date at the time of such Extension, and the Weighted Average Life to Maturity of any Extended Revolving Commitments of a Class to be extended pursuant to an Extension shall be no shorter than the Weighted Average Life to Maturity of the Class of Existing Revolving Commitments, as applicable, subject to the Latest Maturity Date at the time of such Extension; (B) the all-in pricing (including, without limitation, margins, fees and premiums) with respect to the Extended Revolving Loans or Extended Revolving Commitments, as applicable, may be higher or lower than the all-in pricing (including, without limitation, margins, fees and premiums) for the Existing Revolving Loans or Existing Revolving Commitments, as applicable; (C) the revolving credit commitment fee rate with respect to the Extended Revolving Commitments may be higher or lower than the revolving credit commitment fee rate for Existing Revolving Commitments, in each case, to the extent provided in the applicable Extension Amendment; (D) no repayment of any Extended Revolving Loans or Extended Revolving Commitments, as applicable, shall be permitted unless such repayment is accompanied by an at least pro rata repayment of all earlier maturing Loans (including previously extended Loans) (or all earlier maturing Loans (including previously extended Loans) shall otherwise be or have been terminated and repaid in full); (E) the Extended Revolving Loans and/or Extended Revolving Commitments may contain a “most favored nation” provision for the benefit of Lenders holding Extended Revolving Commitments; and (F) the other terms and conditions applicable to Extended Revolving Loans and/or Extended Revolving Commitments may be terms different than those with respect to the Existing Revolving Loans or Existing Revolving Commitments, as applicable, so long as such terms and conditions only apply after the Latest Maturity Date; provided, further, that each Extension Amendment may, without the consent of any Lender other than the applicable extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.13, including any amendments necessary to treat the applicable Loans and/or Revolving Commitments of the extending Lenders as a new “Class” of loans and/or commitments hereunder; provided, however, that no Extension Amendment may provide for any Class of Extended Revolving Commitments to be secured by any assets of any Restricted Subsidiary that do not also secure the Existing Revolving Commitments;

(iii)          all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent;

(iv)         the aggregate amount of the Extended Revolving Commitments extended pursuant to such Extension shall be more than 50% of the aggregate amount of the Revolving Commitments in effect immediately prior to such Extension; and

(v)          no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions precedent set forth in Section 4.02(a), (b) and (c) shall be satisfied (with all references in such Section to the making of a Loan being deemed to be references to the Extension on the applicable date of such Extension), and the Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by a Responsible Officer of the Borrower.

(d)           For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.08 and Section 10.04 will not apply to any payment of interest or fees in respect of any Extended Revolving Commitments that have been extended pursuant to an Extension at a rate or rates different from those paid or payable in respect of Revolving Loans of any other Class, in each case as is set forth in the relevant Extension Offer made pursuant to and in accordance with the provisions of this Section 2.13 with respect to such Extensions of Revolving Commitments.

(e)           No Lender who rejects any request for an Extension shall be deemed a Non-Consenting Lender for purposes of Section 10.14.

(f)           The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new Classes of Revolving Commitments created pursuant to an Extension, in each case on terms consistent with this Section 2.13, so long as the Lenders shall have received at least five (5) Business Days’ prior written notice of any Extension Amendment and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such Extension Amendment; provided, that all such Extension Amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, (i) the Borrower and the appropriate Guarantors and Subsidiaries shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Loan Document that the Administrative Agent reasonably requests to be amended to reflect the then latest Extended Termination Date and (ii) the Borrower and the appropriate Guarantors and Subsidiaries shall deliver such board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith and, if requested by the Administrative Agent, a legal opinion of counsel in form and substance reasonably acceptable to the Administrative Agent.

(g)         Promptly following the consummation and effectiveness of any Extension, the Borrower will furnish to the Administrative Agent (who shall promptly furnish to each Lender) written notice setting forth the Extended Termination Date and material economic terms of the Extension and the aggregate principal amount of each Class of Revolving Loans and Revolving Commitments after giving effect to the Extension and attaching a copy of the fully executed Extension Amendment.

Section 2.14  Provisions Relating to NAIC Approved Banks. If, at any time from and after the Effective Date, any Lender is not or ceases to be a NAIC Approved Bank, such Lender shall promptly notify the Borrower and the Administrative Agent thereof. Each Lender agrees to use commercially reasonable efforts, at all times from and after the Effective Date, (a) to be a NAIC Approved Bank or (b) if such Lender is not or ceases to be a NAIC Approved Bank, (i) to maintain in effect a Confirming Bank Agreement with a Confirming Bank (which Confirming Bank (if not a Lender), prior to entering into such Confirming Bank Agreement, shall be subject to the prior written consent of the Borrower and the Administrative Agent (such consent, in each case, not to be unreasonably withheld)) upon such terms and conditions as such parties may agree or (ii) to maintain in effect a Limited Fronting Lender Agreement with a Limited Fronting Lender upon such terms and conditions as such parties may agree. In the event that any Person (including any other Lender) agrees to act as a Confirming Bank or a Limited Fronting Lender for any Lender which is a Non-NAIC Approved Bank, such other Person shall receive such compensation therefor as such Non-NAIC Approved Bank and such Person may agree. If any Lender shall enter into a Confirming Bank Agreement or a Limited Fronting Lender Agreement hereunder at any time, it shall promptly furnish a copy thereof to the Borrower and the Administrative Agent and, thereafter, promptly notify the Borrower and the Administrative Agent of the termination or expiration of such Confirming Bank Agreement or Limited Fronting Lender Agreement, as the case may be. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to act hereunder as a Confirming Bank or a Limited Fronting Lender for any other Lender.

Section 2.15   Incremental Facilities~~.~~.

(a)           The Borrower may, by written notice to the Administrative Agent, elect to request prior to the Commitment Termination Date, an increase to the then-existing Revolving Commitments (any such increase, “New Revolving Commitments”), by an amount not in excess of the Increase Amount at such time and not less than $10,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall equal the Increase Amount at such time), and integral multiples of $1,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender”) to whom the Borrower proposes any portion of such New Revolving Commitments be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such New Revolving Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Revolving Commitments may elect or decline, in its sole discretion, to provide a New Revolving Commitment. Such New Revolving Commitments shall become effective as of such

Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Commitments; (2) all of the representations and warranties contained herein or in any Loan Document (other than the representations and warranties contained in Sections 5.05 and 5.11(c)) shall be true and correct in all material respects on and as of such Increased Amount Date to the same extent as though made on and as of such Increased Amount Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (3) Holdings and its Subsidiaries shall be in pro forma compliance with Sections 7.09 and 7.10 as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Revolving Commitments; (4) all New Revolving Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Revolving Loan Lender and the Administrative Agent, each of which shall be recorded in the Register and each New Revolving Loan Lender shall be subject to the requirements set forth in Section 3.01(e); (5) Holdings shall make any payments required pursuant to Section 3.04 in connection with the New Revolving Commitments; and (6) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(b)           On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) (x) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding on such Increased Amount Date and (y) each outstanding Letter of Credit shall be amended in accordance with the procedures set forth in Section 2.02(d), in each case as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Exposure will be held by then-existing Revolving Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (ii) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (iii) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Commitment and all matters relating thereto. For the avoidance of doubt, the terms and provisions of the New Revolving Loans and New Revolving Commitments shall be documented solely as an increase, and shall be identical, to the then-existing Revolving Commitments.

The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (x) the New Revolving Commitments and the New Revolving Loan Lenders, and (y) the respective interests in such Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.15.

ARTICLE 3
Taxes, Yield Protection and Illegality

Section 3.01   Taxes~~.~~.

(a)           Payments Free of Indemnified Taxes and Other Taxes. Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if any applicable withholding agent shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, the sum payable by the applicable Credit Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)        Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)         Indemnification by the Borrower. Without duplication of the provisions of subsection (a) above, the Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes in respect of payments under any Loan Document (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3.01) that are imposed on or payable by the Administrative Agent or such Lender, as the case may be, and reasonable expenses arising therefrom, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that the Borrower shall not be required to indemnify the Administrative Agent or a Lender pursuant to this Section 3.01 for any Indemnified Taxes to the extent that such recipient fails to notify the Borrower within 270 days after the date on which such Person has made payment of such Indemnified Taxes; provided, further, that, if the Indemnified Taxes imposed or asserted giving rise to such claims are retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate setting forth the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          Status of Lenders. Each Lender shall deliver to the Borrower and to the Administrative Agent, whenever reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws and such other reasonably requested information as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. If any form, certification or other documentation provided by a Lender pursuant to this Section 3.01(e) (including any of the specific documentation described below) expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly notify the Borrower and the Administrative Agent in writing and shall promptly update or otherwise correct the affected documentation or promptly notify the Borrower and the Administrative Agent in writing that such Lender is not legally eligible to do so.

Without limiting the generality of the foregoing,

(A)         any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent duly completed and executed copies of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of the Borrower or the Administrative Agent) as will enable the Borrower or the Administrative Agent, as the case may be, to determine that such Lender is not subject to
U.S. federal backup withholding or information reporting requirements;

(B)         each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), duly completed and executed copies of whichever of the following is applicable:

(i)            IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)        IRS Form W-8ECI (or any successor thereto) claiming that specified payments (as applicable) under this Agreement or any other Loan Documents (as applicable) constitute income that is effectively connected with such Foreign Lender’s conduct of a trade or business in the United States,

(iii)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code (the “Portfolio Interest Exemption”), (x) a certificate (a “Tax Status Certificate”), substantially in the form of

Exhibit F-1, to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower, within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest to be received is effectively connected with a U.S. trade or business and (y) IRS Form W-8BEN or W-8BEN-E,

(iv)         where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY (or any successor thereto), (if so required) a Tax Status Certificate substantially in the form of Exhibit F-2 or Exhibit F-4, IRS Form W-9, and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s); provided that, if the Foreign Lender is a partnership and not a participating Lender, a Tax Status Certificate substantially in the form of Exhibit F-3 from the beneficial owner(s) shall be provided by the Foreign Lender on behalf of the beneficial owner(s)), or

(v)          any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(C)          each Lender shall deliver to the Borrower and the Administrative Agent (in such number of duly completed and executed copies as shall be requested by the recipient), at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent (1) to comply with the Borrower’s and/or Administrative Agent’s obligations under FATCA, (2) to determine that such Lender has complied with such Lender’s obligations under FATCA and/or (3) to determine the amount to deduct and withhold from any payment under this Agreement or the other Loan Documents pursuant to FATCA. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding anything to the contrary in this Section 3.01(e), no Lender shall be required to deliver any documentation that it is not legally eligible to provide.

(f)          Status of Administrative Agent. The Administrative Agent shall deliver the following to the Borrower on or before the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower): (1) if the Administrative Agent is not acting through a U.S. office, (x) executed copies of IRS Form W-8BEN-E with respect to any amounts payable to the Administrative Agent for its own account and (y) executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, and/or other certification documents from each beneficial owner, as applicable with respect to any amounts payable to the Administrative Agent for the account of others; provided, however, that no additional amounts for non-U.S. Taxes and non-U.S. Other Taxes shall be payable by the Borrower under Section 3.01 or Section 3.03(a) if such additional amounts or Other Taxes would not have been payable had the Administrative Agent acted through a U.S. office; provided, further, that such additional amounts for Taxes and Other Taxes shall be payable in accordance with Section 3.01 and Section 3.03(a) to the extent that such Taxes that are payable as a result of a change in law that occurred after the date hereof; and (2) if the Administrative Agent is acting through a U.S. office, (x) executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (y) executed copies of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch,” that the payments its receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).

(g)           Treatment of Certain Refunds.          If the Administrative Agent or any Lender determines, in its good faith discretion, that it has received a refund in cash of any Indemnified Taxes as to which it has been indemnified by a Credit Party or with respect to which a Credit Party has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes), as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority (other than any penalties arising from the gross negligence or willful misconduct of the Administrative Agent or the Lender as determined in a final, non-appealable judgment by a court of competent jurisdiction)) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Such Lender or Administrative Agent, as the case may be, shall, at the Borrower’s reasonable request, provide the Borrower with a copy of any notice of assessment or other evidence reasonably satisfactory to the Borrower of the requirement to repay such refund received from the relevant taxing authority. This subsection shall not be construed to require the Administrative Agent, or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.02   Illegality~~.~~.

(a)         If any Lender reasonably and in good faith determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, after the Effective Date, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make ~~LIBOR Rate~~SOFR Loans, then, on notice thereof by the Lender to the Borrower through the Administrative Agent, any obligation of that Lender to make ~~LIBOR Rate~~SOFR Loans shall be suspended until the Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b)          If a Lender reasonably and in good faith determines that it is unlawful for such Lender to maintain any ~~LIBOR Rate~~SOFR Loan after the Effective Date, on notice thereof by the Lender to the Borrower through the Administrative Agent, such ~~LIBOR Rate~~SOFR Loans of that Lender then outstanding, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such ~~LIBOR Rate~~SOFR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such ~~LIBOR Rate~~SOFR Loan, shall convert to a Base Rate Loan on such applicable date and within three (3) Business Days after the Borrower’s receipt of such notice the Borrower shall pay to the applicable Lender accrued interest on such ~~LIBOR Rate~~SOFR Loan along with all amounts required under Section 3.04.

(c)         If the obligation of any Lender to make or maintain ~~LIBOR Rate~~SOFR Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Lenders through the Administrative Agent, that all Revolving Loans which would otherwise be made or maintained by the Lenders as ~~LIBOR Rate~~SOFR Loans shall instead be Base Rate Loans.

(d)          If any Lender gives a notice pursuant to this Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its ~~LIBOR Rate~~SOFR Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate the need for the notice pursuant to this Section 3.02, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.

Section 3.03   Increased Costs and Reduction of Return~~.~~.

(a)          If any Lender reasonably and in good faith determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the later of (x) the Effective Date and (y) the date such Lender becomes a party to this Agreement, there shall be any increase in the cost (including Taxes, other than (i) Taxes described in clauses (b) and (c) of the definition of “Excluded Taxes”, (ii) Connection Income Taxes and (iii) Indemnified Taxes) to such Lender of agreeing to make or making, funding or maintaining any Loans or participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligations to participate in or issue any Letter of Credit), or any reduction in the amount of any sum received or receivable by such Lender, then the Borrower shall be liable for, and shall from time to time, promptly upon written demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs or reduction suffered, to the extent such Lender is imposing such costs on borrowers that are similarly situated to the Borrower with respect to whom such Lender has similar rights of compensation.

(b)           If any Lender reasonably and in good faith shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy

Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, in each case after the later of (x) the Effective Date and (y) the date such Lender becomes a party to this Agreement, affects or would affect the amount of capital or liquidity required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity and such Lender’s desired return on capital) determines that the amount of such capital or liquidity is increased as a consequence of its Revolving Commitment, loans, credits or obligations under this Agreement, then, thirty (30) days after written demand by such Lender to the Borrower through the Administrative Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase, to the extent such Lender is employing such increase with respect to borrowers that are similarly situated to the Borrower with respect to whom such Lender has similar rights of compensation.

(c)          Notwithstanding anything herein to the contrary, for all purposes of the Loan Documents, all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), in each case pursuant to Basel III, regardless of the date adopted, issued, promulgated or implemented are deemed to have been adopted and to have taken effect after the date hereof and after the date any Lender becomes a party to this Agreement.

(d)           The Borrower shall not be required to compensate any Lender pursuant to this Section 3.03 for any increased costs or reduced returns to the extent such Lender makes written demand on the Borrower for compensation later than 270 days after the date any such increased cost or reduced return is incurred; provided that, if the change in law giving rise to any such increased cost or reduced giving rise to such claims are retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate setting forth the amount of such increased costs or reduced returns delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

Section 3.04 Funding Losses~~Funding Losses~~. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss (other than loss of profits or the Applicable Margin), expense or liability which the Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrower to make on a timely basis any payment of principal of any ~~LIBOR Rate~~SOFR Loan;

(b)           the failure of the Borrower to continue a ~~LIBOR Rate~~SOFR Loan after the Borrower has given (or is deemed to have given) a Conversion/Continuation Notice thereof;

(c)           the failure of the Borrower to make any prepayment of a ~~LIBOR Rate~~SOFR Loan in accordance with any notice of prepayment given by the Borrower;

(d)           the prepayment (including pursuant to Section 2.06) or other payment (including after acceleration thereof) of a ~~LIBOR Rate~~SOFR Loan on a day that is not the last day of the relevant Interest Period;

(e)         a Credit Extension of any ~~LIBOR Rate~~SOFR Loan does not occur on a date specified therefor in ~~a~~the Loan Notice delivered by or on behalf of the Borrower, or a conversion to or continuation of any ~~LIBOR Rate~~SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice delivered by or on behalf of the Borrower; or

(f)            any conversion of any of its ~~LIBOR Rate~~SOFR Loans occurring on a date prior to the last day of an Interest Period applicable to the Revolving Loan;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its ~~LIBOR Rate~~SOFR Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any administrative fee or other amount chargeable by such Lender for the calculation of such loss.

Section 3.05   Effect of Benchmark Transition Event~~Benchmark Replacement~~.

~~(i)         Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this~~ Section 3.05~~):~~

~~(A)       LIBOR Replacement. Upon the occurrence of a LIBOR Replacement Date, the Benchmark Replacement will replace USD LIBOR for all purposes hereunder and under any other Loan Document in respect of any setting of USD LIBOR on such LIBOR Replacement Date and for all subsequent settings of USD LIBOR without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. For Loans denominated in Dollars, if the Benchmark Replacement is Daily Simple SOFR, all interest payments on such Loans will be payable on a quarterly basis.~~

(a)           ~~(B)~~ Future Benchmark Replacement. ~~If~~ Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurance of a Benchmark Transition Event ~~occurs after the date hereof with respect to any then current Benchmark and a Benchmark Replacement is determined in accordance with clause (a)(C) or clause (b) of “Benchmark Replacement”, then such Benchmark Replacement will~~ , the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark ~~for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after~~with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is provided by the~~ Administrative Agent ~~to the~~has posted such proposed amendment to all Lenders and the Borrower ~~without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~ so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders. ~~At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a LIBOR Rate Borrowing of, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark and, failing that the Borrower will be deemed to have converted any such request for a LIBOR Rate Borrowing denominated in Dollars into a request for a LIBOR Rate Borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the then-current Benchmark will not be used in any determination of Base Rate. Furthermore, if any LIBOR Rate Loan is outstanding on the date of the Borrower’s receipt of such notice from the Administrative Agent with respect to a then-current Benchmark applicable to such LIBOR Rate Loan, then until such time as a Benchmark Replacement for such then-current Benchmark is implemented pursuant to this Section 3.05, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an Base Rate Loan denominated in Dollars on such day.~~No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.05(a) will occur prior to the applicable Benchmark Transition Start Date.

~~(ii)          Term SOFR Transition Event. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if a Term SOFR Transition Event shall have occurred and the Administrative Agent shall have delivered a Term SOFR Notice to the Lenders and the Borrower, then on the date that is thirty (30) days after the delivery of such Term SOFR Notice the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment and will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion upon notice to and after consultation with the Borrower.~~

(b)          Benchmark Replacement Conforming Changes. In connection with the ~~implementation and~~use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document ~~(other than as provided in the definition of Benchmark Replacement Conforming Changes)~~, unless the Administrative Agent has received, within five (5) Business Days of the date notice of such amendments is provided to the Borrower, a written notice from the Borrower objecting to such amendments.

(c)       Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event or a Term SOFR Transition Event (ii)~~ the implementation of any Benchmark Replacement, and (~~iii~~ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes, ~~and (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower and the Lenders of the removal or reinstatement of any tenor of a Benchmark pursuant to ~~clause~~ Section 3.05(d) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Borrower or any Lender (or group of Lenders) pursuant to this Section 3.05, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.05(c).

(d)           Unavailability of Tenor of Benchmark. ~~At~~Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if ~~a~~the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR), then theAdministrative Agent may remove~~Reference Rate) and either (A) any tenor ~~of~~for such Benchmark ~~that is unavailable (including as a result of such tenor not being~~is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in ~~consultation with the Borrower) or non-representative for Benchmark (including Benchmark Replacement) settings and (ii)~~ its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate ~~any~~ such previously removed tenor ~~for such Benchmark (including Benchmark Replacement) settings~~.

(e)         Tax Matters~~. Notwithstanding anything herein or in any other Loan Document to the contrary, any Benchmark Replacement pursuant to this~~ Section 3.05 ~~shall be required to meet the standards set forth in Proposed United States Treasury Regulations under Section 1.1001-6 (or any successor United States Treasury Regulations or other official IRS guidance promulgated that supersedes such Proposed United States Treasury Regulations) such that that use of the Benchmark Replacement is not treated as a “modification” (and therefore an exchange) of any~~

~~Loans for purposes of Treasury Regulations Section 1.1001-3 (and, if the Administrative Agent determines in good faith consultation with the Borrower that the Benchmark Replacement as determined pursuant to clauses (a) or (b) of the definition thereof does not meet such standards, the Administrative Agent and the Borrower shall cooperate in good faith to make such commercially reasonable adjustments to the Benchmark Replacement that are necessary to ensure that that the use of the Benchmark Replacement is not treated as a “modification” (and therefore an exchange) of any Loans for purposes of Treasury Regulations Section 1.1001-3).~~

(e)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 3.06   Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 3 shall deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of demonstrable error. Such certificate shall set forth in reasonable detail the methodology used in determining the amount payable to the Lender.

Section 3.07   Substitution of Lenders. If the Borrower receives from any Lender notice of a claim for compensation under Section 3.01 or 3.03 or notice of illegality under Section 3.02, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Revolving Loans and Revolving Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided that (x) the Borrower shall be obligated to replace all Lenders that have made similar requests and (y) each such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents from the applicable assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). The Borrower shall release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s outstanding Revolving Loans.

Section 3.08  Survival~~Survival~~. The agreements and obligations of the Borrower in Section 3.01, Section 3.03 and Section 3.04 and the agreements and obligations of the Lenders in Section 3.06 shall survive the termination of this Agreement and the payment of all other Obligations.

Section 3.09 Circumstances Affecting Benchmark Availability. Subject to Section 3.05, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

ARTICLE 4
Conditions Precedent

Section 4.01   Conditions to Effectiveness. This Agreement shall become effective on the date that each of the following conditions precedent are satisfied or waived:

(a)           The Administrative Agent shall have received each of the following, each of which shall be originals or facsimiles or Adobe PDFs delivered by electronic mail (followed promptly by originals) unless otherwise specified:

(i)            from each party hereto, a counterpart of this Agreement executed by such party; and

(ii)           a Revolving Loan Note executed by the Borrower in favor of each Lender that has requested a Revolving Loan Note at least two (2) Business Days prior to the Effective Date.

(b)           The Guarantee Requirement shall have been satisfied.

(c)            The Collateralized L/C Collateral Requirement shall have been satisfied.

(d)           The Administrative Agent shall have received:

(i)           copies of the resolutions of the board of directors, authorized subcommittee thereof, or other equivalent body of each Credit Party authorizing the Transactions to which such Credit Party is a party, certified as of the Effective Date by the Secretary or an Assistant Secretary of such Credit Party;

(ii)           a certificate of the Secretary or Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by such Credit Party hereunder;

(iii)         the articles or certificate of incorporation or equivalent document of each Credit Party as in effect on the Effective Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date;

(iv)         the bylaws or equivalent documents (including, in respect of any Credit Party incorporated in Bermuda, its memorandum of association and bye-laws) of each Credit Party as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of such Credit Party as of the Effective Date;

(v)          the register of directors and officers and register of members of each Credit Party incorporated in Bermuda, certified by the Secretary or Assistant Secretary of such Credit Party as of the Effective Date;

(vi)        a certificate of good standing or equivalent document for each Credit Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date;

(vii)        a tax assurance certificate issued to each Credit Party incorporated in Bermuda, certified by the Secretary or Assistant Secretary of such Credit Party as of the Effective Date; and

(viii)     certified copies of Uniform Commercial Code, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those state and county jurisdictions in which any Credit Party is organized or maintains its principal place of business and such other searches that the Administrative Agent reasonably deems necessary and requested at least five (5) days prior to the Effective Date.

(e)       The Administrative Agent shall have received a written opinion, reasonably acceptable to the Administrative Agent in form and substance (addressed to the Administrative Agent and the Lenders and dated the Effective Date), from each of (i) Sidley Austin LLP, counsel for the Credit Parties, and (ii) Appleby (Bermuda) Limited, Bermuda counsel for Holdings.

(f)          The Administrative Agent shall have been paid (i) all costs, fees and expenses (including, without limitation, Attorney Costs of the Administrative Agent, the Arrangers, the Bookrunners and recording taxes and fees) to the extent then due and payable to the Administrative Agent, the Arrangers or the Bookrunners and (ii) all other compensation contemplated by the Commitment Letter and each Fee Letter payable to the Administrative

Agent, the Arrangers, the Bookrunners or the Lenders on or before the Effective Date, in each case to the extent invoiced at least two (2) Business Days prior to the Effective Date.

(g)         All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full, the commitments under the Existing Credit Agreement shall have been terminated and all guarantees and Liens existing in connection with the Existing Credit Agreement shall have been discharged and released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(h)           The Administrative Agent shall have received (i) a certificate signed by a Responsible Officer of Holdings on behalf of the Borrower, dated as of the Effective Date, (A) confirming that Holdings and its Restricted Subsidiaries have received all required approvals of the Transactions from each applicable Governmental Authority except applicable regulatory approvals of Governmental Authorities required under applicable law in connection with the enforcement of any Collateralized L/C Security Document and (B) certifying that the conditions precedent specified in this Section 4.01(h), (i), (k), (l) and (n) have been satisfied and (ii) a solvency certificate executed by a Responsible Officer of Holdings, substantially in the form of Exhibit H.

(i)           All governmental and regulatory authorizations necessary in connection with the financing contemplated hereby shall have been obtained and be in full force and effect.

(j)            Each Credit Party shall have provided the documentation and other information to the Administrative Agent as the Lenders reasonably determine are required by bank regulatory authorities under applicable “know-your-customer” and Anti-Money Laundering Laws, including the PATRIOT Act, at least two (2) Business Days prior to the Effective Date as has been reasonably requested in writing at least four (4) Business Days prior to the Effective Date by the Lenders. The Borrower shall have delivered a Beneficial Ownership Certification to the Administrative Agent and each Lender requesting one.

(k)            There will not exist (after giving effect to the financing hereunder) any “event of default” under any Material Indebtedness of Holdings or its Subsidiaries.

(l)             The organizational structure of Holdings and its Subsidiaries will be as set forth on Schedule 4.01(l).

(m)          The Administrative Agent and the Lenders shall have received at least five (5) calendar days prior to the Effective Date (i) the Historical Financial Statements and (ii) the most recent Annual Statements and Quarterly Statements (for those periods ending after delivery of the most recent Annual Statements for each Insurance Subsidiary) of each Insurance Subsidiary as filed with the insurance regulator of such Insurance Subsidiary’s jurisdiction of domicile on or prior to such date, in each case, to the extent such reports and statements have been prepared by such Insurance Subsidiaries.

(n)          All of the representations and warranties contained herein or in any Loan Document shall be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

Section 4.02 Conditions to All Borrowings and Letter of Credit Issuances. The obligation of any Lender to make any Loans or to issue, renew or extend any Letter of Credit, on any Borrowing Date (including on the Effective Date) is subject to satisfaction of the following conditions precedent:

(a)          All of the representations and warranties contained herein or in any Loan Document by any Credit Party (other than the representations and warranties contained in Sections 5.05 and 5.11(c)), shall be true and correct in all material respects on and as of such Borrowing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(b)           No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the proposed Credit Extension.

(c)          The Administrative Agent shall have received a Loan Notice or Issuance Notice in accordance with the requirements hereof, along with a Collateralized L/C Collateral Certificate, if applicable.

(d)          After making the Credit Extension requested on such Borrowing Date, (i) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect, (ii) the Letter of Credit Usage shall not exceed the Letter of Credit Sublimit and (iii) in the case of any Credit Extension consisting of the issuance, renewal or extension of a Collateralized Letter of Credit, the Collateralized L/C Aggregate Collateral Amount shall not be less than the Minimum Collateralized L/C Aggregate Collateral Amount.

(e)           On or before the date of issuance of any Letter of Credit, the Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as the Administrative Agent may reasonably require in connection with the issuance of such Letter of Credit.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (or waived) on and as of the date of the applicable Credit Extension.

Section 4.03 Determinations Under Section ~~4.01~~4.01. For purposes of determining compliance with the conditions specified in Section 4.01, (i) each of the Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, the Lenders unless an officer of the Administrative Agent responsible for the Transactions shall have received notice from such Lender prior to the Effective Date specifying its objection thereto and, in the case of any Lender, such Lender shall not have made available to the Administrative Agent on the Effective Date such Lender’s Pro Rata Share of the borrowing to be made on such date and (ii) transactions occurring (or to occur) on the Effective Date in accordance with, and as expressly set forth in, the funds flow memorandum delivered to (and approved by) the Administrative Agent shall be deemed to occur and have occurred substantially simultaneously with the effectiveness hereof on the Effective Date.

ARTICLE 5
Representations and Warranties

Each Credit Party represents and warrants to the Administrative Agent and the Lenders on behalf of itself and its Restricted Subsidiaries that on the Effective Date and, to the extent provided in Section 4.02(a), on the date of the making of each Revolving Loan or issuance, renewal or extension of a Letter of Credit hereunder the following statements are true and correct:

Section 5.01  Corporate Existence and Power. Such Credit Party and each of its Restricted Subsidiaries:

(a)          is duly incorporated or organized, validly existing and in good standing (but, with respect to any Credit Party or Restricted Subsidiary that is not incorporated, organized or formed under the laws of the United States of America, any State thereof or the District of Columbia, only to the extent such concept is applicable to such Credit Party or Restricted Subsidiary) under the laws of the jurisdiction of its incorporation, organization or formation;

(b)        has the corporate (or other organizational) power and authority (i) to own its assets and carry on its business and (ii) in the case of a Credit Party, to perform its obligations, if any, under the Loan Documents to which it is a party;

(c)           is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of its property or the conduct of its business requires such qualification; and

(d)           is in compliance with all Requirements of Law;

except, in each case referred to in clauses (c) and (d), to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.02 Corporate Authorization; No Contravention. The Transactions to be entered into by such Credit Party are within such Credit Party’s corporate or other organizational powers. The Transactions (including the execution, delivery and performance by such Credit Party of each Loan Document to which it is a party) have been duly authorized by all necessary corporate or other organizational action of such Credit Party and do not and will not:

(a)           contravene the terms of any of such Credit Party’s Organization Documents;

(b)         result in any breach, violation or contravention of, or result in or require the creation of any Lien (other than the Collateralized L/C Liens) under, any document evidencing any Material Indebtedness to which such Credit Party or any of its Restricted Subsidiaries is a party; or

(c)           violate any Requirement of Law or any order, injunction, writ or decree of any Governmental Authority to which such Credit Party or any of its Restricted Subsidiaries or its property is subject, except to the extent that such violations, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.03  Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the Transactions (including the execution, delivery or performance by, or enforcement against, such Credit Party of each Loan Document to which it is a party), except (a) such as have been obtained and are in full force and effect (including, without limitation, the approval of the applicable Department of each Insurance Subsidiary, if required) and (b) filings necessary to perfect the Collateralized L/C Liens or, if required under applicable law in connection with the enforcement of any Collateralized L/C Liens, to enforce the Collateralized L/C Liens.

Section 5.04  Binding Effect~~Binding Effect~~. This Agreement has been duly executed and delivered by such Credit Party and constitutes, and each other Loan Document to which such Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of such Credit Party, in each case enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.05  Litigation~~Litigation~~. Except as set forth on Schedule 5.05, there are no actions, suits or proceedings pending, or to the Knowledge of such Credit Party, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against such Credit Party or any of its Restricted Subsidiaries or any of their respective properties that: (a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions (including the Transactions) contemplated hereby or thereby or (b) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority against such Credit Party or any of its Restricted Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document by such Credit Party or directing that the Transactions not be consummated as herein or therein provided.

Section 5.06   No Default~~No Default~~. No Default or Event of Default has occurred and is continuing. Neither such Credit Party nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

Section 5.07   ERISA Compliance~~.~~.

(a)          Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law except to the extent that such non-compliance would not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the Knowledge of such Credit Party, nothing has occurred which would reasonably be expected to cause the loss of such qualification, except where such non-qualification would not reasonably be expected to have a Material Adverse Effect. Such Credit Party, its Restricted Subsidiaries and each ERISA Affiliate have made all required contributions to any Pension Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan, except where such lack of contribution or application for funding waiver would not reasonably be expected to have a Material Adverse Effect.

(b)          There are no pending or, to the Knowledge of such Credit Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Pension Plan that would reasonably be expected to have a Material Adverse Effect. To the Knowledge of such Credit Party, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or Pension Plan that would reasonably be expected to have a Material Adverse Effect.

(c)           Except for occurrences or circumstances that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur and (ii) no Single Employer Pension Plan has any Unfunded Pension Liability.

(d)          To the extent the assets of the Borrower are deemed to be “plan assets” within the meaning of Section 3(42) of ERISA, or otherwise, (i) on each day that an extension of credit pursuant to a Credit Extension is in effect, such extension of credit will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of the applicability of Prohibited Transaction Class Exemption 95-60, and (ii) the fiduciary making the decision on behalf of the Borrower (the “Plan Fiduciary”) with respect to the Credit Extension will be deemed to represent and warrant to the Lenders or the Agents (the “Transaction Parties”) that (i) none of the Transaction Parties, nor any of their affiliates, has provided any investment advice on which it has relied in connection with the Credit Extensions, and the Transaction Parties are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Borrower or the Plan Fiduciary in connection with the Credit Extensions; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction. For the avoidance of doubt the assets of the Borrower refers to its unconsolidated assets.

Section 5.08   Margin Regulations~~Margin Regulations~~. Neither such Credit Party nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock does not constitute more than 25% of the value of the consolidated assets of such Credit Party and its Restricted Subsidiaries. None of the proceeds of the Revolving Loans will be used to acquire Margin Stock. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Revolving Loans) will violate or result in a violation of Regulation U or X of the FRB.

Section 5.09  Title to Properties. Each of such Credit Party and its Restricted Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid license rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other personal property), all of their respective properties and assets necessary in the ordinary conduct of their respective businesses, except for any failure of any of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

Section 5.10  Taxes~~Taxes~~. Such Credit Party and each of its Restricted Subsidiaries have timely filed all U.S. federal income Tax, other income Tax and other Tax returns and reports required to be filed, and have paid all federal income Tax, other income Tax and other Taxes levied or imposed upon it or its properties, income or assets that have become due and payable (including in its capacity as a withholding agent) when due and payable, except those that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with SAP or GAAP, as applicable (provided that such contest effectively suspends collection of the same and enforcement of any Lien securing the same) or those the failure to so file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no current or proposed Tax audit, assessment, deficiency or other claim or proceeding against such Credit Party or any of its Restricted Subsidiaries that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11   Financial Condition~~.~~.

(a)            Each of the Historical Financial Statements:

(i)           was prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year-end and audit adjustments and the absence of footnote disclosure;

(ii)        fairly presents in all material respects the financial condition, results of operations, cash flows and changes in shareholders’ equity of Holdings and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii)          in the case of the Historical Financial Statements, shows all material Indebtedness and other material Contingent Obligations, of Holdings and its consolidated Subsidiaries as of the date thereof.

(b)          Each of (i) the December 31, 2020 Annual Statement of each Insurance Subsidiary, and (ii) the March 31, 2021 Quarterly Statement of each Insurance Subsidiary (the “Historical Statutory Statements”):

(i)           was prepared in accordance with SAP, except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year-end adjustments; and

(ii)           was in all material respects in compliance with applicable Requirements of Law when filed and present fairly in all material respects the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and changes in Capital and Surplus of the respective Insurance Subsidiaries covered thereby for the respective periods then ended.

Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Statutory Statement.

(c)           Since December 31, 2020, no event, circumstance or change has occurred that has caused or evidences, or would reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect.

Section 5.12    Environmental Matters~~.~~.

(a)          All real properties owned or leased by such Credit Party or any of its Restricted Subsidiaries have been, and continue to be, owned or operated by such Credit Party and its Restricted Subsidiaries in compliance with all Environmental Laws, except where failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(b)          There have been no past, and there are no pending or, to the Knowledge of such Credit Party, threatened, Environmental Claims against such Credit Party or any of its Restricted Subsidiaries, except for such Environmental Claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)           There has been no Release of Hazardous Materials at, on, under or from any real property now or, to the Knowledge of such Credit Party, previously owned or leased by such Credit Party or any of its Restricted Subsidiaries that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.

(d)         Such Credit Party and each of its Restricted Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations required under any Environmental Law to own and operate their real property or to conduct their businesses except where failure to obtain or comply with the foregoing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e)           There are no underground or above-ground storage tanks, active or abandoned, including petroleum storage tanks, on or under any real property now owned or leased by such Credit Party or any of its Restricted Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(f)          To the Knowledge of such Credit Party, neither such Credit Party nor any of its Restricted Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location that would reasonably be expected to result in liability of such Credit Party or any of its Restricted Subsidiaries under any Environmental Law, except any such liability which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(g)          To the Knowledge of such Credit Party, there are no polychlorinated biphenyls or friable asbestos present at any real property now owned or leased by such Credit Party or any of its Restricted Subsidiaries that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

Section 5.13   Investment Company Act of 1940. Neither such Credit Party, nor any of its Restricted Subsidiaries, is required to register as an investment company under the Investment Company Act of 1940.

Section 5.14   Subsidiaries~~.~~.

(a)           The Capital Stock of each of such Credit Party and its Restricted Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 5.14(a), as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which such Credit Party or any of its Restricted Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of such Credit Party or any of its Restricted Subsidiaries outstanding which upon conversion or exchange would require, the issuance by such Credit Party or any of its Restricted Subsidiaries of any additional membership interests or other Capital Stock of such Credit Party or any of its Restricted Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of such Credit Party or any of its Restricted Subsidiaries.

(b)           Schedule 5.14(b) sets forth the name of, and the ownership interest of Holdings (or the applicable Subsidiary) in, each of its Subsidiaries and identifies each Subsidiary that is a Foreign Subsidiary and/or an Insurance Subsidiary, in each case as of the Effective Date. All Holdings’ Subsidiaries are, and will at all times be, fully consolidated in its consolidated financial statements.

Section 5.15   Insurance and Other Licenses~~.~~.

(a)         To such Credit Party’s Knowledge, no License that is required to be obtained in order to be an insurer or a reinsurer of any Insurance Subsidiary, the loss of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To such Credit Party’s Knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.

(b)           Such Credit Party and each of its Restricted Subsidiaries has all governmental licenses, authorizations, consent, and approvals (i) to own, lease or operate its assets and to conduct its business and (ii) in the case of a Credit Party, to perform its obligations, if any, under the Loan Documents to which it is a party; except, in each case referred to in this clause (b), to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.16   Full Disclosure~~.~~.

(a)           As of the Effective Date, all written or formally presented information (other than financial projections) provided by such Credit Party to the Lenders in connection with the Transactions on or prior to the Effective Date is, when taken as a whole with all other information so provided, complete and correct in all material respects and when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading. As of the Effective Date, there are no facts known to such Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and written statements furnished to Lenders on or prior to the Effective Date for use in connection with the Transactions.

(b)           As of the Effective Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 4.01(j) is true and correct in all respects.

Section 5.17   Solvency~~Solvency~~. As of the Effective Date and immediately after the Transactions to occur on the Effective Date are consummated:

(a)        the fair value of the assets of Holdings and its Restricted Subsidiaries, on a consolidated basis, exceeds the fair value of their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis;

(b)          the present fair saleable value of the property of Holdings and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured;

(c)          Holdings and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured;

(d)          Holdings and its Restricted Subsidiaries, on a consolidated basis, do not intend to incur, nor believe that they will incur on or immediately following the Effective Date, debts, including current obligations, beyond their ability to pay such debts as they become absolute and matured; and

(e)           Holdings and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

Section 5.18  Insurance~~Insurance~~. Other than as would not reasonably be expected to have a Material Adverse Effect, the insurance maintained by or reserved on the books of such Credit Party and its Restricted Subsidiaries is sufficient to protect such Credit Party and its Restricted Subsidiaries and their respective directors and officers against such risks as are usually insured against in accordance with industry practice by companies in the same or similar business.

Section 5.19   Anti-Corruption Laws; OFAC; Anti-Terrorism Laws; PATRIOT Act~~.~~.

(a)         Such Credit Party and each of its Subsidiaries and, to the Knowledge of such Credit Party, each of such Credit Party’s and its Subsidiaries’ officers, directors and employees has conducted its business activities in material compliance with Anti-Corruption Laws. Each Insurance Subsidiary has instituted and maintains and will continue to maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws.

(b)           Neither such Credit Party nor any of its Subsidiaries or, to the Knowledge of such Credit Party, none of such Credit Party’s or any of its Subsidiaries’ officers, directors or employees has violated or is in violation of any applicable Anti-Money Laundering Law in any material respect.

(c)           Neither such Credit Party nor any of its Subsidiaries or, to the Knowledge of such Credit Party, none of such Credit Party’s or any of its Subsidiaries’ officers, directors or employees is acting or benefiting in any capacity in connection with the Revolving Loans or the Letters of Credit (i) is an Embargoed Person or (ii) except as otherwise authorized by OFAC or any  other  relevant  sanctions  authority,  otherwise  permitted  for  U.S. persons  by  a U.S. Governmental Authority or by any rule, regulation or order of a U.S. Governmental Authority, will use any proceeds of the Revolving Loans, or lend, contribute or otherwise make available such proceeds to any Person (A) for the purpose of financing the activities of or with any Person or in any country or territory that, at the time of funding or facilitation, is an Embargoed Person or (B) in any other manner that would result in a violation of Economic Sanctions Laws or Anti-Corruption Laws.

(d)          Except as otherwise authorized by OFAC or any other relevant sanctions authority, neither such Credit Party nor any of its Subsidiaries or, to the Knowledge of such Credit Party, none of such Credit Party’s or any of its Subsidiaries’ officers, directors or employees acting or benefiting in any capacity in connection with the Revolving Loans or the

Letters of Credit (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any applicable Economic Sanctions Laws or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any applicable Economic Sanctions Laws.

Section 5.20  Surplus Debenture Interest and Dividends. Neither such Credit Party nor any of its Restricted Subsidiaries has received any notice from the NAIC, any other Governmental Authority or any other insurance regulatory authority that its Insurance Subsidiaries will not be permitted to pay dividends or interest, as applicable, on any Surplus Debentures or Notes.

Section 5.21  Use of Proceeds~~Use of Proceeds~~. Such Credit Party will use the proceeds of the Revolving Loans (i) only in compliance (and not in contravention of) applicable laws and each Loan Document, and (ii) for working capital and general corporate purposes of Holdings and its Subsidiaries.

Section 5.22  Affected Financial Institution. No Credit Party is an Affected Financial Institution.

ARTICLE 6
Affirmative Covenants

Until all principal of and interest on each Revolving Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent indemnification obligations not yet due and payable), all Revolving Commitments have been terminated and all Letters of Credit have been cancelled or have expired (or Cash Collateralized at the Minimum Cash Collateral Amount), each Credit Party, as applicable, covenants and agrees with the Lenders that:

Section 6.01   Financial Statements~~Financial Statements~~. Holdings and/or the Borrower shall deliver to the Administrative Agent and each Lender:

(a)           as soon as available, and in any event within one hundred thirty-five (135) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2021, (i) the consolidated balance sheets of Holdings and its Restricted Subsidiaries as at the end of such Fiscal Year (including, any adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from the consolidated financial statements) and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Restricted Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year (to the extent corresponding figures for the previous Fiscal Year were prepared), all in reasonable detail and (ii) with respect to such consolidated financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Holdings and reasonably satisfactory to the Administrative Agent (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Restricted Subsidiaries, in each case, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(b)          as soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ended June 30, 2021, the consolidated balance sheets of Holdings and its Restricted Subsidiaries, as at the end of such Fiscal Quarter and the related consolidated statements of income and stockholders’ equity of Holdings and its Restricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (to the extent corresponding figures for the corresponding periods of the previous Fiscal Year were prepared), all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects, in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments), the financial position, the results of operations of Holdings and its Restricted Subsidiaries;

(c)          within two (2) Business Days after delivery to the applicable Department, and in any event not later than one hundred twenty-five (125) days after the close of each Fiscal Year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary on a stand-alone basis in each case, to the extent such Annual Statement is required to be delivered to the applicable Department, the stand-alone Annual Statement to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing (such audited Annual Statement to be delivered as soon as available but not later than June 15 of each Fiscal Year of such Insurance Subsidiary); provided that, no certification by any independent certified public accountants will be required with respect to SAP prescribed or permitted by the insurance commissioner (or other similar authority) in Bermuda;

(d)          within two (2) Business Days after delivery to the applicable Department, and in any event not later than fifty (50) days after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, copies of the Quarterly Statement of such Insurance Subsidiary, in each case, to the extent such Quarterly Statement is required to be delivered to the applicable Department, on a stand-alone basis, the stand-alone Quarterly Statement to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected therein;

(e)          promptly following the delivery to or receipt by Holdings or any of its Restricted Subsidiaries of any regular or periodic final Triennial Examination Reports, final risk adjusted capital reports or final results of any market conduct examination or examination by any

Department or the NAIC of the financial condition and operations of, or any final notice of any assertion as to violation of any Requirement of Law by, any Insurance Subsidiary, or any final report with respect to any Insurance Subsidiary (including any summary report from the NAIC with respect to the performance of such Insurance Subsidiary as measured against the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System as in effect from time to time) that would reasonably be expected to result in a Material Adverse Effect; and

(f)         within ninety-five (95) days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for each such Insurance Subsidiary that is provided to the applicable Department (or equivalent information should such Department no longer require such a statement), to the extent required by the applicable Department, as to the adequacy of reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary.

Section 6.02   Certificates; Other Information.   The Borrower shall furnish to the Administrative Agent, for further distribution to each Lender:

(a)           concurrently with the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a Compliance Certificate;

(b)          (i) on the Business Day immediately preceding the proposed date of issuance of any Collateralized Letter of Credit, (ii) if Collateralized Letters of Credit are outstanding during any calendar month, within ten (10) Business Days after the end of each such calendar month, (iii) as of the Commitment Termination Date, (iv) at and as of such other times as the Administrative Agent may reasonably request and (v) at such other times as the Borrower may desire, a Collateralized L/C Collateral Certificate;

(c)          promptly upon receipt thereof, copies of all final reports submitted to Holdings or any of its Restricted Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of Holdings or any of its Restricted Subsidiaries made by such accountants;

(d)           promptly, copies of all Forms 10-K and 10-Q that Holdings or the Borrower may file with the SEC, copies of all registration statements and prospectuses that Holdings or the Borrower may file with the SEC and copies of all other financial statements, proxy statements and regular, periodic or special reports (including Form 8-K) that Holdings or the Borrower may make to, or file with, the SEC, unless such copies have been publicly filed with the SEC and are available on the SEC’s website or have been posted to Holdings’ or the Borrower’s website (and notification of any such posting has been provided to the Administrative Agent);

(e)         (i) promptly and in any event within three (3) Business Days after learning thereof, notification of any changes after the date hereof in any rating given by S&P, Moody’s, Fitch or A.M. Best in respect of Holdings, any of its Restricted Subsidiaries or any of their Indebtedness or securities and (ii) promptly upon receipt thereof by Holdings or any Restricted Subsidiary, as applicable, a copy of any written communication from S&P, Moody’s or Fitch addressed to any Credit Party that would reasonably be expected to have an adverse effect on the then current Debt Rating; and

(f)           promptly, (i) such additional information regarding the business, financial or corporate affairs of Holdings or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, for itself or at the request of any Lender, may from time to time reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know-your-customer” and Anti-Money Laundering Laws, including the PATRIOT Act.

Documents required to be delivered pursuant to Section 6.01, this Section 6.02 or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents or provides a link thereto on Holdings’ website on the Internet; (ii) on which such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) on which such documents are made publicly available at www.sec.gov; provided that, with respect to clauses (ii) and (iii) of this paragraph, Holdings shall notify the Administrative Agent of the posting of any such documents and, solely with respect to clause (ii), provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower, Holdings or its Restricted Subsidiaries with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each of the Credit Parties hereby acknowledges that (a) the Administrative Agent will make available information and projections (collectively, “Borrower Materials”) to the Lenders by posting the Borrower Materials on IntraLinks or another similar secure electronic system (the “Platform”) and (b) certain of the Lenders may be “public side” Lenders that do not wish to receive MNPI (each, a “Public Lender”). Each of Holdings and the Borrower shall clearly designate as such all Borrower Materials provided to the Administrative Agent by or on behalf of Holdings or the Borrower which is suitable to make available to Public Lenders. If Holdings or the Borrower has not indicated whether Borrower Materials cannot be distributed to Public Lenders, the Administrative Agent reserves the right to post such Borrower Materials solely on that portion of the Platform designated for non-Public Lenders.

Section 6.03   Notices~~Notices~~. The Borrower shall promptly notify the Administrative Agent:

(a)           of the occurrence of any Default;

(b)         of any matter that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, including any of the following that would reasonably be expected to have a Material Adverse Effect: (i) any material breach or non-performance of, or any default under, a material Contractual Obligation of Holdings or any Restricted Subsidiary; (ii) the

commencement of, or any material development in, any litigation (including any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation against or involving Holdings or any of its Restricted Subsidiaries or any of its or their businesses or operations; (iii) the expiration without renewal, revocation, suspension or restriction of, or the institution of any proceedings to revoke, suspend or restrict, any License now or hereafter held by any Insurance Subsidiary that is required to conduct insurance business in compliance with all applicable laws and regulations; (iv) the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority, to the extent not prohibited from disclosing such information in accordance with any Requirement of Law; or (v) the issuance or adoption of any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally);

(c)        of the filing or commencement of, or the occurrence of any development in, any litigation or proceeding against any Credit Party that seeks to enjoin, prohibit, discontinue or otherwise impacts (i) the validity or enforceability of this Agreement or any of the other Loan Documents or (ii) the transactions contemplated hereby or thereby and, in the case of this subclause (ii), that would reasonably be expected to have a Material Adverse Effect;

(d)          of the occurrence of any of the following events affecting Holdings, any of its Restricted Subsidiaries or any ERISA Affiliate (but in no event more than ten (10) days after such event) and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Holdings, any of its Restricted Subsidiaries or any ERISA Affiliate with respect to such event:

(i)            an ERISA Event;

(ii)           the incurrence of any Unfunded Pension Liabilities of any Pension Plan;

(iii)          the adoption of or the commencement of contributions to any Pension Plan by Holdings, any of its Restricted Subsidiaries or any ERISA Affiliate; or

(iv)        the adoption of any amendment to a Single Employer Pension Plan, if such amendment results in a material increase in contributions or results in Unfunded Pension Liability;

provided that no such notice will be required under this Section 6.03(d) with respect to the occurrence of any such event if such occurrence does not result in, and is not reasonably expected to result in, any liability to Holdings, any of its Restricted Subsidiaries or any ERISA Affiliate that would reasonably be expected to result in a Material Adverse Effect.

(e)           of any material change in accounting policies or financial reporting practices by any Credit Party; and

(f)            (i) of the consummation of the IPO and (ii) of the identity of the IPO Entity, in each case, promptly after the occurrence of the IPO.

Each notice under this Section 6.03 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Holdings or any affected Restricted Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

Section 6.04  Preservation of Corporate Existence, Etc. Such Credit Party shall, and shall cause each of its Restricted Subsidiaries to (except as permitted by Section 7.02 or Section 7.06):

(a)          preserve and maintain in full force and effect its existence and good standing (but, with respect to such Credit Party or Restricted Subsidiary that is not incorporated, organized or formed under the laws of the United States of America, any State thereof or the District of Columbia, only to the extent such concept is applicable to such Credit Party or Restricted Subsidiary) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable; provided no Restricted Subsidiary (other than the Credit Parties) shall be required to preserve any such existence or good standing if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof would not reasonable be expected to result in a Material Adverse Effect; and

(b)          preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business, except, in the case of this clause (b), where such failure to preserve and maintain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.05  Insurance~~Insurance~~. Such Credit Party shall, and shall cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable independent insurers insurance against losses or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons and at commercially reasonable rates, except where such failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.06  Payment of Taxes and Claims. Such Credit Party will, and will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except (i) to the extent a failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) as is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with SAP and GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateralized L/C Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateralized L/C Collateral to satisfy such Tax or claim. Such Credit Party will not, nor will it permit any of its Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

Section 6.07  Compliance with Laws. Such Credit Party shall, and shall cause each of its Restricted Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, the PATRIOT Act and all applicable Environmental Laws and, with respect to any Credit Party incorporated in Bermuda and to the extent applicable, the Economic Substance Act 2018 and regulations promulgated thereunder), except (i) for such non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) as may be contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP.

Section 6.08  Compliance with ERISA. Such Credit Party shall, and shall cause each of its Restricted Subsidiaries and ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Pension Plan to maintain such qualification; and (c) make all required contributions to any Pension Plan, except where such failure to maintain as set forth in clause (a) or (b) or to make contributions as set forth in clause (c) would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 6.09  Inspection of Property and Books and Records. Such Credit Party shall, and shall cause each of its Restricted Subsidiaries to, (i) maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP or SAP, as applicable, consistently applied (except as stated therein) shall be made of all financial transactions and matters involving the assets and business of such Credit Party and such Restricted Subsidiary and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Credit Party or such Restricted Subsidiary, as the case may be. Such Credit Party shall permit, and shall cause each of its Restricted Subsidiaries to permit, representatives and independent contractors (subject to, in the case of representatives or independent contractors, such representatives or independent contractors executing confidentiality agreements in form reasonably satisfactory to Holdings) of the Administrative Agent or its designees, at the Borrower’s expense, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided that members of senior management will be notified and permitted to be present during any such meetings; and provided, further, that when an Event of Default exists the Administrative Agent or any Lender (through coordination with the Administrative Agent) may do any of the foregoing at any time during normal business hours and without advance notice; provided, further, that the Borrower shall not be required to reimburse the costs of the Administrative Agent and the Lenders collectively for more than one visit per Fiscal Year unless an Event of Default has occurred and is continuing.

Section 6.10  Information Regarding Collateralized L/C Collateral. The Credit Parties will furnish to the Administrative Agent prompt written notice of any change in (i) any Credit Party’s legal name or any Credit Party’s location (determined as provided in Section 9-307 of the Uniform Commercial Code), (ii) any Credit Party’s identity or corporate structure or (iii) any Credit Party’s Federal Taxpayer Identification Number of organizational identification number. The Credit Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateralized L/C Collateral as contemplated in the Collateralized L/C Security Documents.

Section 6.11  Use of Proceeds~~Use of Proceeds~~. The proceeds of the Revolving Loans shall be used for working capital and general corporate purposes of Holdings and its Subsidiaries.

Section 6.12  Additional Guarantors~~Additional Guarantors~~. If any Person becomes a Designated Subsidiary after the Effective Date, the Borrower will promptly, and in any event not later than ten (10) Business Days after such Person becomes a Designated Subsidiary, notify the Administrative Agent thereof and cause the Guarantee Requirement to be satisfied with respect to such Person, whereupon such Person will become a “Credit Party” and a “Guarantor” for purposes of the Loan Documents.

Section 6.13  Further Assurances~~Further Assurances~~. Each Credit Party will, and will cause each other Credit Party to, at the request of the Administrative Agent, execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, if applicable), that may be required under any applicable law to cause the Guarantee Requirement and the Collateralized L/C Collateral Requirement to be and remain satisfied, all at the Borrower’s expense. The Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateralized L/C Security Documents.

Section 6.14  Designation of Subsidiaries. The board of directors (or similar governing body) of Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary  or  any  Unrestricted  Subsidiary  as  a  Restricted  Subsidiary;  provided  that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, Holdings and its Subsidiaries shall be in compliance with Sections 7.09 and 7.10, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (iv) the Borrower shall deliver to the Administrative Agent at least five (5) Business Days prior to such designation a certificate of a Responsible Officer of Holdings, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating compliance with the foregoing clauses (i) through (iv) of this Section 6.14 and, if applicable, certifying that such subsidiary meets the requirements of an Unrestricted Subsidiary and (v) at least ten (10) days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and Anti-Money Laundering Laws, including the PATRIOT Act, with respect to such subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 6.15  Maintenance of Properties. Such Credit Party will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except to the extent a failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Section 6.16   Lender Meetings~~Lender Meetings~~. Holdings and the Borrower will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent) at such time during normal business hours as may be agreed to by Holdings and the Administrative Agent.

Section 6.17   Environmental~~.~~.

(a)           Environmental Disclosure. Holdings will deliver to the Administrative Agent and Lenders:

(i)           promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release of Hazardous Materials, which has a reasonable possibility of resulting in one or more Environmental Claims or otherwise having, individually or in the aggregate, a Material Adverse Effect, and (2) any remedial action taken by Holdings or any other Person in response to (A) any past, current, or threatened event or occurrence involving any Hazardous Materials, and any corrective action or response action with respect to any such event or occurrence, the existence of which would reasonably be expected to result in one or more Environmental Claims or otherwise have, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(ii)         as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (2) any Release of Hazardous Materials, which would reasonably be expected to result in one or more Environmental Claims or otherwise have, individually or in the aggregate, a Material Adverse Effect and (3) any occurrence or condition on any real property adjoining, or in the vicinity of, any real property which would reasonably be expected to result in one or more Environmental Claims or otherwise have, individually or in the aggregate, a Material Adverse Effect;

(iii)        prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that would reasonably be expected to (A) result in Environmental Claims the existence of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material governmental authorizations required under any Environmental Laws for their respective operations, except as could otherwise not reasonably be expected to have a Material Adverse Effect and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that would reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws, the existence of which would reasonably be expected to result in one or more Environmental Claims or otherwise have, individually or in the aggregate, a Material Adverse Effect; and

(iv)         with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 6.17(a).

(b)          Hazardous Materials Activities, Etc. Such Credit Party shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Restricted Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

ARTICLE 7
Negative Covenants

Until all principal of and interest on each Revolving Loan and all fees and other amounts payable hereunder have been paid in full (other than unmatured, surviving contingent indemnification obligations not yet due and payable), all Revolving Commitments have been terminated and all Letters of Credit have been cancelled or have expired (or Cash Collateralized at the Minimum Cash Collateral Amount), each Credit Party, as applicable, covenants and agrees with the Lenders that:

Section 7.01  Liens~~Liens~~. Such Credit Party shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume, incur or suffer to exist any Lien on any property now owned or hereafter acquired by it, except for the following:

(a)           Liens granted or to be granted by the Borrower under the Loan Documents;

(b)          Liens on assets of Insurance Subsidiaries and Subsidiaries thereof securing (x) Operating Indebtedness, (y) obligations under transactions entered into in connection with Insurance Investments and (z) statutory Liens on assets of Insurance Subsidiaries and Subsidiaries thereof;

(c)           collateral (x) securing Permitted Swap Obligations or (y) securing captive financing arrangements entered into by an Insurance Subsidiary;

(d)          Liens for Taxes not yet due or for Taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with SAP or GAAP;

(e)           Liens existing on the date hereof and listed on Schedule 7.01; provided that (i) such Lien shall not apply to any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the document creating such Lien) and (ii) the Indebtedness secured thereby is not increased;

(f)          Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(g)          Liens of mechanics, carriers, and materialmen and other like Liens imposed by law and arising in the ordinary course of business in respect of obligations that in the case of this clause (g) are not overdue for more than sixty (60) days or that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(h)           Liens incurred in connection with the collection or disposition of delinquent accounts receivable in the ordinary course of business;

(i)            Liens securing Capitalized Lease Liabilities or Purchase Money Debt in an aggregate principal amount not to exceed $75,000,000 at any time outstanding; provided that such Liens are limited to the assets financed thereby;

(j)           easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances incurred in the ordinary course of business that do not secure any monetary obligation and which do not materially interfere with the ordinary course of business of the Credit Parties and their Restricted Subsidiaries;

(k)         Liens on property of the Credit Parties and their Restricted Subsidiaries in favor of licensees and landlords securing licenses, subleases or leases of property not otherwise prohibited hereunder;

(l)            licenses, leases or subleases not otherwise prohibited hereunder granted to others not materially interfering in any material respect in the business of the Credit Parties and their Restricted Subsidiaries;

(m)          attachment or judgment Liens not constituting an Event of Default under Section 8.01(i);

(n)          Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;

(o)          Liens incurred to secure Cash Management Obligations incurred in the ordinary course of business and in an aggregate amount not to exceed $30,000,000 at any time outstanding and customary set-off rights in favor of depositary banks;

(p)          Liens attaching solely to cash earnest money deposits required to be made under the terms of any letter of intent or purchase agreement for the acquisition of stock, assets or property;

(q)          Liens arising out of deposits by Holdings or any Restricted Subsidiary of cash, securities or other property (other than any Capital Stock of any Restricted Subsidiary) securing obligations of such Person in respect of (i) trust arrangements formed in the ordinary course of business for the benefit of cedents to secure insurance and reinsurance recoverables owed to them by any Insurance Subsidiary, or (ii) other security arrangements in connection with reinsurance agreements in the ordinary course of business; and

(r)          other Liens on property (other than the Collateralized L/C Collateral) securing obligations with respect to Indebtedness not otherwise covered by any of clauses (a) through (q) of this Section 7.01; provided that the aggregate amount of all Indebtedness secured by Liens in reliance on this clause (r) shall not exceed the greater of (x) $450,000,000 and (y) 10% of the Net Worth of Holdings and its consolidated Restricted Subsidiaries at any time outstanding.

Notwithstanding the foregoing, none of the Credit Parties or Restricted Subsidiaries may directly or indirectly, create, assume, incur or suffer to exist any Lien on any Capital Stock of an Insurance Subsidiary now owned or hereafter acquired by it.

Section 7.02   Disposition of Assets. Such Credit Party shall not, nor shall it permit any of its Restricted Subsidiaries to, Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable with or without recourse and Capital Stock of any of its Restricted Subsidiaries whether newly issued or otherwise), except:

(a)           (i) Dispositions of inventory and equipment in the ordinary course of business and (ii) Dispositions of cash and Cash Equivalents in the ordinary course of business;

(b)           the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

(c)           Dispositions of Insurance Investments by any Insurance Subsidiary (or any Subsidiary of an Insurance Subsidiary) (i) in the ordinary course of business in compliance with the policies and procedures approved by the board of directors or the investment committee (or other applicable committee) of such Insurance Subsidiary (or such Subsidiary of an Insurance Subsidiary), or which were otherwise approved by such board of directors or committee, or (ii) to a special purpose entity in exchange for investments therein (provided that such special purpose entity shall not create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender to such special purpose entity has recourse to any of the assets of Holdings or any Restricted Subsidiary (other than the assets of such special purpose entity));

(d)         Dispositions by a Credit Party to a Credit Party or any of its Restricted Subsidiaries or by any Restricted Subsidiary to a Credit Party or any of its Restricted Subsidiaries;

(e)          (i) any Dispositions pursuant to a Reinsurance Agreement entered into in the ordinary course of business and (ii) any other Dispositions pursuant to a Reinsurance Agreement so long as the aggregate statutory profit and/or gains on insurance policy sales or other portfolio transfers resulting from all Dispositions described in this subclause (ii) consummated after the Effective Date do not exceed $800,000,000 in the aggregate during the term of this Agreement;

(f)            obsolete, surplus or worn out property disposed of by a Credit Party or any of its Restricted Subsidiaries in the ordinary course of business of such Person;

(g)            transfers resulting from any casualty or condemnation of property or assets;

(h)         licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business of the Credit Parties and their Restricted Subsidiaries and which do not materially interfere with the business of the Credit Parties and their Restricted Subsidiaries;

(i)           Dispositions of shares of Capital Stock in order to qualify members of the board of directors or equivalent governing body of a Credit Party or Restricted Subsidiary or such other nominal shares required to be held other than by such Credit Party or Restricted Subsidiary, as required by applicable law;

(j)            the sale, discount, forgiveness or other compromise of notes or other accounts in the ordinary course of business or in connection with collection thereof;

(k)          issuances of Capital Stock (i) by a directly or indirectly Wholly-Owned Subsidiary of Holdings to Holdings or to one or more Wholly-Owned Subsidiaries of Holdings (provided that except in compliance with Section 6.12 or Section 7.02(i), any direct Wholly-Owned Subsidiary of a Credit Party shall only issue Capital Stock to such Credit Party), (ii) by a non-Wholly-Owned Subsidiary of Holdings to the respective equity holders of such non-Wholly-Owned Subsidiary, on a pro rata basis or (iii) by the IPO Entity pursuant to the IPO and any Post-IPO Offerings (so long as no Event of Default shall have occurred and be continuing or would result therefrom); and

(l)          Dispositions not otherwise permitted hereunder (other than pursuant to Reinsurance Agreements, which shall be subject to the limitations in clause (e) above); provided that (i) the aggregate fair value of all property Disposed of in any Disposition made in reliance on this clause (l), together with the aggregate fair value of all other property Disposed of in reliance on this clause (l), shall not exceed 25% of the Consolidated Total Assets of Holdings and its Restricted Subsidiaries at the time of such Disposition, (ii) each Disposition made in reliance on this clause (l) shall be for fair market value and at least 75% of the consideration therefor shall be in the form of cash or Cash Equivalents and (iii) after giving effect to each Disposition made in reliance on this clause (l), Holdings and its Restricted Subsidiaries shall be in compliance with Sections 7.09 and 7.10.

Except as otherwise permitted in Section 7.06, notwithstanding the foregoing no Credit Party or Restricted Subsidiary shall Dispose of (whether in one or a series of transactions) or otherwise cease to hold any Capital Stock of (a)(i) any Subsidiary of Holdings that directly or indirectly owns any Capital Stock of any Insurance Subsidiary or (ii) any Insurance Subsidiary, in each case, whether newly issued or otherwise, other than in accordance with clause (i), (k) or (l) above or (b) GA Bermuda or CwA.

Upon consummation of a sale, transfer or other Disposition permitted under this Section 7.02, (i) Liens created under the Collateralized L/C Security Documents in respect of the assets Disposed of shall be automatically released and the Administrative Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower’s request and at the Borrower’s expense, such documentation as necessary to evidence the release of the Administrative Agent’s security interests, if any, in the assets being Disposed of, including amendments or terminations of Uniform Commercial Code financing statements and (ii) in the case of a sale, transfer or other Disposition permitted under this Section 7.02 of all of the Capital Stock of any Subsidiary that is a Guarantor to any Person other than Holdings or a Subsidiary of Holdings, the Guarantee of such Subsidiary shall be automatically released and the Administrative Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower’s request and at the Borrower’s expense, such documentation as necessary to evidence the release of the Guarantee of such Subsidiary; provided that the Borrower shall have provided to the Administrative Agent such certificates evidencing compliance with the Loan Documents as the Administrative Agent shall reasonably request. Notwithstanding anything to the contrary contained in this Section 7.02, (x) none of the Liens created under the Collateralized L/C Security Documents shall be released upon the IPO and (y) none of the Guarantees shall be released upon the IPO (other than the Guarantee of GAFL, if and only if, (1) the IPO Entity is not GAFL, and (2) prior to or substantially simultaneously with such release, the Guarantee Requirement has been satisfied with respect to the IPO Entity.

Section 7.03  Sales and Lease Backs. Such Credit Party shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party or Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Restricted Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party or Restricted Subsidiary to any Person (other than Holdings or any of its Restricted Subsidiaries) in connection with such lease.

Section 7.04  Transactions with Affiliates. Such Credit Party shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, enter into any transaction with any Affiliate of Holdings, other than (a) transactions no less favorable to such Credit Party or Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Holdings, (b) insurance transactions, intercompany pooling and other reinsurance transactions entered into in the ordinary course of business and consistent with past practice, (c) transactions between or among Holdings and its Restricted Subsidiaries and between or among Restricted Subsidiaries, (d) any Restricted Payment permitted by Section 7.07, (e) arrangements for indemnification payments for directors and officers of Holdings and its Restricted Subsidiaries, (f) intercompany transactions between or among GAFGL, KKR or any of its Subsidiaries, Holdings and Restricted Subsidiaries and between or among Restricted Subsidiaries, relating to any or all of the (i) provision of management services and other corporate overhead services, (ii) provision of personnel to other locations within Holdings’ consolidated group on a temporary basis, and (iii) provision, purchase or lease of services, operational support, assets, equipment, data, information and technology, that, in the case of any such intercompany transaction referred to in this clause (f), are subject to reasonable reimbursement or cost-sharing arrangements (as determined in good faith by Holdings), which reimbursement or cost-sharing arrangements may be effected through transfers of cash or other assets or through book-entry credits or debits made on the ledgers of each involved Subsidiary; provided that any such intercompany transaction is either (1) entered into in the ordinary course of business or (2) otherwise entered into pursuant to the reasonable requirements of the business of Holdings and the Restricted Subsidiaries, (g) transactions entered into in connection with the IPO or any Post-IPO Offerings (including various shareholder agreements), (h) ordinary-course business transactions (other than transactions of the type described in clause (c) or (f) above) that (A) do not involve the sale, transfer or other Disposition of operations or assets and (B) do not materially adversely affect the Lenders and (i) loans, Investments and guarantees among Holdings and the Restricted Subsidiaries to the extent not prohibited under this Article 7.

Section 7.05 Change in Business. Such Credit Party shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, engage in any business other than the businesses conducted by the Credit Parties and their Restricted Subsidiaries on the date of this Agreement or any business reasonably related, incidental or complementary thereto as reasonably determined by the board of directors of Holdings or such Person.

Section 7.06  Fundamental Changes~~Fundamental Changes~~. Such Credit Party shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, merge, consolidate, amalgamate or sell all or substantially all of the assets of any Credit Party or any of its Restricted Subsidiaries, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (a) any Restricted Subsidiary that is not a Credit Party may merge, consolidate, amalgamate or sell all or substantially all of its assets to another Restricted Subsidiary that is not a Credit Party; provided that, if either such Restricted Subsidiary is a direct Subsidiary of a Credit Party, the surviving entity or the transferee entity, as applicable, shall be a direct Subsidiary of a Credit Party; (b) any Restricted Subsidiary that is a Credit Party (other than the Borrower) may merge, consolidate, amalgamate or sell all or substantially all of its assets to another Restricted Subsidiary that is a Credit Party (including the Borrower); provided that the surviving entity or the transferee entity, as applicable, shall be a Credit Party; provided, further, that, in the event that any of the foregoing involves the Borrower, the surviving entity or the transferee entity, as applicable, shall be the Borrower; (c) the Borrower may merge, consolidate, amalgamate or sell all or substantially all of its assets to a Restricted Subsidiary owned directly by Holdings or the Borrower immediately prior to such transactions; provided that (i) the surviving entity of a merger with the Borrower or the transferee entity that receives all or substantially all of the Borrower’s assets, as applicable (the “Successor Entity”), shall be a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume all of the obligations of the Borrower under the Loan Documents pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, (ii) immediately after giving effect to such merger, consolidation, amalgamation or sale, as applicable, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation, amalgamation or sale, as applicable, shall execute and deliver a reaffirmation agreement with respect to its obligations under the other Loan Documents in form and substance reasonably satisfactory to the Administrative Agent, (iv) the Successor Entity shall provide the documentation and other information to the Administrative Agent as the Administrative Agent and the Lenders reasonably determine are required by bank regulatory authorities under applicable “know-your-customer” and Anti-Money Laundering Laws, including the PATRIOT Act; provided that, the Borrower shall have notified the Administrative Agent in writing at least seven (7) Business Days prior to such merger, consolidation, amalgamation or sale, as applicable, and each Lender shall have been provided with documentation and other information it reasonably determines are required by bank regulatory authorities under applicable “know-your-customer” and Anti-Money Laundering Laws, including the PATRIOT Act, at least five (5) Business Days prior to the consummation of such merger, consolidation, amalgamation or sale, as applicable, as has been reasonably requested in writing at least six (6) Business Days prior to such merger, consolidation, amalgamation or sale, as applicable, and (v) the Successor Entity shall deliver an officer’s certificate to the Administrative Agent to the effect that after giving effect to such merger, consolidation, amalgamation or sale, as applicable, no Default or Event of Default shall have occurred and be continuing or would result therefrom (it being understood and agreed that, if the foregoing conditions under clauses (i) through (v) are satisfied, the Successor Entity will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents); and (d) any of its Restricted Subsidiaries that is not a Credit Party may liquidate, wind up or dissolve so long as the assets of such Restricted Subsidiary are distributed to a Guarantor; provided that, no such action pursuant to clause (a), (b), (c) or (d) above is permitted if such action would reasonably be expected, in the judgment of Holdings, to (i) have a material adverse effect on the Lenders, (ii) be disproportionately beneficial to the holders of any Material Indebtedness of Holdings or its Restricted Subsidiaries as compared to the Lenders or (iii) be disproportionately adverse to the Lenders as compared to such other holders.

Section 7.07  Restricted Payments~~Restricted Payments~~. Such Credit Party shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, declare or pay any dividend on (or make any payment to a related trust for the purpose of paying a dividend), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of a Credit Party or such Restricted Subsidiary (or any related trust), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of a Credit Party or such Restricted Subsidiary (collectively, “Restricted Payments”), except that:

(a)          any of its Restricted Subsidiaries may declare or pay dividends with respect to its Capital Stock to Holdings and to any Wholly-Owned Subsidiary (and in the case of a non-Wholly-Owned Subsidiary, to Holdings and any of its Restricted Subsidiaries and to each other owner of Capital Stock or other equity interests of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests);

(b)           Holdings may pay dividends solely in the form of shares of its Capital Stock;

(c)           Holdings may make Restricted Payments so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(d)          Holdings may make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities, convertible or exchangeable for Capital Stock; and

(e)          Holdings may pay any dividend within ninety (90) days after the date of declaration thereof; provided that on the date of declaration such payment shall comply with one of the exceptions to this Section 7.07 listed in clauses (b) through (d) hereof.

Section 7.08          Prepayment of Certain Indebtedness; Modifications of Certain Agreements; Synthetic Purchase Agreements~~.~~.

(a)         Such Credit Party shall not, nor shall it suffer or permit any of its Restricted Subsidiaries to, pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property, and including optional prepayments and open market purchases) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance or termination of any Subordinated Indebtedness, other than (i) payment of regularly scheduled principal and interest payments as and when due in respect thereof, other than any payment prohibited by the subordination provisions thereof, (ii) to the extent the consideration thereof consists of Capital Stock of Holdings or (iii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(b)        Such Credit Party shall not, nor shall it permit any of its Restricted Subsidiaries to, amend, modify, waive or otherwise change, or consent to any amendment, modification, waiver or other change to, the subordination provisions within documents or instruments governing or evidencing any Subordinated Indebtedness in any manner adverse in any material respect to the Lenders.

(c)           Such Credit Party shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or modify its respective Organization Documents, other than any amendments or modifications which are not adverse in any material respect to the interests of the Lenders.

(d)        Such Credit Party shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

Section 7.09   Debt to Total Capitalization Ratio. Holdings shall not permit the Debt to Total Capitalization Ratio of Holdings as at the end of any Fiscal Quarter to be more than 35% for Holdings and its consolidated Restricted Subsidiaries.

Section 7.10  Holdings Net Worth. Holdings shall not permit the GAAP Net Worth of Holdings and its consolidated Restricted Subsidiaries, at all times when such calculations are available and, in any event, at the end of any calendar month, to be less than the sum of 70% of the Net Worth of GAFL and its consolidated Restricted Subsidiaries as of the last day of the Fiscal Quarter most recently ended prior to the Effective Date, plus 50% of the aggregate Net Income since the last day of the Fiscal Quarter most recently ended prior to the Effective Date for Holdings and its consolidated Restricted Subsidiaries (to the extent positive).

Section 7.11   Non-Contravention of OFAC~~.~~.

(a)          Such Credit Party shall not, and shall not permit any of its Restricted Subsidiaries or, to the Knowledge of such Credit Party, any of such Credit Party’s or any of its Subsidiaries’ officers, directors or employees to (i) become an Embargoed Person or (ii) except as otherwise authorized by OFAC or any other relevant sanctions authority, otherwise permitted for U.S. persons by a U.S. Governmental Authority or by any rule, regulation or order of a U.S. Governmental Authority, use any proceeds of the Revolving Loans, or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities of or with any Person or in any country or territory that is an Embargoed Person.

(b)          Except as otherwise authorized by OFAC or any other relevant sanctions authority, such Credit Party shall not and shall not permit any of its Restricted Subsidiaries or, to the Knowledge of Holdings or the Borrower, any of such Credit Party’s or any of its Subsidiaries’ officers, directors or employees to (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any applicable Economic Sanctions Laws or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

Section 7.12   Restrictive Agreements~~Restrictive Agreements~~. Such Credit Party shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition on (a) the ability of Holdings or any of its Restricted Subsidiaries to create or permit to exist any Lien on any of its property to secure the Obligations or (b) the ability of any of its Restricted Subsidiaries to pay dividends or other distributions with respect to any shares of its

Capital Stock (other than dividends or distributions on the Capital Stock of Holdings or the Borrower) or to make, repay or prepay intercompany loans or advances to Holdings or any other Restricted Subsidiary or to Dispose of assets to Holdings or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by applicable law (including pursuant to regulatory restrictions), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and under any document identified on Schedule 7.12 (but shall apply to any amendment or modification, or any extension or renewal, of any such restriction or condition that has the effect of making such restriction or condition materially more restrictive), (iii) the foregoing shall not apply to restrictions that are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness not prohibited by this Agreement, (iv) clause (a) of this Section 7.12 shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or other obligations permitted to be secured hereunder (including Capitalized Lease Liabilities and Purchase Money Debt) not prohibited by this Agreement if such restrictions or conditions apply only to the collateral securing such Indebtedness or such other obligations permitted to be secured hereunder, (v) clause (a) of this Section 7.12 shall not apply to customary provisions in leases or licenses or other contracts and agreements restricting the assignment, subletting or sublicensing thereof and (vi) this Section 7.12 shall not apply to (A) any of its Restricted Subsidiaries that is not a Wholly-Owned Subsidiary with respect to restrictions and conditions imposed by such Restricted Subsidiary’s Organization Documents or any related joint venture or similar agreement so long as any such restriction or condition applies only to such Subsidiary and to any Capital Stock in such Restricted Subsidiary, (B) restrictions and conditions imposed on any of its Restricted Subsidiaries in existence at the time such Restricted Subsidiary became a Subsidiary (but shall apply to any amendment or modification expanding the scope of any such restriction or condition which makes such restrictions and conditions, taken as a whole, materially more restrictive); provided that such restrictions and conditions (x) apply only to such Restricted Subsidiary and (y) were not imposed in anticipation of the Facility, (C) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case entered into in the ordinary course of business; provided that such provisions apply only to the assets that are the subject of such lease, sub-lease, license, sub-license or other agreement and shall not apply to any other assets of Holdings or any of its Restricted Subsidiaries and (D) restrictions on pledging joint venture interests included in customary provisions in joint venture agreements or arrangements and other similar agreements applicable to joint ventures.

Section 7.13  Holding Company Activities. Notwithstanding anything herein to the contrary, each of Holdings and the Borrower shall not (a) incur, directly or indirectly, any Indebtedness other than the Indebtedness not prohibited to be incurred by them under this Agreement; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens (x) created under the Collateralized L/C Security Documents to which it is a party and (y) permitted pursuant to Section 7.01; (c) engage in any business other than as permitted by this Agreement; (d) merge, consolidate or amalgamate with, or sell all or substantially all of its assets to, any other Person except as permitted by Section 7.06; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries other than as permitted to be disposed by them under this Agreement; or (f) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 7.14  Changes in Accounting Policies; Fiscal Year. Such Credit Party shall not, nor shall it permit any of its Restricted Subsidiaries to, (a) make any change to its accounting policies or reporting practices, except as required or permitted by GAAP or SAP or applicable securities laws or (b) change the last day of its fiscal year from December 31 of each year.

ARTICLE 8
Events of Default

Section 8.01   Events of Default. Each of the following shall constitute an “Event of Default”:

(a)          Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, any amount of principal of any Revolving Loans, or (ii) within five (5) Business Days after the same becomes due, any interest, fee or any other amount payable hereunder (including pursuant to Sections 2.02(h) or 2.02(l)(vi)) or under any other Loan Document; or

(b)        Representation or Warranty. Any representation or warranty by any Credit Party made or deemed made herein or in any other Loan Document (other than any Collateralized L/C Security Document) or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or contained in any certificate, document or financial or other written statement by a Credit Party, any Restricted Subsidiary or any Responsible Officer, furnished at any time in connection with this Agreement or in any other Loan Document (other than any Collateralized L/C Security Document) or any written amendment or modification hereof or thereof or waiver hereunder or thereunder, is incorrect in any material respect on or as of the date made or deemed made; or

(c)         Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.04(a) (with respect to corporate existence), or Article 7 on its part to be performed; or

(d)          Other Defaults. Any Credit Party or any of their Restricted Subsidiaries fails to perform or observe any other term or covenant contained in this Agreement (other than Section 2.02(l)(vi)) or any other Loan Document (other than any Collateralized L/C Security Document) on its part to be performed, and such default shall continue unremedied for a period of thirty (30) days after the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Required Lenders; or

(e)           Cross-Default.  (i) Any Credit Party or any of their Restricted Subsidiaries (A) fails to make any payment in respect of any Material Indebtedness (other than in respect of Swap Contracts), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) beyond the applicable grace or cure period thereunder or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness beyond the applicable grace or cure period thereunder if the effect of such failure, event or condition is to cause, or to permit (or, with the giving of notice or lapse of time or both, would permit) the holder or holders of any Material Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, any Material Indebtedness to be declared to be due and payable prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (x) any event of default under such Swap Contract as to which a Credit Party or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (y) any Termination Event (as so defined) as to which any Credit Party or any of their Restricted Subsidiaries is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by a Credit Party or such Restricted Subsidiary as a result thereof is greater than $75,000,000 (in the aggregate for all such Swap Contracts) beyond the applicable grace or cure period thereunder (and, in the case of clause (y), a Credit Party or such Restricted Subsidiary fails to pay such Swap Termination Value when due beyond the applicable grace or cure period thereunder); provided, however, that no Default or Event of Default shall be deemed to occur under clause (i)(B) of this Section 8.01(e) in respect of the failure to perform or observe any such condition or covenant, or the occurrence of any such event or existence of any such condition, under any agreement or instrument relating to any Material Indebtedness owing to the Federal Home Loan Bank of Boston that is cured, remedied or otherwise resolved within five (5) Business Days of the occurrence thereof and prior to such Material Indebtedness being declared to be due and payable prior to its stated maturity; or

(f)           Insolvency; Voluntary Proceedings. Any Credit Party or any Restricted Subsidiary of Holdings (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; (iv) applies for or consents to the appointment of a receiver, trustee, custodian, conservator, liquidator, provisional liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or for a substantial part of its assets; or (v) takes any corporate action to effectuate or authorize any of the foregoing; or

(g)          Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Restricted Subsidiary of Holdings, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Credit Party’s or any Restricted Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any Credit Party or any Restricted Subsidiary of Holdings admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief, the appointment of a liquidator or provisional liquidator or for winding-up (or other similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) any Credit Party or any Restricted Subsidiary of Holdings acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, provisional liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business; or (iv) any Credit Party or any Restricted Subsidiary of Holdings shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by any Governmental Authority; or

(h)          Pension Plans and Welfare Plans. With respect to any Single Employer Pension Plan or Multiemployer Plan, any ERISA Event has occurred that would reasonably be expected to result in the incurrence of liability by Holdings, or any of its Restricted Subsidiaries, or steps are taken to terminate any Multiemployer Plan and such termination would reasonably be expected to result in any liability of Holdings, or any of its Restricted Subsidiaries, where in any event, individually or in the aggregate, the liability incurred by Holdings and its Restricted Subsidiaries could have a Material Adverse Effect; or

(i)           Material Judgments. One or more monetary judgments or decrees shall be entered against any Credit Party or any of its Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of $75,000,000 or more, and all such judgments or decrees shall not have been paid, vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, or any action shall be taken by a judgment creditor to attach or levy upon any asset of any Credit Party or any of their Restricted Subsidiaries to enforce any such judgment or decree; or

(j)         Material Regulatory Matters. (i) Any Insurance Subsidiary shall not make a scheduled payment of interest or principal on any surplus note or similar form of indebtedness (due to actions (as opposed to any inaction) of any Governmental Authority), (ii) any Insurance Subsidiary’s ability to pay fees to its Affiliates under existing agreements (or extensions of existing agreements) shall be restricted (due to actions (as opposed to any inaction) of any Governmental Authority) or (iii) in any Fiscal Year, an Insurance Subsidiary’s ability to pay dividends to its stockholders is restricted in any manner (due to actions (as opposed to any inaction) of any Governmental Authority), other than by restrictions relating to dividends that apply generally to other insurance companies domiciled in the Insurance Subsidiary’s state of domicile under the insurance law of the state, and (1) in the cases of subclauses (i) through (iii)  above, such event or condition, together with all other such events or conditions, would reasonably be expected to have a Material Adverse Effect and (2) in each case, such event or condition was not in effect as of the date hereof; or

(k)           Change of Control. There occurs any Change of Control; or

(l)            Invalidity of Loan Documents. Any provision of any Loan Document (other than any Collateralized L/C Security Document), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or any Credit Party contests in writing the validity or enforceability of any provision of any Loan Document (other than any Collateralized L/C Security Document); or any Credit Party denies in writing that it has any further liability or obligation under any provision of any Loan Document (other than any Collateralized L/C Security Document), or purports to revoke, terminate or rescind any provision of any Loan Document (other than any Collateralized L/C Security Document).

Section 8.02   Remedies~~Remedies~~. If any Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

(a)           declare the obligation of each Lender to make extensions of the Revolving Loans or issuances, extensions or renewals of Letters of Credit to be terminated;

(b)          declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, whereupon such outstanding principal amount of the Revolving Loans, all interest accrued and unpaid thereon and all other amounts owing or payable hereunder or under any other Loan Document shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

(d)         exercise on behalf of itself and the Secured Parties all rights and remedies available to it and the Secured Parties under the Collateralized L/C Security Documents or applicable law;

provided that upon the occurrence of any event specified in Section 8.01(f) or Section 8.01(g) (upon the expiration of the 60-day period mentioned therein, if applicable), the obligation of each Lender to make Revolving Loans or issue, extend or renew Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 8.03  Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE 9
The Agents

Section 9.01  Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of the Administrative Agent, the Arrangers, the Bookrunners, the Syndication Agents, the Documentation Agents and the Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions (other than Sections 9.06 and 9.10).

Section 9.02  Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term

“Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03  Exculpatory Provisions~~Exculpatory Provisions~~. No Agent-Related Person shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent-Related Person:

(a)           shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)          shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that it is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent-Related Person shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent-Related Person to liability or that is contrary to any Loan Document or applicable law; and

(c)         shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or shall be liable for the failure to disclose, any information relating to Holdings or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, any Agent-Related Person or any of their respective Affiliates in any capacity.

No Agent-Related Person shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Person shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of such Agent-Related Person’s own gross negligence or willful misconduct. No Agent-Related Person shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent-Related Person by the Borrower or a Lender.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent-Related Person.

Section 9.04  Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05  Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub-agent selected by the Administrative Agent with reasonable care and to the Related Parties of the Administrative Agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent.

Section 9.06  Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor

Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.07  Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent-Related Person, any Arranger, any Bookrunner, any Syndication Agent, any Documentation Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent-Related Person, any Arranger, any Bookrunner, any Syndication Agent, any Documentation Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08  No Other Duties; Other Agents; Etc. Each of RBC and US Bank are hereby appointed Syndication Agents hereunder, and each Lender hereby authorizes RBC and US Bank to act as Syndication Agents in accordance with the terms hereof and the other Loan Documents. Each of BMO Harris Bank N.A., KeyBank National Association, The Bank of Nova Scotia and JPMorgan Chase Bank, N.A. are hereby appointed Documentation Agents hereunder, and each Lender hereby authorizes BMO Harris Bank N.A., KeyBank National Association, The Bank of Nova Scotia and JPMorgan Chase Bank, N.A. to act as Documentation Agents in accordance with the terms hereof and the other Loan Documents. The Syndication Agents, Documentation Agents and any other Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower. Anything herein to the contrary notwithstanding, none of the Arrangers, Bookrunners, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.09  Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of the Revolving Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.02, 2.08, 10.04 and 10.05) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c)          and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.02, 2.08, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10  Collateral and Guarantee Matters. No Secured Party shall have any right individually to realize upon any of the Collateralized L/C Collateral or to enforce any Guarantee, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. The Lenders irrevocably authorize the Administrative Agent to:

(a)         release (x) any Guarantor from the Guarantee or (y) any Lien on any property granted to or held by the Administrative Agent under any Loan Document, (i) upon payment in full of all Obligations (other than unmatured, surviving contingent indemnification obligations) and the termination of all Revolving Commitments and the cancellation or expiration of all Letters of Credit (or Cash Collateralization of outstanding Letters of Credit at the Minimum Cash Collateral Amount), (ii) as expressly permitted under the Loan Documents, (iii) in connection with a merger, consolidation, amalgamation or sale of all or substantially all of the assets of a Restricted Subsidiary that is a Guarantor with or to the Borrower in accordance with Section 7.06(b) or (iv) in the case of clause (y), subject to Section 10.01, if approved, authorized or ratified in writing by Lenders having or holding Revolving Exposure and unused Revolving Commitments representing more than 66-2/3% of the aggregate Revolving Exposure and unused Revolving Commitments of all Revolving Lenders (provided that the aggregate amount of

Revolving Exposure shall be determined with respect to any Defaulting Lender by disregarding the Revolving Exposure of such Defaulting Lender); and

(b)         subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(j).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of the Administrative Agent to release or subordinate its interest in particular types or items of property, pursuant to this Section 9.10.

Section 9.11  Indemnification of Agent-Related Persons. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the total Revolving Loans and unused Revolving Commitments held on the date on which indemnification is sought, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; and provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.11.  Without limitation of the foregoing, each Lender shall reimburse each Agent-Related Person upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent-Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that such Agent-Related Person is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.11 shall survive the payment of all other Obligations and the resignation of the Administrative Agent or any Agent-Related Person.

Section 9.12  Withholding Tax~~Withholding Tax.~~. To the extent required by any applicable law, the Administrative Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such

Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Article 9. The agreements in this Article 9 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

Section 9.13   Certain ERISA Matters~~.~~.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolving Loans, the Letters of Credit or the Revolving Commitments,

(ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Letters of Credit, the Revolving Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 9.14   Erroneous Payments~~.~~.

(a)          Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.14(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 9.14 shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative

Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)          Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)           In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in immediately available funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

(d)           In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Revolving Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.07 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)          Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.14 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Credit Party, except, in each case of clause (x) and this clause (y), to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations and (z) except to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making a payment on the Obligations, to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)           Each party’s obligations under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)         Nothing in this Section 9.14 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE 10
Miscellaneous

Section 10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required

Lenders object to such amendment, modification or supplement; provided, further, that no such amendment, waiver or consent shall:

(a)           extend or increase the Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 8.02) without the written consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default prior to the termination of the Revolving Commitments pursuant to Section 8.02 shall constitute an increase in any Revolving Commitment of any Lender;

(b)          postpone or delay the maturity of the Revolving Loans or any reimbursement obligation in respect of any Letter of Credit or any date for the payment of any interest, premium or fees due to the Lenders (or any of them) hereunder or under any other Loan Document, or reduce the amount of, or rate, as applicable, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby (other than as a result of waiving (i) an Event of Default in accordance with the terms hereof, (ii) default interest hereunder to the extent a waiver of the underlying default giving rise to such default interest does not require a vote of all Lenders or (iii) a mandatory prepayment to be made hereunder); provided that, for the avoidance of doubt, the provisions of Section 3.05(b) shall not be deemed to be a reduction of the amount of, or rate of, interest payable on any Revolving Loan;

(c)          amend the definition of “Required Lenders” or “Pro Rata Share” without the consent of each Lender; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Effective Date without the written consent of each Lender;

(d)          amend the definition of “Interest Period” to permit Interest Periods with a duration of longer than six months without the written consent of each Lender;

(e)          release all or substantially all of the Collateralized L/C Collateral from the Collateralized L/C Liens or any Guarantor from the Guarantee except as expressly permitted under the Loan Documents (including Section 9.10(a)) and except in connection with a “credit bid” undertaken by the Administrative Agent at the direction of the Required Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or other sale or disposition of assets in connection with an enforcement action with respect to the Collateralized L/C Collateral, as applicable, permitted pursuant to the applicable Loan Documents (in which case only the consent of the Required Lenders will be needed for such release), without the written consent of each Lender;

(f)          extend the stated expiration date of any Letter of Credit beyond the Commitment Termination Date without the written consent of each Lender and the Administrative Agent, unless all such Letters of Credit are Cash Collateralized at the Minimum Cash Collateral Amount in accordance with Section 2.02(a)(vi);

(g)         amend this Section 10.01, or any other provision of this Agreement that by its express terms requires the consent of all or all affected Lenders, without the written consent of each Lender or each affected Lender, as applicable;

(h)           subject to Section 2.12, change Section 2.11 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(i)            consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Loan Document without the written consent of each Lender;

(j)          amend, modify or waive this Agreement or the Guarantee Agreement so as to alter the ratable treatment of Obligations arising under the Loan Documents and Guaranteed Obligations arising under the Guaranteed Swap Contracts or the definition of “Guaranteed Swap Contract”, “Obligations” or “Guaranteed Obligations” in each case in a manner adverse to any contractual counterparty to any such Guaranteed Swap Contract with Guaranteed Obligations then outstanding without the written consent of any such contractual counterparty;

(k)          modify (i) the Collateralized L/C Aggregate Collateral Amount or any component thereof with the effect of increasing the Collateralized L/C Aggregate Collateral Amount or (ii) the Minimum Collateralized L/C Aggregate Collateral Amount or any component thereof with the effect of decreasing the Minimum Collateralized L/C Aggregate Collateral Amount, in each case, without the written consent of each Lender; or

(l)          amend, modify, terminate or waive any provision of the Loan Documents as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the consent of the Administrative Agent;

provided, further, that (i) no such agreement shall, unless in writing and signed by the Administrative Agent, in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document (except with respect to the removal of the Administrative Agent) and (ii) any fee agreement referred to in Section 2.08 may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except for any amendment, waiver or consent pursuant to Section 10.01(a), (b) or (c).

Section 10.02  Notices~~.~~.

(a)        Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic transmission). All such written notices shall be mailed, emailed, faxed or delivered to the applicable address, facsimile number (provided that any matter transmitted by the Borrower by facsimile (1) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (2) shall be followed promptly by delivery of a hard copy original thereof) or  (subject  to  clause (c)  below)  electronic mail  address,  and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Borrower, any other Credit Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)          if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile or electronic mail, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of clause (c) below), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)           Electronic Communications:

(1)        Notices and other communications to the Administrative Agent, and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to the Administrative Agent or any Lender pursuant to Article 2 if such Person has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing subclause (i) of notification that such notice or communication is available and identifying the website address therefor.

(2)          Holdings and each of its Subsidiaries understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent.

(3)           The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agent-Related Persons warrant the accuracy, adequacy or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications, except for such losses, costs, expenses or liabilities as are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects is made by the Agent-Related Persons in connection with the Platform or the Approved Electronic Communications.

(4)          Holdings, each of its Subsidiaries and each Lender agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(c)          The Agent-Related Persons and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, out-of-pocket expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower; provided that such indemnity shall not, as to any such Person, be available to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.04  Costs and Expenses. The Borrower agrees to pay or reimburse (a) the Administrative Agent, each Arranger, each Bookrunner and each Syndication Agent, in each case together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates, for all reasonable costs and out-of-pocket expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents, including all Attorney Costs, which Attorney Costs shall be limited to the reasonable fees and reasonable disbursements of Milbank LLP and, if reasonably necessary (in the sole discretion of the Administrative Agent), a single local counsel in each appropriate jurisdiction and a single insurance regulatory counsel, collectively, for each of the foregoing Persons, (b) each Agent-Related Person for all reasonable costs and out-of-pocket expenses incurred in connection with any amendment, waiver, consent or other modification of the provisions hereof and thereof and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which Attorney Costs shall be limited to the reasonable fees and reasonable disbursements of a single primary counsel and, if reasonably necessary (in the sole discretion of the Administrative Agent), a single local counsel in each appropriate jurisdiction and a single insurance regulatory counsel, collectively, for each Agent-Related Person, and (c) each Agent-Related Person and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement (including this Section 10.04) or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including in any Insolvency Proceeding or appellate proceeding), including all reasonable fees, expenses and disbursements of any law firm or other external legal counsel. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes (other than income taxes) related thereto and other out-of-pocket expenses incurred by each Agent-Related Person and the cost of independent public accountants and other outside experts (subject to the limitations above) retained by such Agent-Related Person or any Lender, as applicable. All amounts due under this Section 10.04 shall be payable within ten (10) Business Days after written demand therefor. The agreements in this Section 10.04 shall survive the repayment of the Revolving Loans and the other Obligations.

Section 10.05  Borrower Indemnification; Damage Waiver~~.~~.

(a)           Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless the Administrative Agent, each Arranger, each Bookrunner, each Syndication Agent, each Documentation Agent, each Lender and their respective Affiliates, and the directors, officers, employees, agents and partners (to the extent such Person is a partnership) of such Persons and Affiliates involved with the Transactions (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, charges and costs, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever (including those arising from or relating to any environmental matters) that may at any time be imposed on, incurred by or asserted against any such Indemnified Person by any third party or by the Borrower or any other Credit Party (x) that directly or indirectly owns the equity interests of the Borrower or (y) whose equity interests are owned directly or indirectly by the Borrower, in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Revolving Commitment, Revolving Loan or Letter of Credit or the use or proposed use of the proceeds therefrom, (iii) any Environmental Liability related to Holdings or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnified Person; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (including Attorney Costs) (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person in connection with or as a result of the transactions hereunder or (B) arise out of or are in connection with any claim, litigation, loss or proceeding not involving an act or omission of Holdings or any of its Subsidiaries (other than an Indemnified Person) and that is brought by an Indemnified Person against another Indemnified Person (other than against the Administrative Agent, any Arranger, any Bookrunner, any Syndication Agent or any Documentation Agent in their capacities as such or any other Indemnified Person in performing the services that are the subject of the Loan Documents). No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement other than for any direct damages (and specifically excluding indirect, consequential, special or punitive damages) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. Neither any Credit Party nor any Indemnified Person will have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Credit Party’s or such Indemnified Person’s activities related to the transactions hereunder; provided that, that nothing contained in this sentence shall limit the Credit Parties’ indemnification obligations hereunder to the extent such indirect, consequential, special or punitive damages are included in any third-party claim whereby any Indemnified Person is entitled to indemnification hereunder. All amounts due under this Section 10.05 shall be payable within thirty (30) days after written demand therefor together with, if requested by the Borrower, backup documentation supporting such indemnification request. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations.

(b)         No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for any direct damages (and specifically excluding indirect, consequential, special or punitive damages) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

Section 10.06  Marshaling; Payments Set Aside. Neither of the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment to the Administrative Agent or the Lenders (or to the Administrative Agent on behalf of the Lenders), or the Administrative Agent or any Lender enforces any security interests or exercises any right of set-off, and such payment or the proceeds of such enforcement or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

Section 10.07  Assignments, Successors, Participations, Etc~~.~~.

(a)         Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder (except as expressly permitted in Section 7.06) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b) or (ii) by way of participation in accordance with the provisions of Section 10.07(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (as defined below) to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and Revolving Loans at the time owing to it (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Revolving Loan and any related Revolving Commitments)); provided that:

(i)           except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Loans or Revolving Commitment at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund

with respect to a Lender, the aggregate amount of the Revolving Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing under Section 8.01(a), (f) or (g), the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof;

(ii)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loans or the Revolving Commitments assigned under this Agreement;

(iii)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption; such Assignment and Assumption to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually) and (B) delivered together with a processing and recordation fee of $[**], unless waived or reduced by the Administrative Agent in its sole discretion; provided that, no processing and recordation fee shall be payable in connection with an assignments by or to any Arranger or its Affiliates; and

(iv)          if the Eligible Assignee shall not be a Lender, (A) the relevant assignor, at the time that it notifies the Administrative Agent of such proposed assignment, shall deliver to the Administrative Agent a duly executed Form W-9 of the proposed Eligible Assignee and (B) such Eligible Assignee shall deliver to the Administrative Agent an administrative questionnaire, in the form prescribed by the Administrative Agent.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, (provided that, with respect to circumstances in effect on the effective date of such Assignment and Assumption, an Eligible Assignee shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive had the assignment not taken place) and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at their expense) shall execute and deliver a Revolving Loan Note to the assignee Lender. Any assignment or

[**] = Certain information contained in this document, marked by “[**]”, has been excluded because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)         Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal and interest amounts of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender (with respect to its own interests in the Facility only) at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d)          Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Natural Person or the Borrower, Holdings or any Affiliate or Subsidiary of the Borrower or Holdings (other than Goldman Sachs & Co. LLC and any lending affiliates thereof, but excluding Holdings and its Subsidiaries) or any Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Except to the extent limited by Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (subject to the limitations and requirements of such Sections (including Section 3.01(e) and Section 3.01(f)) and Section 3.07, as if such Participant were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.

Each Lender that sells a participation pursuant to this Section 10.07(d) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest with respect to the Revolving Loans or other obligations under the Loan Documents (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Revolving Commitments, Revolving Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Revolving Commitment, Revolving Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)          Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant; provided that this Section 10.07(e) shall not apply if the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(f)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Loan Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank of similar function having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.08 Confidentiality~~Confidentiality~~. The Administrative Agent, each Arranger, each Bookrunner, each Syndication Agent, each Documentation Agent and each Lender shall maintain the confidentiality of all information provided to it by or on behalf of Holdings or any Subsidiary, or by the Administrative Agent on Holdings’ or such Subsidiary’s behalf, under this Agreement or any other Loan Document, it being understood and agreed by the Credit Parties that, in any event, the Administrative Agent may disclose such information to the Lenders and the Administrative Agent, each Arranger, each Bookrunner, each Syndication Agent, each Documentation Agent and each Lender may make disclosures thereof to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Person on breach of the provisions of this Section 10.08, or (ii) was or becomes available on a non-confidential basis from a source other than Holdings or its

Subsidiaries; provided that such source is not bound by a confidentiality agreement with Holdings or any of its Subsidiaries known to such Person; provided, further, that the Administrative Agent, any Arranger, any Bookrunner, any Syndication Agent, any Documentation Agent or any Lender may disclose such information (a) at the request or pursuant to any requirement of any Governmental Authority or representative thereof to which such Person is subject (including the NAIC) or in connection with an examination of such Person by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable Requirement of Law; (d) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (e) to such Person’s independent auditors and other professional advisors on a confidential basis; (f) to any Participant, Lender or Eligible Assignee, actual or potential; provided that such Person agrees to be bound by the terms of this Section 10.08 (or language substantially similar to this Section 10.08) which agreement may be pursuant to customary syndication practice; (g) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Holdings or any Subsidiary is party with such Lender or such Affiliate; (h) to its Affiliates and to their respective officers, directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts or agents who need to know such information and who have been informed of the confidential nature thereof (and to other Persons authorized by a Lender or the Administrative Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.08); (i) to any other party to this Agreement; (j) to any pledgee referred to in Section 10.07(f) or any direct or indirect contractual counterparty or prospective counterparty (or such counterparty’s or prospective counterparty’s professional advisor) to any swap or derivative transaction relating to the Revolving Loans who have been informed of the confidential nature of the information; (k) to Moody’s and S&P and other rating agencies in connection with the ratings contemplated by the Loan Documents; (l) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Loans and (m) with the consent of the Borrower. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, and on a need to know and confidential basis, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. In the case of confidential information received from Holdings or any Subsidiary after the date hereof, such information shall be clearly identified at the time of delivery as confidential. In the case of clauses (b) and (c), the disclosing party shall give notice of such disclosure to the Borrower (other than any disclosure in connection with routine bank examinations), to the extent not otherwise prohibited by any Requirement of Law.

Section 10.09  Set-off~~Set-off~~. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or Affiliate to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured; provided that neither any Lender nor any of its Affiliates shall be entitled to exercise any such set off with respect to any trust, tax reserve, employee benefit or payroll account. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.10  Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

Section 10.11  Effectiveness; Counterparts. (a) This Agreement shall become effective upon (i) the execution of a counterpart hereof by each of the parties hereto, (ii) the receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof and (iii) the satisfaction or waiver of the conditions precedent set forth in Section 4.01. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

(a)          Electronic Signatures. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent, provided that, the Administrative Agent hereby agrees to accept, and hereby consents to the use of, electronic signatures to this Agreement from all parties hereto.  Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.  Upon the request of the Administrative Agent or any Lender, any

Electronic Signature shall be followed by a manually executed counterpart thereof, if and when reasonably practicable.

Section 10.12  Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf, and shall continue in full force and effect as long as the Revolving Loans or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.13  Severability~~Severability~~. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lenders in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Section 10.14 Replacement of Defaulting Lenders and Non-Consenting Lenders. If any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)           the Administrative Agent shall have received the assignment fee specified in Section 10.07(b) from the Borrower; and

(b)          such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.06(c), 3.01, 3.03 and 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

No action by or consent of a Defaulting Lender or a Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the

Borrower, the Administrative Agent, such Defaulting Lender or such Non-Consenting Lender and the replacement Lender shall otherwise comply with this Section 10.14; provided that if such Defaulting Lender or such Non-Consenting Lender does not comply with this Section 10.14 within one (1) Business Day after the Borrower’s request, compliance with this Section 10.14 shall not be required to effect such assignment.

Section 10.15 Governing Law; Jurisdiction; Consent to Service of Process~~.~~.

(a)           This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Credit Party that is organized under the laws of a jurisdiction outside the United States hereby appoints the Borrower, and the Borrower hereby accepts such appointment, as agent for service of process of each such Credit Party in any matter related to this Agreement or the other Loan Documents. Nothing in any Loan Document shall affect any right that any Lender or the Administrative Agent may otherwise have to bring any action or proceeding relating to any Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

(c)          Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in clause (b) of this Section 10.15. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)          To the extent permitted by applicable law, each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in any Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.16  Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER FOUNDED IN

CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO OR OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 10.17  PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the PATRIOT Act.

Section 10.18  Entire Agreement~~Entire Agreement~~. This Agreement, together with the other Loan Documents and any separate agreements with respect to fees payable to the Administrative Agent, the Arrangers and the Bookrunners, embodies the entire agreement and understanding among the Credit Parties, the Lenders and the Administrative Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Notwithstanding the foregoing, other than the provisions of the Fee Letters and those provisions of the Commitment Letter which by the terms of the Commitment Letter remain in full force and effect after execution and delivery of the Loan Documents, on the Effective Date, all of the obligations of the Arrangers, Bookrunners and engagement parties under the Commitment Letter shall terminate and be superseded by the Loan Documents and the Arrangers, Bookrunners and engagement parties under the Commitment Letter shall be released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.

Section 10.19  Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.20 Obligations Several; Independent Nature of Lenders Right. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.21  No Fiduciary Duty.   The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

Section 10.22  Judgment Currency~~.~~.

(a)           This is an international loan transaction in which the specification of a particular currency (the “Specified Currency”) and place of payment (the “Specified Place”) is of the essence, and the obligation of each Credit Party under this Agreement to make payment to or for account of a Guaranteed Party in the Specified Currency shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Guaranteed Party in the Specified Place of the full amount of the Specified Currency payable to such Guaranteed Party under this Agreement.

(b)          If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Judgment Currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Specified Currency at the principal office of the Administrative Agent in the Specified Place with the Judgment Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Credit Party in respect of any such sum due from it to the Administrative Agent or any Guaranteed Party (the “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Judgment Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer of the Specified Currency to the Specified Place with the amount of the Judgment Currency so adjudged to be due; and each Credit Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

Section 10.23 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.24  ~~Acknowledgement~~Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Guaranteed Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)           As used in this Section 10.24, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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